IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:                                                     )     Chapter 11
                                                           )
MET-COIL SYSTEMS CORPORATION,                              )
                                                           )
                                    Debtor.                )     Case No. 03-12676 (MFW)
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FOURTH AMENDED DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE FOR THE FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION PROPOSED BY MET-COIL SYSTEMS CORPORATION AND MESTEK, INC., AS CO-PROPONENTS

THE FOURTH AMENDED PLAN, ATTACHED AS EXHIBIT A TO THIS FOURTH AMENDED DISCLOSURE STATEMENT, PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS UNDER SECTION 105 OF THE BANKRUPTCY CODE THAT RESULT IN THE CHANNELING OF ALL ALLEGED TCE-RELATED PERSONAL INJURY CLAIMS (DEFINED HEREIN AS TCE PI TRUST CLAIMS) AGAINST MET-COIL SYSTEMS CORPORATION AND THE PROTECTED PARTIES, INCLUDING MESTEK, INC., INTO A TCE PI TRUST, AND THIRD PARTY RELEASES IN FAVOR OF THE MESTEK AFFILIATES

DATED: June 22, 2004

GOLDBERG KOHN BELL BLACK ROSENBLOOM & MORITZ, LTD.              GREENBERG TRAURIG, LLP
Ronald Barliant                                                 Keith J. Shapiro
Kathryn A. Pamenter                                             Nancy A. Peterman
Gerald F. Munitz                                                Nancy A. Mitchell
55 East Monroe Street, Suite 3700                               77 West Wacker Drive, Suite 2500
Chicago, IL  60603                                              Chicago, IL  60601
Telephone: (312) 201-4000                                       Telephone: (312) 456-8400
Facsimile: (312) 332-2196                                       Facsimile: (312) 456-8435

- and -                                                         - and -

MORRIS, NICHOLS, ARSHT & TUNNELL                                GREENBERG TRAURIG, LLP
Eric D. Schwartz (No. 3134)                                     Scott D. Cousins (No. 3079)
1201 North Market Street                                        The Brandywine Building
Wilmington, DE  19899-1347                                      1000 West Street, Suite 1540
Telephone: (302) 658-9200                                       Wilmington, DE 19801
Facsimile: (302) 658-3989                                       Telephone: (302) 661-7000
                                                                Facsimile: (302) 661-7360
Attorneys for the Debtor and Debtor-in-Possession
                                                                Attorneys for Mestek, Inc.

                                                 TABLE OF CONTENTS

      9.    Class 4.3 Claims (General Unsecured Claims other than Convenience Claims, Mestek Unsecured Claim (if
      Mestek is the Winning Plan Sponsor), TCE Property Damage Claims arising in connection with the Mejdrech

      2.    Amendments to Claims and Requests for Payment of Administrative Claims; Claims Filed After the Bar

      6.    Preservation of Insurance Actions, Contribution Actions, Avoidance Actions, Actions Against

DISCLOSURE STATEMENT EXHIBITS

Exhibit A               Fourth Amended Chapter 11 Plan of  Reorganization  Proposed by Met-Coil  Systems  Corporation
                        and Mestek, Inc., as Co-Proponents dated June 22, 2004
Exhibit B               Pending Insurance Actions
Exhibit C               Liquidation Analysis
Exhibit D               Projections
Exhibit E               Settlement Term Sheet Among the Debtor, the Future Claimants' Representative and Mestek
Exhibit F               Mejdrech/Schreiber Settlement Agreement

DISCLOSURE STATEMENT

I. INTRODUCTION AND DISCLAIMERS

ALL CAPITALIZED TERMS SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE FOURTH AMENDED GLOSSARY OF TERMS ATTACHED TO THE PLAN AS EXHIBIT 1 AND ALL SUCH DEFINITIONS ARE INCORPORATED HEREIN BY REFERENCE.

THE PLAN PROVIDES FOR THE ISSUANCE OF THE TCE CHANNELING INJUNCTION WHICH, ONCE ENTERED, WILL ENJOIN ALL HOLDERS OF TCE PI TRUST CLAIMS FROM SEEKING FURTHER RECOVERY ON ACCOUNT OF THEIR CLAIMS FROM THE PROTECTED PARTIES AS DEFINED IN THE PLAN. THE TERM PROTECTED PARTY INCLUDES THE DEBTOR, THE REORGANIZED DEBTOR, THE MESTEK AFFILIATES (TO THE EXTENT THAT MESTEK IS THE WINNING PLAN SPONSOR), THE WINNING PLAN SPONSOR (IF OTHER THAN MESTEK), THE FUTURE CLAIMANTS’ REPRESENTATIVE, THE SETTLING INSURERS, AND THEIR RESPECTIVE REPRESENTATIVES. THE TCE CHANNELING INJUNCTION AND THE PARTIES PROTECTED THEREBY ARE SET FORTH IN SECTION 7.03 OF THE PLAN. SEE VII. J. OF THE DISCLOSURE STATEMENT. THE PLAN ALSO PROVIDES FOR AN INJUNCTION IN FAVOR OF THE DEBTOR AND THIRD PARTY RELEASES IN FAVOR OF THE MESTEK AFFILIATES. SEE SECTIONS 7.03, 7.13 AND 12.01 OF THE PLAN. ALL CREDITORS WILL BE BOUND TO SUCH RELEASES AND INJUNCTIONS UPON CONFIRMATION OF THE PLAN.

        The Debtor and Mestek, as joint Plan proponents, submit this Fourth Amended Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, to Claimholders in connection with the solicitation of acceptances or rejections of the Plan, a copy of which is annexed hereto as Exhibit A, and filed by the Debtor and Mestek with the Bankruptcy Court. The purpose of this Disclosure Statement is to enable Claimholders to make an informed judgment regarding acceptance or rejection of the Plan. This Disclosure Statement generally describes the Plan and contains information concerning, among other things, the Debtor’s history, business and assets, voting instructions, classification and treatment of Claims and Interests, Causes of Action, and the Debtor’s exit strategy from bankruptcy.

        In pursuit of its goal of maximizing value for Creditors, the Debtor has concluded that the Estate will be best served by the Confirmation of the Plan under chapter 11 of the Bankruptcy Code. The Debtor and the Committee urge those Claimholders in Impaired Classes that are entitled to vote, to vote to accept the Plan.

        The Debtor believes that the Plan will maximize recoveries to Claimholders, and that acceptance of the Plan is in the best interests of the Debtor and its Creditors. The Plan provides for assured cash payments to Creditors within a short time. Upon emergence from the protection of the Bankruptcy Court, the Debtor will continue as a viable business, buying from its vendors, selling products to its customers, and providing good jobs to its employees. It will also complete the clean up of its Lockfomer Site, provide for the Hook-Ups and fairly compensate all its tort and contract Claimholders. If, however, the Plan is not confirmed, the most likely outcome will be liquidation and the resumption and commencement of prolonged, expensive lawsuits with very uncertain outcomes. Creditors may eventually receive a distribution as a result of litigation of the Alter-Ego Claims and Recovery Actions, after the payment of fees and costs. But the defendants in that litigation have substantial defenses and will vigorously defend themselves. Creditors may therefore receive nothing from that litigation. In any event, the Debtor’s operations will have ceased, the remediation of the Lockformer Site will need to be undertaken by governmental agencies, homeowners may not receive anticipated Hook-Ups to municipal water facilities, distributions to the Mejdrech Class, Anne Schreiber, the other personal injury plaintiffs, future TCE PI Claimholders, and Honeywell will be speculative, and the settlements with the post-petition Settling Insurers will be voidable.

        On June 22, 2004, the Bankruptcy Court entered an Order approving this Disclosure Statement as containing “adequate information”, i.e. information of a kind and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtor and the condition of the Debtor’s books and records, to enable a hypothetical reasonable investor typical of Claimholders to make an informed judgment as to whether to accept or reject the Plan. THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN, NOR AN ENDORSEMENT OF THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS INFORMATION THAT MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE PROPOSED PLAN. PLEASE READ THIS DOCUMENT THOROUGHLY AND CAREFULLY.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(c) AND NOT NECESSARILY IN ACCORDANCE WITH ANY FEDERAL OR STATE SECURITIES LAWS, “BLUE SKY” LAWS OR OTHER APPLICABLE LAWS. THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH, OR REVIEWED BY, THE SEC OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE. THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR THE CONVENIENCE OF CLAIMHOLDERS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLANITSELF
QUALIFIES ANY SUMMARY. THIS DISCLOSURE STATEMENT CONTAINS INFORMATION SUPPLEMENTARY TO THE PLAN AND ISNOT
INTENDED TO SUPPLANT OR SUBSTITUTE FOR THE PLAN ITSELF. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN ANDTHIS
DISCLOSURE STATEMENT, THEN THE TERMS OF THE PLAN CONTROL.

NEITHER THE DEBTOR NOR MESTEK AUTHORIZE ANY REPRESENTATIONS CONCERNING THE DEBTOR’S FINANCIAL CONDITION OR ANY ASPECT OF THE PLAN OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE WHICH ARE EITHER IN ADDITION TO OR CONTRADICT THOSE CONTAINED IN OR INCLUDED WITH THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION TO APPROVE OR REJECT THE PLAN.

THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ACCEPTING THE PLAN. NEITHER THE BANKRUPTCY COURT NOR THE DEBTOR HAS AUTHORIZED ANY PERSON TO USE OR DISCLOSE ANY INFORMATION CONCERNING THE DEBTOR OTHER THAN THE INFORMATION CONTAINED HEREIN.

OTHER THAN AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT, CREDITORS SHOULD NOT RELY UPON ANY INFORMATION RELATING TO THE DEBTOR, ITS ESTATE, THE VALUE OF ITS ASSETS, OR THE NATURE OF ITS LIABILITIES. THE DEBTOR HAS PROVIDED ALL FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT. THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT NECESSARILY BEEN THE SUBJECT OF A CERTIFIED AUDIT.

THIS DISCLOSURE STATEMENT IS ACCURATE TO THE BEST OF THE DEBTOR’S AND MESTEK’S KNOWLEDGE, INFORMATION AND BELIEF; HOWEVER, THEY ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT INACCURACIES OR OMISSIONS. MOREOVER, THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THAT DATE.

THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTOR, ANY MESTEK AFFILIATE OR ANY OTHER PARTY OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTOR, ITS CLAIMHOLDERS OR ITS INTERESTHOLDERS. LISTING A CONTRACT OR LEASE ON EXHIBIT 2 TO THE PLAN SHALL NOT CONSTITUTE AN ADMISSION BY THE DEBTOR THAT SUCH CONTRACT OR LEASE IS AN EXECUTORY CONTRACT OR UNEXPIRED LEASE OR THAT THE DEBTOR HAS ANY LIABILITY THEREUNDER. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ALL OUTCOMES.

SUMMARIES OF CERTAIN PROVISIONS, AGREEMENTS OR OTHER DOCUMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT OR DOCUMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT OR DOCUMENT.

THE CONTENTS OF THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSTRUED AS LEGAL, BUSINESS, SECURITIES OR TAX ADVICE. EACH CLAIMHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN LEGAL COUNSEL AND ACCOUNTANT AS TO LEGAL, TAX AND OTHER MATTERS CONCERNING HIS OR HER CLAIM OR ITS TREATMENT UNDER THE PLAN.

II. SUMMARY OF THE PLAN

A.     Overview.

        On November 5, 2003, the Debtor and Mestek initially filed a Plan setting forth the terms pursuant to which the Debtor would seek to reorganize. The Debtor and Mestek subsequently amended the Plan on May 20, 2004, June 15, 2004, June 18, 2004 and June 22, 2004.

        The funding for the Plan will consist of the proceeds of (1) the Debtor’s sale of 100% of the Reorganized Debtor’s New Common Stock, (2) assignments of (a) the proceeds of unsettled Claims arising under the Insurance Policies for TCE Claims after the Effective Date and (b) the Contribution Actions; and (3)  any settlement of the Alter-Ego Claims and Recovery Actions. The Sale Procedures Order provides for the solicitation of bids for, and, if appropriate, the auction of, the New Common Stock, the proceeds of unsettled Claims arising under the Insurance Policies for TCE Claims after the Effective Date, and the Contribution Actions. In consideration for acquiring such common stock, insurance proceeds and Contribution Actions, the successful bidder at the auction, namely the Winning Plan Sponsor, also will receive the benefits of the TCE Channeling Injunction.

        Mestek has provided the Debtor with an opening bid, namely the Restructuring Transaction Consideration, for the New Common Stock, assignment of the proceeds of unsettled Claims arising under the Insurance Policies for TCE Claims after the Confirmation Date, if any, assignment of the Contribution Actions, settlement of the Alter-Ego Claims and Recovery Actions and the TCE Channeling Injunction. The Restructuring Transaction Consideration equals (1) contribution of Mestek’s Class 3.2 Claims (in the approximate amount of $7,024,000.00) and Class 4.2 Claim (in the approximate amount of $7,253,000.00),1 (2) funding of the Unsecured Claims Distribution Fund estimated at $6,000,000, the TCE PI Trust (approximately $26,000,000 (present value)), the Mejdrech Settlement Amount ($12,500,000), the Schreiber Settlement Amount ($6,000,000) and, to the extent necessary, any additional amount necessary to adequately capitalize the Reorganized Debtor or otherwise fund the Plan; (3) the guaranty of up to $3 million of the environmental liabilities of the Debtor as provided in Section 7.16 of the Plan and (4) the amount of approximately $2,000,000.00 with respect to the Hook-Ups. The total value of the Restructuring Transaction Consideration (net of any recoveries on account of insurance ($16,900,000) is approximately $45,000,000, including more than $20,000,000 in cash. This includes a waiver of the right to receive distributions on account of the Mestek Claims in the aggregate amount of approximately $14,000,000, and the $3 million guaranty set forth in Section 7.16 of the Plan.

        On the Effective Date, a portion of the Restructuring Transaction Consideration will be used to fund the TCE PI Trust, which is being created for the benefit of holders of TCE PI Trust Claims. The TCE PI Trust is not being created for the benefit of holders of future TCE Property Damage Claims. The purpose of the TCE PI Trust will be to, among other things, (1) direct the liquidation, resolution, payment, and satisfaction of all TCE PI Trust Claims in accordance with the Plan, the TCE PI Trust Distribution Procedures, and the Confirmation Order; and (2) preserve, hold, manage, and maximize the TCE PI Trust Assets for use in paying and satisfying Allowed TCE PI Trust Claims.

        As part of the Plan and on the Effective Date, the Debtor, the Reorganized Debtor, the Mestek Affiliates (if Mestek is the Winning Plan Sponsor), the Winning Plan Sponsor (if other than Mestek), the Future Claimants’ Representative, the Settling Insurers and their respective Representatives will be entitled to final relief from TCE PI Trust Claims through the TCE Channeling Injunction.

        Further, the Debtor’s rights, claims and defenses related to TCE PI Trust Claims will be transferred and automatically vest in the TCE PI Trust. In exchange, the TCE PI Trust will resolve and pay TCE PI Trust Claims in accordance with the TCE PI Trust Agreement and the TCE PI Trust Distribution Procedures. Each TCE PI Trust Claimholder will be deemed to have assigned to the Reorganized Debtor its entire interest in any Direct Action, and the Reorganized Debtor will be deemed such Claimholder’s sole attorney in fact, as may be appropriate, to prosecute at the Reorganized Debtor’s sole discretion, any Direct Action, other than against a Settling Insurer.

        In addition, the Debtor is seeking through the Plan, to extend the benefits of the TCE Channeling Injunction to such Settling Insurers that reach agreements with the Debtor prior to the Confirmation Date.

        The proposed treatment for the various Classes set forth in the Plan and the compromises and settlements embodied in the Plan give due consideration to the strengths and weaknesses of potential litigation outcomes. The Debtor believes that the distribution to any particular Creditor is not better than the best possible judicial determination in favor of such Creditor while being no less than the worst possible outcome if such disputes were resolved by judicial determination. Accordingly, the Debtor believes the compromises embodied in the Plan are within the range of likely results in the event each issue was pursued to judgment. The Debtor also believes that the compromises and settlements (1) adequately address the probability of success in litigation as well as the complexity, expense and likely duration of litigation, (2) are fair and equitable, (3) represent the exercise of the Debtor’s sound business judgment, (4) are in the best interests of the Debtor, its Creditors and other parties in interest and (5) thus satisfy the requirements of Rule 9019 of the Bankruptcy Rules.

        Accordingly, the entry of the Confirmation Order will constitute the Bankruptcy Court’s approval pursuant to Bankruptcy Rule 9019 and any applicable state law, as of the Effective Date, of the good-faith compromise or settlement of all such claims or controversies (including any Recovery Action) and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtor, the Reorganized Debtor, their respective property, the Estate and Claimholders and Interestholders and is fair, equitable and reasonable. The Bankruptcy Court’s approval of these compromises and settlements in connection with Confirmation will bar any Causes of Action relating to the Plan or the treatment of Classes of Claims and Interests thereunder, which could have been brought by any Claimholder or Interestholder, except that such approval will not impair any party’s rights, benefits or obligations under the Plan. It is a condition to the Confirmation of the Plan that the Recovery Actions be determined to be the exclusive property of the Debtor and that, as such, the Recovery Actions will be fully settled and released as of the Effective Date.

        THE PLAN PROVIDES FOR THE ISSUANCE OF THE TCE CHANNELING INJUNCTION WHICH, ONCE ENTERED, WILL ENJOIN ALL TCE PI TRUST CLAIMHOLDERS FROM SEEKING FURTHER RECOVERY ON ACCOUNT OF THEIR CLAIMS FROM THE PROTECTED PARTIES, INCLUDING THE DEBTOR, THE REORGANIZED DEBTOR, THE MESTEK AFFILIATES (IF MESTEK IS THE WINNING PLAN SPONSOR), THE WINNING PLAN SPONSOR (IF OTHER THAN MESTEK), THE FUTURE CLAIMANTS’ REPRESENTATIVE, THE SETTLING INSURERS, AND THEIR RESPECTIVE REPRESENTATIVES. THE PLAN ALSO PROVIDES FOR AN INJUNCTION IN FAVOR OF THE DEBTOR AND THIRD PARTY RELEASES IN FAVOR OF THE MESTEK AFFILIATES. SEE SECTIONS 7.03, 7.13 AND 12.01 OF THE PLAN. ALL CREDITORS WILL BE BOUND TO SUCH RELEASES AND INJUNCTIONS UPON CONFIRMATION OF THE PLAN.

B.         Summary of Classification and Treatment of Claims and Interests.

THE FOLLOWING TABLE IS ONLY A SUMMARY OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN. REFERENCE SHOULD BE MADE TO THIS ENTIRE DISCLOSURE STATEMENT AND THE PLAN FOR A COMPLETE DESCRIPTION OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

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      CLASS           EST. CLAIMS                            PLAN TREATMENT                          RECOVERY AS A
                    Amt.2                                                                             % OF CLAIM
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Administrative      $2,000,000        Unless  otherwise  provided  for  herein,  each holder of an  100%
Claims                                Allowed   Administrative   Claim  shall  receive,   in  full
                                      satisfaction,  settlement,  release  and  discharge  of such
                                      Allowed  Administrative Claim, either (A) an amount equal to the unpaid amount of such Allowed  Claim in Cash  commencing on the later of (i) the Effective  Date,  (ii) the date that such  Claim  becomes an  Allowed  Administrative  Claim by a
                                      Final  Order and (iii) a date  agreed to by the  Claimholder and  either  the Debtor or the  Reorganized  Debtor;  or (B)
                                      such other  treatment  (x) as may be agreed  upon in writing by the Claimholder and the Debtor or the Reorganized  Debtor
                                      or (y) as the  Bankruptcy  Court has  ordered  or may order.
                                      Notwithstanding   the  foregoing,   Allowed   Administrative
                                      Claims  representing  (a)  liabilities,  accounts payable or other Claims or obligations  incurred in the ordinary course of business  of the Debtor  consistent  with past  practices
                                      subsequent  to  the  Petition   Date  and  (b)   contractual
                                      liabilities  arising under  contracts,  loans or advances to the Debtor,  whether or not incurred in the ordinary  course of business of the Debtor  subsequent to the Petition  Date, shall be paid or performed by the Debtor or the  Reorganized
                                      Debtor in  accordance  with the terms and  conditions of the particular  transactions  relating to such  liabilities  and any  agreements  or contracts  relating  thereto;  provided, that,  notwithstanding  any contract  provision,  applicable law or  otherwise,  that  entitles  a holder  of an  Allowed
                                      Administrative Claim to postpetition  interest, no holder of an Allowed  Administrative  Claim shall receive postpetition interest on account of such Claim.
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------------------- ----------------- ------------------------------------------------------------- ----------------

Priority Tax        $0.00             Each holder of an Allowed  Priority Tax Claim shall receive,  100%
Claims                                at the sole  discretion  of the  Debtor  or the  Reorganized
                                      Debtor, and in full satisfaction,  settlement,  release, and discharge of and in exchange  for such Allowed  Priority Tax
                                      Claim,  (A) an  amount  equal to the  unpaid  amount of such
                                      Allowed  Priority Tax Claim in Cash  commencing on the later of (i) the  Effective  Date,  (ii) the date that such  Claim becomes an Allowed  Priority  Tax Claim by a Final Order and
                                      (iii) a date  agreed to by the  Claimholder  and  either the
                                      Debtor  or  the  Reorganized  Debtor;  (B)  as  provided  in section  1129(a)(9)(C) of the Bankruptcy Code, Cash payments made in equal  annual  installments  beginning  on or before the first  anniversary  following the Effective  Date,  with the  final  installment  payable  not  later  than the sixth
                                      (6th)  anniversary  of the  date of the  assessment  of such
                                      Allowed Priority Tax Claim,  together with interest (payable in  arrears) on the unpaid  portion  thereof at the Tax Rate
                                      from  the  Effective   Date  through  the  date  of  payment
                                      thereof;  or (C) such other treatment as to which the Debtor and such  Claimholder  shall  have  agreed in writing or the
                                      Bankruptcy  Court  has  ordered  or  may  order;   provided,
                                      however,  that  the  Debtor  reserves  the  right to pay any
                                      Allowed Priority Tax Claim, or any remaining  balance of any
                                      Allowed  Priority Tax Claim, in full at any time on or after the Effective Date without premium or penalty;  and provided further,  that no holder of an  Allowed  Priority  Tax Claim shall  be  entitled  to  any  payments  on  account  of  any pre-Effective  Date interest  accrued on or penalty  arising before or after the  Petition  Date  with  respect  to or in connection with such Allowed Priority Tax Claim.
------------------- ----------------- ------------------------------------------------------------- ----------------
------------------- ----------------- ------------------------------------------------------------- ----------------

Class 1 Priority    $0.00             Unimpaired.  Unless  otherwise  provided  for  herein,  each  100%
Non-Tax Claims                        holder of an Allowed  Priority  Non-Tax  Claim shall receive either  (A) an  amount  equal to the  unpaid  amount of such
                                      Allowed  Priority  Non-Tax  Claim in Cash  commencing on the later of (i) the  Effective  Date,  (ii) the date after such
                                      Claim becomes an Allowed  Priority  Non-Tax Claim by a Final
                                      Order and  (iii) a date  agreed  to by the  Claimholder  and either the  Debtor or the  Reorganized  Debtor;  or (B) such other  treatment (x) as may be agreed upon in writing by the
                                      Claimholder and the Debtor or the Reorganized  Debtor or (y)
                                      as the Bankruptcy Court has ordered or may order.
------------------- ----------------- ------------------------------------------------------------- ----------------
------------------- ----------------- ------------------------------------------------------------- ----------------

Class 2 DIP Claims  $0.00             Unimpaired.  The  Class 2  Claims  shall  be  Allowed  in an  100%
                                      amount  equal  to the  principal  amount  plus  accrued  and unpaid  interest,  costs and  attorneys'  fees and  expenses through the day immediately  prior to the Effective Date and paid in full, in Cash,  on the Effective  Date in accordance with the DIP Order and the DIP Loan Agreement.
------------------- ----------------- ------------------------------------------------------------- ----------------
------------------- ----------------- ------------------------------------------------------------- ----------------

Class 3.1           $0.00             Impaired.  Each  holder of an Allowed  Class 3.1 Claim shall  100%
Miscellaneous                         receive,  at the option of and in the sole discretion of the
Secured Claims                        Debtor  or  the  Reorganized   Debtor,   one  of  the  three
                                      following  forms  of  treatment:  an  amount  equal  to  the unpaid  amount  of such  Allowed  Class  3.1  Claim  in Cash commencing  on the later of (i) the  Effective  Date or (ii)
                                      the date that is  fifteen  (15)  Business  Days  after  such
                                      Claim  becomes an Allowed  Class 3.1 Claim by a Final Order;
                                      or the  Reorganized  Debtor shall  abandon the Property that secures the Allowed  Class 3.1 Claim to the  Claimholder  on or as  soon  as  practicable  after  the  later  of (i)  the
                                      Effective  Date or  (ii)  the  date  that  is  fifteen  (15)
                                      Business  Days after the date on which such Claim becomes an
                                      Allowed  Class 3.1  Claim by a Final  Order;  or such  other
                                      treatment  as  the   Claimholder   and  the  Debtor  or  the
                                      Reorganized Debtor shall have agreed upon in writing.
------------------- ----------------- ------------------------------------------------------------- ----------------
------------------- ----------------- ------------------------------------------------------------- ----------------

Class 3.2 Mestek    $7,024,041        Impaired.  The  Class 3.2  Claims  shall be  Allowed  in the  0%, if Mestek
Prepetition                           principal  amount  outstanding as of the Effective Date plus  is the Winning
Secured Claims                        accrued and unpaid  interest,  costs and attorneys' fees and  Plan Sponsor expenses  through  the  Effective  Date.  In the event  that
                                      Mestek is the Winning Plan Sponsor,  on the Effective  Date,  100% if Mestek
                                      Mestek  will  contribute  its Class 3.2 Claim to the capital  is not the
                                      of  the   Reorganized   Debtor   as  part  of  the   Capital  Winning Plan
                                      Contribution  and shall not  receive or retain any  property  Sponsor under the Plan on account  of such  Class 3.2 Claim.  In the event  that  Mestek is not the  Winning  Plan  Sponsor,  the
                                      Reorganized  Debtor  shall  pay  Mestek  the  amount  of its
                                      Allowed  Class 3.2 Claim in full,  in Cash,  on the later of
                                      (i)  Effective  Date,  (ii) the date such  claim  becomes an
                                      Allowed Claim by a Final Order or (iii) otherwise  agreed to in  writing  by the  Debtor or the  Reorganized  Debtor  and
                                      Mestek.
------------------- ----------------- ------------------------------------------------------------- ----------------
------------------- ----------------- ------------------------------------------------------------- ----------------

Class 4.1           $600,000          Impaired.  All Allowed  Convenience  Claims shall be paid by  100%
Convenience Claims                    the Reorganized Debtor in Cash, in full (without  interest), on the first  Distribution  Date  after the  Effective  Date from the Unsecured Claims Distribution Fund.
------------------- ----------------- ------------------------------------------------------------- ----------------
------------------- ----------------- ------------------------------------------------------------- ----------------

Class 4.2 Mestek    $7,252,765        Impaired.  In the  event  that  Mestek is the  Winning  Plan  0%, if Mestek
Unsecured Claims                      Sponsor,  on the Effective Date,  Mestek shall contribute to  is the Winning the  capital  of  the  Reorganized  Debtor  as  part  of the  Plan Sponsor
                                      Capital  Contribution  its  Class  4.2  Claim  and shall not receive or retain any property  under the Plan on account of  70% if Mestek such  Class 4.2 Claim.  In the event that  Mestek is not the  is not the
                                      Winning  Plan  Sponsor,  Mestek's  Allowed  Class  4.2 Claim  Winning Plan
                                      shall be treated as Class a 4.3 Claim.                        Sponsor

------------------- ----------------- ------------------------------------------------------------- ----------------
------------------- ----------------- ------------------------------------------------------------- ----------------

Class 4.3 General   $14,500,000       Impaired.  Each  holder of an Allowed  Class 4.3 Claim shall  70%
Unsecured Claims                      receive  payment  of an amount  equal to 70% of its  Allowed
(other than                           Class 4.3 Claim from the Unsecured Claims  Distribution Fund
Convenience                           on the first  Distribution Date after the Effective Date or,
Claims, Mestek                        in the case of each Disputed  Class 4.3 Claim,  on the first
Unsecured Claim                       Distribution  Date  after  such  Disputed  Claim  becomes an
(if Mestek is the                     Allowed Class 4.3 Claim;  provided,  however,  that (a) if a
Winning Plan                          holder  of a Class 4.3 Claim  agrees  in  writing  to accept
Sponsor), TCE                         less  favorable  treatment,  such holder shall  receive only
Property Damage                       such  agreed  treatment  and (b) if a holder  of a Class 4.3
Claims arising in                     Claim elects in writing on a Ballot the  treatment  afforded
connection with                       a Class  4.1  Claim  and  voluntarily  reduces  its Claim to
the Mejdrech                          $10,000,  such  Class 4.3 Claim  shall be treated as a Class
Litigation and                        4.1  Claim.  Notwithstanding  the  foregoing,  to the extent
TCE PI Claims)                        that there is any Insurance  Policy available to pay Allowed
                                      General Unsecured Claims arising from workers'  compensation or product liability claims,  such Claimholders  shall first seek  payment  from the  Insurance  Policy and to the extent such Claim is not paid in full from such  Insurance  Policy, the balance of such Allowed  General  Unsecured  Claim shall be paid  on the  next  Distribution  Date  pursuant  to this
                                      Section 3.10. The Unsecured Claims  Distribution  Fund shall be funded in accordance with Section 4.12.
------------------- ----------------- ------------------------------------------------------------- ----------------
------------------- ----------------- ------------------------------------------------------------- ----------------

Class 5 TCE         Unliquidated      Impaired.   The  Class  5  Claimholders  shall  receive  the  Unknown -
Property Damage                       Mejdrech  Settlement  Amount in full and final  satisfaction  100% of
Claims arising in                     of their  Allowed  Class 5 Claims.  On the  Effective  Date,  settlement
connection with                       the Debtor shall deposit the Mejdrech  Settlement  Amount in  amount,
the Mejdrech                          the  Mejdrech  Escrow,  and the Mejdrech  Settlement  Amount  $12,500,000
Litigation                            shall  thereafter  be  held  pursuant  to the  terms  of the
                                      Mejdrech Escrow  Agreement.  The Mejdrech  Settlement Amount
                                      shall be either (i)  distributed  on or after the  Effective
                                      Date to  holders  of  Allowed  Class 5 Claims in  accordance with  an  order  of the  Illinois  District  Court  or  (ii)
                                      returned  to  Mestek  in  accordance  with the  terms of the
                                      Mejdrech  Escrow  Agreement.  Upon the Effective  Date, each holder of a Class 5 Claim  shall be deemed to have  assigned to the Reorganized  Debtor its entire interest in any Direct
                                      Action,  and the  Reorganized  Debtor  shall be deemed  such
                                      Claimholder's  sole attorney in fact, as may be appropriate, to prosecute at the  Reorganized  Debtor's sole  discretion, any Direct Action,  except that no such Direct Action can or will be brought against a Settling  Insurer.  In addition to the  foregoing,  each Class 5 Claimholder  shall be entitled to the Hook-Up to the extent  provided  for in Section  7.17 of the  Plan,  provided  that  to the  extent  any  Class  5
                                      Claimholder  incurs any  reasonable  out-of-pocket  costs in addition to those set forth in  Section 7.17(b) of the Plan, the  Reorganized  Debtor or the Winning Plan  Sponsor  shall
                                      reimburse   such  Class  5   Claimholder   such   reasonable
                                      out-of-pocket  costs to the extent (a)  directly  related to the Hook-Ups,  (b) not  previously  reimbursed  and (c) such
                                      Class  5  Claimholder  provides  appropriate  documentation,
                                      including   proof  of  payment  or  the  incurrence  of  the
                                      obligation,  to the Reorganized  Debtor and the Winning Plan
                                      Sponsor.
------------------- ----------------- ------------------------------------------------------------- ----------------
------------------- ----------------- ------------------------------------------------------------- ----------------

Class 6 TCE PI      Unliquidated      Impaired.  On the  Effective  Date,  each Class 6 Claim will  Unknown
Claims                                automatically  and without further act or deed be assumed by the TCE PI Trust and treated in  accordance  with the TCE PI
                                      Trust   Agreement   and  the  TCE  PI   Trust   Distribution
                                      Procedures.  All Settled TCE PI Claims shall  receive  their respective  settlement  amounts from the TCE PI Trust Claims
                                      Distribution  Fund in full and final  satisfaction  of their
                                      Allowed  Class 6 Claims in  accordance  with the  procedures set  forth in the TCE PI Trust  Agreement.  Schreiber  shall receive  the  Schreiber  Settlement  Amount  from the TCE PI
                                      Trust  Claims  Distribution  Fund  in  accordance  with  the procedures  set forth in the TCE PI Trust  Agreement in full and final satisfaction of her Allowed Class 6 Claim.

                                      Upon receipt of their respective  distributions from the TCE
                                      PI Trust Claims  Distribution Fund, each holder of a Class 6
                                      Claim shall be deemed to have  assigned  to the  Reorganized
                                      Debtor its entire  interest  in any Direct  Action,  and the
                                      Reorganized  Debtor shall be deemed such  Claimholder's sole attorney in fact,  as may be  appropriate,  to  prosecute at
                                      the  Reorganized   Debtor's  sole  discretion,   any  Direct
                                      Action,  except  that no such  Direct  Action can or will be brought against a Settling Insurer.
------------------- ----------------- ------------------------------------------------------------- ----------------
------------------- ----------------- ------------------------------------------------------------- ----------------

Class 7             $7,000,000        Impaired.  The Class 7  Claimholders  shall not  receive any  0%
Non-Compensatory                      distribution  or retain  any  rights or  Property  under the
Damages                               Plan on account of such Claims.
Claimholders
------------------- ----------------- ------------------------------------------------------------- ----------------
------------------- ----------------- ------------------------------------------------------------- ----------------

Class 8 Interests   N/A               Impaired.   Class  8   Interestholders   will   receive   no  0%
in Debtor                             distribution  and retain no rights or Property on account of
                                      their  Class  8  Interests.   Class  8  Interests  shall  be
                                      cancelled and extinguished on the Effective Date.
------------------- ----------------- ------------------------------------------------------------- ----------------

III. VOTING PROCEDURES AND PLAN CONFIRMATION GENERALLY

A.     Parties Entitled to Vote on the Plan.

        Pursuant to the Bankruptcy Code, only the holders of Claims against or Interests in the Debtor that are Impaired are entitled to vote to accept or reject the Plan (unless, as discussed below, the class is presumed under the Bankruptcy Code to accept or reject the Plan).

        Classes of Claims or Interests that are Unimpaired are not entitled to vote on the Plan. In this Chapter 11 Case, Class 1 Claims and Class 2 Claims are Unimpaired under the Plan. Accordingly, these Classes are deemed to have accepted the Plan, and Claimholders in these Classes are not entitled to vote on the Plan.

        Claimholders in the following Classes are entitled to vote to accept or reject the Plan because their Claims are Impaired:

o Class 3.1 Claims shall consist of all Miscellaneous Secured Claims (the "Class 3.1 Claims").

o Class 3.2 Claims shall consist of Mestek Prepetition Secured Claims (the "Class 3.2 Claims").

o Class 4.1 Claims shall consist of all Convenience Claims (the “Class 4.1 Claims”).

o Class 4.2 Claim shall consist of all Mestek Unsecured Claims (the “Class 4.2 Claim”).

o Class 4.3 Claims shall consist of all General Unsecured Claims other than Convenience Claims, Mestek Unsecured Claims (if Mestek is the Winning Plan Sponsor), TCE Property Damage Claims arising in connection with the Mejdrech Litigation and TCE PI Claims (the “Class 4.3 Claims”).

o Class 5 Claims shall consist of all TCE Property Damage Claims arising in connection with the Mejdrech Litigation (the “Class 5 Claims”).

o Class 6 Claims shall consist of all TCE PI Claims (the “Class 6 Claims”).

        Claimholders and Interestholders in the following Classes are Impaired but are not entitled to vote to accept or reject the Plan because such Claimholders and Interestholders are not entitled to any distributions in respect of their Claims or Interests:

        (a)......Class 7 Claims consist of all Non-Compensatory Damages whether arising from the Illinois Actions, the AG Action, the Contribution Actions or otherwise (the “Class 7 Claims”); and

        (b)......Class 8 Interests consist of Formtek’s Interests in the Debtor (the “Class 8 Interests”).

        Holders of Unclassified Claims (Administrative Claims and Priority Tax Claims) are not entitled to vote under the Plan.

        Therefore, only holders of Class 3.1 Claims, Class 3.2 Claims, Class 4.1 Claims, Class 4.2 Claim, Class 4.3 Claims, Class 5 Claims, and Class 6 Claims may vote to accept or reject the Plan. Moreover, unless otherwise provided for in the Plan, the holders of Disputed Claims (which include, among other things, Claims that are objected to prior to the Voting Deadline) are not eligible to vote to accept or reject the Plan unless the Objection is resolved, or after notice and a hearing pursuant to Bankruptcy Rule 3018(a), the Bankruptcy Court allows the Claim temporarily for the sole purpose of voting to accept or reject the Plan. Any Creditor who wants its Claim to be allowed temporarily for the purpose of voting must take steps necessary to arrange an appropriate hearing with the Bankruptcy Court in accordance with Bankruptcy Rule 3018(a) and the Solicitation Procedures Order.

B.     Voting Procedures, Ballots and Voting Deadline.

        The Bankruptcy Court entered the Solicitation Procedures Order on June 22, 2004. To the extent the terms of the Solicitation Procedures Order and this Disclosure Statement are inconsistent, the terms of the Solicitation Procedures Order govern. The record date for determining any Creditor’s eligibility to vote on the Plan is June 22, 2004. In this Chapter 11 Case, only holders of Class 3.1 Claims, Class 3.2 Claims, Class 4.1 Claims, Class 4.2 Claim, Class 4.3 Claims, Class 5 Claims, and Class 6 Claims are Impaired and entitled to vote to accept or reject the Plan. Creditors who hold Claims in more than one Impaired Class must vote separately in each Class. Such creditors should receive a Ballot for all of their Claims in each Class and should complete and sign each Ballot received.

        In voting for or against the Plan, please use only the Ballot or Ballots sent to you with this Disclosure Statement. You may receive more than one Ballot, and if you do, you should assume each Ballot is for a Claim in a different Class in which you are entitled to vote. Votes cast to accept or reject the Plan will be counted by Class. You are not required to vote all of your Claims in different Classes the same way. You are required, however, to vote all of your Claims within a Class the same way.

        To vote on the Plan, you must, among other things, (1) indicate on the Ballot that (a) you accept the Plan or (b) you reject the Plan; and (2) sign your name and mail the Ballot in the envelope provided for this purpose. Please complete and return each Ballot you receive. Put your taxpayer identification number (or social security number) on your Ballot on the place indicated. The designated Disbursing Agent(s) cannot make distributions without your taxpayer identification or social security number. PLEASE CAREFULLY FOLLOW THE DIRECTIONS CONTAINED ON OR WITH THE BALLOT.

        Under the Bankruptcy Code, for purposes of determining whether the requisite acceptances have been received, only those Claimholders that vote to accept or reject the Plan will be counted. Votes cannot be transmitted orally or by facsimile transmission. Accordingly, it is important that you return your signed and completed Ballot(s) promptly. Failure by any Claimholder to send a duly executed Ballot with an original signature will be deemed an abstention by such Claimholder with respect to a vote on the Plan and will not be counted as a vote for or against the Plan. To accept the Plan, the Claimholder must check the box entitled “accept the Plan” on the appropriate Ballot. Any Ballot cast that does not indicate whether the Claimholder is voting to accept or reject the Plan will not be counted as either an acceptance or rejection of the Plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

        You may enclose a self-addressed postage pre-paid envelope and a copy of your Ballot(s) to be returned and stamped “Filed” from the Debtor’s voting agent confirming the delivery and filing of your Ballot(s). You may not change your vote after the voting deadline unless the Debtor authorizes you to change your vote. Do not return any document evidencing your Claim with the Ballot.

        Please vote and return your Ballot(s) to:

  If Via U.S. Mail:                                         If Via FedEx, Overnight Courier or Hand Delivery:

  Bankruptcy Management Corporation                           Bankruptcy Management Corporation
Attention:  Met-Coil Systems Corporation,                   Attention:  Met-Coil Systems Corporation,
            Ballot Processing Department                                Ballot Processing Department
  P.O. Box 1033                                               1330 East Franklin Avenue

  1330 East Franklin Avenue                                 El Segundo, California  90245

El Segundo, California 90245-1033

        If you are a Claimholder entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning this Disclosure Statement, the Plan or the procedures for voting on the Plan, please contact counsel for the Debtor:

                 GOLDBERG, KOHN, BELL, BLACK, ROSENBLOOM & MORITZ, LTD.
                 55 East Monroe Street, Suite 3700
                 Chicago, Illinois  60603
                 Attention:  Kathryn Pamenter, Esquire
                 Telephone:  312-201-4000
                 Facsimile:  312-332-2196
                 -OR-
                 MORRIS NICHOLS ARSHT & TUNNELL
                 1201 North Market Street
                 P.O. Box 1347
                 Wilmington, Delaware  19899-1347
                 Attention:  Daniel B. Butz, Esquire
                 Telephone:  302-658-9020
                 Facsimile:  302-498-6235

        In order to be counted, Ballots must be marked, signed and returned so that they are actually received no later than July 21, 2004 at 4:00 p.m. (Pacific Time).

        Your vote as a Creditor is important to the Chapter 11 Case. Only those Creditors who actually vote are counted for the purpose of determining whether the Plan has been accepted or rejected. Your failure to vote will leave to other Creditors, whose interests may not be the same as yours, the decision to accept or reject the Plan. To have your vote counted, you must complete properly your Ballot(s) and return all Ballots by the voting deadline provided in the preceding section.

C.     Confirmation Hearing and Objections to Confirmation.

        Section 1128 of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on whether the Plan and its proponents have fulfilled the confirmation requirements of section 1129 of the Bankruptcy Code. “Confirmation” is the technical term for the Bankruptcy Court’s approval of a plan of reorganization. The timing, standards and factors considered by the Bankruptcy Court in deciding whether to confirm a Plan are discussed in Article VIII herein.

        Any objections to Confirmation of the Plan must be made in writing and must be filed with the Office of the Clerk of the Bankruptcy Court, 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801, with a copy delivered, on or before July 21, 2004 at 4:00 p.m. (Eastern Time), to the following parties: (1) counsel to the Debtor (a) Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd., 55 East Monroe Street, Suite 3700, Chicago, Illinois 60603, Attention: Ronald Barliant, Esquire and (b) Morris, Nichols, Arsht & Tunnell, LLP, 1201 North Market Street, P.O. Box 1347, Wilmington, Delaware 19899-1347, Attention: Eric D. Schwartz, Esquire; and (2) counsel for Mestek, (a) Greenberg Traurig, LLP, 77 West Wacker Drive, Suite 2500, Chicago, IL 60601, Attn: Nancy A. Peterman, Esquire and (b) Greenberg Traurig, LLP, The Brandywine Building, 1000 West Street, Suite 1540, Wilmington, Delaware 19801, Attn: Scott D. Cousins, Esquire; (3) counsel for the Committee, Klehr, Harrison, Harvey, Branzburg & Ellers, 222 Delaware Avenue, Suite 1000, Wilmington, DE 19801, Attn: Joanne B. Wills, Esquire; (4) counsel for the Future Claimants’ Representative, Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE 19801, Attn: James L. Patton, Jr., Esquire; and (5) the U.S. Trustee, District of Delaware, 844 North King Street, Room 2311, Lockbox 35, Wilmington, DE 19801, Attn: Margaret Harrison, Esquire. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

        Any objection to Confirmation of the Plan must: (a) be in writing, (b) comply with the Bankruptcy Rules and the Local Rules, (c) set forth the name of the objector, and the nature and amount of any Claim against or Interest in the Debtor, its estate or its property that such objector asserts, (d) state with particularity the legal and factual basis for the objection, including suggested language to be added or existing language to be amended or deleted, and (e) be filed with the Bankruptcy Court and served as set forth above.

        The Bankruptcy Court will hold the Confirmation Hearing in connection with the Plan on July 28, 2004 at 11:30 a.m. (Eastern Time), in the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, Wilmington, Delaware. The Honorable Mary F. Walrath or other Judge sitting in her place and stead will preside over the Confirmation Hearing, and will determine whether the Plan has been accepted by the requisite number of Creditors and whether the other requirements for Confirmation of the Plan have been satisfied. ANY ANNOUNCEMENT OF ADJOURNMENT OF THE DATE AND TIME OF THE CONFIRMATION HEARING MADE IN COURT WILL BE THE ONLY NOTICE PROVIDED TO PARTIES-IN-INTEREST, UNLESS THE BANKRUPTCY COURT ORDERS OTHERWISE. If the Bankruptcy Court confirms the Plan, it will do so through the entry of a Confirmation Order.

IV. DESCRIPTION OF THE DEBTOR

A.     General Overview.

        The Debtor is a manufacturer of metal forming equipment through its two separate operating divisions: Lockformer located in Lisle, Illinois, and IPI located in Cedar Rapids, Iowa. Through its two divisions, the Debtor manufactures advanced sheet-metal forming equipment, fabricating equipment and computer-controlled fabrication systems for HVAC sheet metal contractors, steel service centers and manufacturers of various metal products in the global market. Met-Coil’s corporate predecessors have been in the metal forming industry for more than 60 years, and Met-Coil’s two operating divisions, Lockformer and IPI, have strong industry reputations.

        Met-Coil is a wholly-owned subsidiary of Formtek, which in turn is a wholly-owned subsidiary of Mestek. On June 3, 2000, Met-Coil merged with a Formtek subsidiary, and Mestek indirectly acquired 100% of the stock of Met-Coil. Mestek, a Pennsylvania corporation since 1898 which is currently traded on the New York Stock Exchange, is comprised of two operating segments: a segment which manufactures HVAC equipment and a “Metal Forming Segment” which manufactures metal forming equipment. Met-Coil is one of the subsidiaries comprising the Metal Forming Segment, together with other subsidiaries of Formtek and Mestek.

        The Debtor’s business is highly cyclical and is subject to pricing pressures in the marketplace for its products. Some of the Debtor’s products are custom-designed and manufactured to meet unique customer specifications, and the products are often incorporated into the customer’s standard product line. The primary customers for the Debtor’s products are sheet metal contractors, steel service centers, and manufacturers of large and small appliances, commercial and residential lighting fixtures, automotive parts and accessories, office furniture and equipment, tubing and pipe products, metal construction products, doors, windows and screens, electrical enclosures, shelves and racks and HVAC equipment.

B.     Met-Coil’s Reliance upon its Relationship with Mestek.

        Since the acquisition in June 2000, Met-Coil has continued to retain responsibility for management of its own day-to-day affairs and operates as a separate subsidiary, with its own officers and board of directors and separate books and records.3 As part of a larger family of Affiliate companies, however, Met-Coil enjoys a variety of benefits including cost-effective management, administrative, and technology services with a high level of specialized industry expertise that in some instances would be difficult or impossible for Met-Coil to duplicate on a stand-alone basis. Mestek and Formtek provide Met-Coil with support in areas such as, accounting, payroll services, human resources, information technology, and legal and regulatory matters. Through Mestek’s centralized Manufacturing Services Group, Met-Coil can also obtain cost-effective expert assistance on an as-needed basis for matters such as manufacturing equipment purchases, plant layouts, and guidance in benchmarking manufacturing techniques and changes in health and safety standards. Met-Coil believes that its present business model within the Metal Forming Segment of Mestek has materially enhanced Met-Coil’s competitive position in the metal forming industry.

        Mestek’s indirect ownership of Met-Coil also enhances Met-Coil’s competitive position by creating the opportunity for collaborative ventures among Met-Coil and the other Formtek subsidiaries in the Metal Forming Segment, with which Met-Coil shares complementary products and distribution channels, potential manufacturing and purchasing synergies, shared technologies and engineering skills, common field service skills and organizations, and shared customer bases. The most significant synergy is the existing and potential common customer base. To a large degree, any historical customer of one of the companies is a potential customer for any of the others.

        Moreover, while Met-Coil handles its basic purchasing functions locally, Met-Coil benefits from reduced prices as part of high-volume supply contracts negotiated by Mestek and Formtek. Due to the combined purchasing volume of direct and indirect subsidiaries of Mestek, material purchase prices are negotiated from a stronger position than from any of the companies individually.

        Formtek also assists Met-Coil and its divisions in developing and coordinating their respective long-term sales and marketing plans to maximize the strong synergies among these companies. For example, Formtek coordinates trade shows and advertising for a variety of the entities in the Metal Forming Segment, including Met-Coil, which results in more efficient and effective marketing and advertising. As part of the Mestek/Formtek family, Met-Coil enjoys prestige in the marketplace for its products and services that it would lack as a stand-alone company. In addition, Formtek coordinates international sales and marketing for Met-Coil and its divisions. Formtek has allowed Met-Coil to reduce its sales costs in international markets while continuing to enjoy the services of employees whose salaries are allocated among the participating Formtek subsidiaries.

C. Loans to Met-Coil.

        On December 30, 2002, Met-Coil and Mestek entered into the Secured Loan Agreement. Contemporaneously with the execution of the Secured Loan Agreement, Met-Coil executed a Demand Revolving Credit Note (the “Demand Note”) dated December 30, 2002 in favor of Mestek in the amount of $2,500,000. Met-Coil also executed a Promissory Note dated December 30, 2002, in favor of Mestek in the amount of $4,500,000 (the “Promissory Note”). Mestek’s pre-petition loans to Met-Coil were secured by substantially all of Met-Coil’s assets except real estate pursuant to that certain Security Agreement dated December 30, 2002, between Met-Coil and Mestek.

        The Secured Loan Agreement provides that advances under the Demand Note include, not only funds transferred to Met-Coil, but also payments by Mestek for the account of the Debtor (a) of invoices for goods or services furnished to Met-Coil by third parties and (b) for the purchase of capital equipment installed at or delivered to Met-Coil’s place of business. Prior to the Petition Date, Met-Coil and Mestek recorded any such advances when made and then entered a balance due Mestek (if any) on Mestek’s ledger as of the end of each month. In August 2003, these advances were reclassified to the general ledger accounts that were established for the Demand Note and the Promissory Note. The Demand Note provides that, “For all purposes under this Note, ‘Advances of Funds’ shall include all funds advanced by Lender to Borrower under [the Secured Loan Agreement] as evidenced by Lender’s ledger records.” In the opinion of the Debtor, each advance under the Demand Note became a secured obligation of Met-Coil under the Security Agreement when made, notwithstanding the fact that Mestek did not record the ledger balance due as an obligation under the Demand Note until the end of each month. The manner and timing that Mestek chose to record the transactions has no bearing on whether advances made in accordance with the applicable documents were secured. In the Debtor’s opinion, under the clear language of those documents, those advances were secured. According to the Debtor’s records, the advances under the Demand Note were, in fact, made for the benefit of the Debtor in the total amount (including interest) claimed by Mestek.

        The Promissory Note was given to secure a loan by Mestek to Met-Coil to fund remediation of the Lockformer Site. In fact, Mestek advanced at least $3,500,000 to Met-Coil for that purpose, and those funds were so used.

        In addition, Met-Coil executed that certain Note dated July 26, 2002, in favor of MB Financial Bank, N.A. (“MB Financial”), in the amount of $5,500,000.00 (the “MB Financial Note”). The loan to Met-Coil evidenced by the MB Financial Note was unsecured; however, Mestek was required to provide credit support in the form of an irrevocable standby letter of credit to the benefit of MB Financial. Mestek obtained a Standby Letter of Credit from Fleet National Bank on behalf of Met-Coil in the amount of $5,500,000 to secure the loan, which letter of credit is payable to MB Financial on demand and which letter of credit was cash collateralized by Mestek. After the Petition Date, MB Financial demanded payment under the Standby Letter of Credit, and the Standby Letter of Credit was drawn and paid to MB Financial.

        On November 14, 2003, Mestek filed its proof of Claim against the Debtor. Mestek asserts the Mestek Prepetition Secured Claim in the amount of $7,024,042 plus interest, fees, costs and expenses arising from the Demand Note and the Promissory Note. In addition, Mestek asserts a claim in the amount of $7,252,765.60 arising from the $5,500,000 payment to MB Financial and payment of various consultant and legal fees. Mestek asserts that such $7,252,765.60 claim is an administrative expense claim or, in the alternative, a general unsecured claim. The Debtor does not believe that any portion of Mestek’s Claims are administrative expenses. The Debtor has reserved any objections that it may have to the claims of Mestek, including its administrative expense claim assertion, as a result of the ongoing plan negotiations with Mestek. Mestek asserts that its claims are valid and has reserved all rights, and intends to vigorously oppose, any challenges to its claims. To the extent that Mestek is the Winning Plan Sponsor, Mestek will contribute the Allowed Amount of its secured and unsecured claims to the capital of the Reorganized Debtor. If Mestek is not the Winning Plan Sponsor, Mestek’s Prepetition Secured Claim will be treated as a Class 3.2 Claim and Mestek’s Unsecured Claim will be treated as a Class 4.3 Claim, and the Debtor will object if Mestek seeks any other treatment of its Claims.

V. EVENTS LEADING TO THE FILING OF THE CHAPTER 11 CASE

        Like many companies in the 1970‘s and early 1980‘s, Lockformer used TCE, a metal “degreaser”. The TCE was stored in a rooftop tank on the Lockformer Site. Honeywell and its predecessors, including AlliedSignal, owned and maintained the rooftop storage tank and supplied the TCE to Lockformer.

        In the 1970s and early 1980s, TCE was spilled by AlliedSignal’s employees as they transferred the solvent from its delivery tanker trucks to the rooftop storage tank. In response to increased awareness of potential health risks associated with TCE solvents in the 1980s, Lockformer took steps to mitigate the risk of accidental releases of TCE in the transfer from tanker trucks to the rooftop storage tank. Met-Coil is aware of no release of TCE at the Lockformer Site after 1985.

        In or about 1991, during the course of repairs at the Lockformer Site, Met-Coil discovered a concentration of TCE deposited in the soil near the fill pipe for the TCE storage tank. Lockformer thereafter retained an environmental consulting firm to investigate the TCE contamination and to recommend appropriate remediation.

        After the acquisition of Met-Coil in June 2000, the Lockformer Site became the subject of public allegations that TCE associated with the Lockformer Site had migrated beyond the Lockformer Site and contaminated the soil or groundwater in certain nearby residential neighborhoods. Since that time, Lockformer has been subjected to more than 10 lawsuits commenced by individuals and governmental entities relating to the alleged discharge of TCE. The plaintiffs in these actions allege, among other things, property damage and personal injury claims against Lockformer, Met-Coil and Honeywell, and, in some cases, assert claims against Mestek as well, either as the indirect corporate parent of Met-Coil or as the purported operator of the Lockformer Site. Met-Coil and Mestek have faced a staggering financial burden to defend these actions and to satisfy any resulting judgments or negotiated settlements. In 2002 alone, Met-Coil recorded expenses of slightly more than $18 million related to remediation efforts as well as litigation defense and settlement costs, which are ongoing.

A.     The Enforcement Actions.

        On January 19, 2001, the AG Plaintiffs filed the AG Action, a four-count Complaint seeking recovery of the State of Illinois’ response and investigatory costs, remediation of the twelve acre Lockformer Site, an Order requiring Met-Coil to pay the cost of connecting certain households to public water supplies, and civil penalties. Concurrent with the filing of the AG Action, the AG Plaintiffs filed the Preliminary Injunction Motion seeking an order from the Court: (1) finding that Lockformer “created and maintained a substantial danger to the environment and public health and welfare;” (2) entering temporary injunctive relief requiring Lockformer to provide bottled water to certain residences and to hire an engineering firm to prepare a comprehensive VOC Work Plan,4 with remediation to be completed thereon; and (3) entering permanent injunctive relief in the same manner as set forth above.

        Subsequent to the filing of the AG Action and the Preliminary Injunction Motion, Met-Coil reached an interim settlement with the Illinois AG in which Met-Coil agreed to pay the cost of connecting approximately 175 households to public water supplies. Moreover, on January 22, 2001, the parties entered into the Agreed Order. The Agreed Order will not be modified by the Plan, and the cost of compliance with the Agreed Order is included in the projections attached hereto as Exhibit D.

        On August 23, 2001, the Village of Lisle (the “Village of Lisle”) filed a petition to intervene in the AG Action which was granted a week later. Thereafter, on September 7, 2001, the Village of Lisle filed a complaint against Met-Coil. The single count complaint seeks reimbursement of certain expenditures made and costs to be incurred in relation to “extending the Village of Lisle’s water mains to all property with potable well water in the vicinity of the Lockformer Site.”

        In addition, on October 4, 2001, the USEPA filed an Administrative Order Pursuant to Section 106(a) of CERCLA (Docket No. V-W-'02-C-665) against Lockformer and Met-Coil, requiring them to conduct removal actions at the Lockformer Site. Accordingly, both the USEPA and the IEPA are overseeing the investigation and remediation at and around the Lockformer Site.

        The Debtor and Mestek have reached agreements in principle with the Attorney General of the State of Illinois, the Illinois Environmental Protection Agency, DuPage County State’s Attorney, the Village of Lisle, and the Village of Woodridge (as to Hook-Ups only), with respect to the remediation of the Lockformer Site, the Hook-Ups and their respective pre-petition Claims and their post-petition Claims. A description of the agreement with regard to the Hook-Ups is set forth in Section 7.17 of the Plan. Furthermore, these agreements will require the Debtor to continue the remediation efforts relating to the Lockformer Site, including compliance with the UAO and the Agreed Orders.

        With respect to the pre-petition Claims, the Illinois AG’s Claim will be allowed in the amount of $1,170,037.43. The Illinois AG will accept payment of $24,953.53 in full and final settlement of such Claim if the Plan is confirmed substantially in the form described herein, which payment will be made as part of the first distribution to holders of Allowed Class 4.3 Claims under the Plan. The pre-petition Claims of the DuPage County State’s Attorney and the Village of Lisle will be allowed in the respective amounts of $28,620.65 and $146,488.45. The DuPage County State’s Attorney and the Village of Lisle have agreed to waive their respective right to a distribution if the Plan is confirmed in substantially the form described herein. Furthermore, the Reorganized Debtor has agreed that the AG Plaintiffs and the Village of Lisle shall hold an Allowed Administrative Claim in the amount of their respective reasonable costs incurred on or after August 26, 2003 directly related to oversight of the remediation of the Lockformer Site subject to the Debtor’s review. The Debtor or Reorganized Debtor will pay such Administrative Claims in full on or after the Effective Date once the amounts are agreed to. The Debtor or Reorganized Debtor will continue to pay such reasonable oversight costs to the AG Plaintiffs and Village of Lisle post-Effective Date. The foregoing agreements remain subject to the approval of the Bankruptcy Court, the DuPage County Court and the Board of Directors of the Village of Lisle and the Village of Woodridge.

B.     The Property Damage Actions.

1........LeClercq Class Action.

        In 2000, the LeClercq Class Action was commenced in the Illinois District Court on behalf of 187 homeowners in neighborhoods near the Lockformer Site. The class sought damages under both federal environmental statutes for remediation of their property and under Illinois common law for, inter alia, diminution of the value of their property and for punitive damages. The LeClercq Class Action proceeded to trial in May 2002, and during the trial’s pendency, the parties announced that they had reached a settlement. Without admitting liability, Met-Coil agreed to pay class members approximately $10 million to resolve the matter. Met-Coil has paid this settlement in full.

2........DeVane Action.

        In the DeVane Action, the plaintiffs alleged property damage and nuisance relating to the alleged contamination of their properties and drinking water wells. The action proceeded to trial in June 2003 against Met-Coil and Honeywell (as Mestek was dismissed as a defendant), and the jury returned a verdict on July 11, 2003. The jury awarded the DeVane plaintiffs a total of $368,500 in compensatory damages for diminution of the value of their properties against Met-Coil and Honeywell and $2,000,000 in punitive damages against Met-Coil. Post-trial motions are pending. This action has been stayed as to Met-Coil pursuant to the provisions of section 362 of the Bankruptcy Code.

3........Mejdrech Litigation.

        The Mejdrech Litigation mirrors the allegations and claims asserted in the LeClercq Class Action, except they are on behalf of approximately 1,400 homeowners whose properties are further away from the Lockformer Site. The Mejdrech Class seeks damages under federal environmental statutes for remediation of their property and under Illinois common law for, inter alia, diminution of the value of their property and punitive damages. The Mejdrech Class was certified on August 12, 2002, and the trial of those claims was scheduled to commence on September 8, 2003. As discussed more fully in Article VI.B. below, on August 29, 2003, the Debtor, Mestek and counsel for the Mejdrech Class reached a settlement in principle. Such settlement requires Met-Coil and Mestek to pay $12,500,000.00 to the Mejdrech Class in full and complete satisfaction of all claims, including claims for attorneys’ fees and expenses that the Mejdrech Class has asserted against the Debtor and Mestek, exclusive of the Hook-Ups and the costs of remediation of the Lockformer Site. The settlement is contingent upon confirmation of the Plan. The settlement agreement provided for a one hundred fifty (150)-day “stand still” period that expired on January 27, 2004. A consent order entered by the Bankruptcy Court stayed the Mejdrech Litigation until February 2, 2004. Such “stand-still” period, as established under the Mejdrech/Schreiber Letter Agreement has now expired, and any of the parties to the settlement may, at their option, terminate the settlement agreement at any time.

        On March 8, 2004, the Bankruptcy Court held a hearing on the Mejdrech Class’ Motion to Lift the Automatic Stay and the Debtor’s Motion to Enforce the Section 362(A)(3) Automatic Stay, or in the Alternative, for Preliminary Relief Under Sections 362(A)(1) and 105 Extending Stay of Mejdrech Litigation. At the conclusion of the hearing, the Bankruptcy Court denied the Mejdrech Class’ motion, extended the automatic stay as to Mestek and Honeywell and enjoined the Mejdrech Class from proceeding to trial until after June 22, 2004. It is possible that the Bankruptcy Court will lift the automatic stay as to Met-Coil and will not extend the stay further as to Mestek. Presently, the automatic stay remains in place as to Met-Coil, and the Bankruptcy Court extended the automatic stay as to Mestek and Honeywell through July 28, 2004.

C.     The Personal Injury Actions.

        The Debtor is a defendant (through its Lockformer division) in the Personal Injury Actions in which it denies liability:

1........Pelzer and Pepping v. Lockformer, et al., Case No. 01-C-6485.

        Plaintiffs Daniel Pelzer (age 38) and Sally Pepping (age 34), who are siblings, grew up at 4708 Elm Street in Lisle, Illinois, which property line is adjacent to the Lockformer Site. Plaintiffs allege that long-term TCE exposure emanating from the Lockformer Site has caused kidney disease in Pelzer, necessitating a kidney transplant in 1993. Pepping, who donated the kidney for Pelzer’s first transplant, seeks damages for the loss of her kidney, and claims that she has experienced infertility problems as a result of her TCE exposure. Multiple soil and well water tests conducted at 4708 Elm Street have always been negative for TCE. Plaintiffs claim to have spent a significant amount of time on the Lockformer Site riding dirt bikes, sledding on a hill just south of the facility where they ate snow, and playing in and around a creek that flowed from east to west along the northern boundary of their property. Plaintiffs filed this lawsuit against Mestek, Lockformer and Honeywell.

2........Meyer v. Lockformer, et al., Case No. 02-C-2672.

        This case was originally filed as a wrongful death action by Deborah Meyer, as Administratrix of the Estate of Nicholas Meyer, deceased. The complaint was amended to add claims by Deborah, Derek, and Danielle Meyer, who are the widow and children of the deceased. Deborah Meyer and her children do not claim any present physical injury as a result of their alleged TCE exposure, but instead claim that they are at an increased risk of future injury. Plaintiffs filed this lawsuit against Mestek, Lockformer, and Honeywell.

        The Meyer family moved to 5230 Oakview Drive in Lisle, Illinois in November 1993. From that time until June 1996, their residence was served with well water provided by Citizens Utilities. On March 7, 2000, Mr. Meyer was hospitalized for abdominal pain, and studies revealed renal cell carcinoma and a kidney tumor that extended into his spleen. Emergency surgery was performed to remove the tumor, but Mr. Meyer experienced a number of postoperative complications and died on March 22, 2000. No expert opinions have been offered concerning the cause of Mr. Meyer’s cancer. Quarterly tests conducted on the wells that serviced the Meyer residence until 1996 were negative for TCE except on three occasions, when TCE was detected at very low levels (0.7, 1.6 and 0.6 ppb).

3........Wroble v. Lockformer, et al., Case No. 02-C-4992.

        Plaintiff Laura Wroble (age 40) is the sister of plaintiffs Sally Pepping and Daniel Pelzer. Both her childhood home and her current home are within a few hundred feet of the Lockformer Site, and Wroble claims to have contracted cervical cancer as a result of TCE exposure emanating from the Lockformer Site. Plaintiff filed this lawsuit against Mestek, Lockformer, and Honeywell. Mestek has since been dismissed as a defendant in this lawsuit.

        Wroble claims to have consumed as much as 100 ounces of tap water per day while growing up, and claims to have spent a great deal of time on the Lockformer Site. Each day after school she claims to have hunted for bugs, sledded, skated, picked berries, rode dirt bikes, or otherwise played on the property. Like her siblings, Wroble claims to have eaten snow while sledding on a hill immediately south of the Lockformer Site. Wroble claims that she still fears that her family is being exposed to TCE. Despite this, she has acknowledged picking berries on the Lockformer Site with her children, and her husband built a waterfall pond in their backyard, which is fed by water from the well. No expert opinions have been offered concerning the cause of Wroble’s cancer. Multiple soil and water tests conducted at her childhood home have always been negative for TCE.

4........Hallmer v. Lockformer, et al., Case No. 02-C-7066.

        Plaintiff Virginia Hallmer is 53 years old and has resided at 591 Reidy Road in Lisle, Illinois since 1968. Her residence has been served by a private well during that entire period, and, in 2001, her well tested positive for TCE. Hallmer suffers from an unknown autoimmune disorder, and has had a significant medical history, including a stroke, pulmonary embolism, back problems, peripheral neuropathy, and polyneuropathies. She has testified that she is in constant pain, and reports that the medications she is taking have offered little relief. Hallmer claims that her current condition is caused by her exposure to TCE emanating from the Lockformer Site. No expert opinions have been offered concerning the cause of Hallmer’s ailments. Plaintiff filed this lawsuit against Mestek, Lockformer, Honeywell, and Carlson Environmental, Inc.

5........Ehrhart v. Lockformer, et al., Case No. 02-CV-7068.

        Plaintiff Denise Ehrhart is 25 years old and resided at 641 Reidy Road in Lisle, Illinois from 1980 through 1997. In her early twenties, she was diagnosed with kidney disease, and she had a kidney transplant in 2002. The Ehrhart well has never been tested for TCE, but Ehrhart believes that she was exposed to TCE through drinking water allegedly contaminated with TCE from the Lockformer Site. Plaintiff filed this lawsuit against Mestek, Lockformer, Honeywell, and Carlson Environmental, Inc.

        One of Ehrhart’s nephrologists has testified that he found no evidence in the medical literature to link her kidney disease with TCE exposure. Similarly, her kidney transplant nephrologist testified that her form of kidney disease is not associated with TCE exposure. In fact, none of Ehrhart’s doctors have told her that her kidney disease was caused by TCE exposure.

        All five of the foregoing Personal Injury Actions have been consolidated for purposes of discovery. The sole medical causation expert in the Personal Injury Actions, except the Ehrhart case, was Dr. Alan Hirsch, a neurologist and psychiatrist. Dr. Hirsch had not offered an opinion in the Personal Injury Actions that the alleged TCE exposure caused the plaintiffs’ personal injuries. Rather, Dr. Hirsch opined only that the exposure resulted in neurological injuries and a risk of future diseases. At a status hearing held on October 7, 2003, the plaintiffs withdrew Dr. Hirsch as their expert. The Illinois District Court has not granted the plaintiffs leave to name a new expert, and has stayed all discovery and proceedings. Honeywell has filed a motion for summary judgment, in which Mestek has joined. Although the Debtor and Mestek believe that the personal injury plaintiffs in each of these lawsuits face an uphill battle in establishing that their alleged injuries were caused by TCE exposure emanating from the Lockformer Site, the plaintiffs are seeking large jury awards, including punitive damages.

        The Debtor, Mestek, Pelzer, Pepping, The Estate of Nicholas Meyer, Wroble, Hallmer and Ehrhart have reached an agreement in principle regarding their respective Claims. The parties to such agreement are in the process of finalizing the terms, and copies of the proposed settlement agreements will be filed in advance of the Confirmation Hearing.

D.     The Schreiber Personal Injury Action.

        Plaintiff Anne Schreiber is a 33-year-old obstetrician who lived with her family at 733 Hitchcock Avenue in Lisle, Illinois between 1981 and 1992. In May 2002, Dr. Schreiber was diagnosed with non-Hodgkin’s lymphoma (“NHL”). Dr. Schreiber has undergone chemotherapy, and her NHL is currently in remission. Her oncologist believes, however, that her life expectancy is only seven to eleven years because the recurrence of her NHL is a virtual certainty. Dr. Schreiber claims that her NHL was caused by exposure to TCE emanating from the Lockformer Site. Plaintiff filed this lawsuit against Met-Coil, Mestek, Lockformer, and Honeywell.

        Discovery in the case was set to close on October 1, 2003, with a jury trial set to begin on March 1, 2004. However, as more fully discussed in Article VI.B. below, Dr. Schreiber has reached a potential settlement with the Debtor and Mestek. The settlement requires the Debtor and Mestek to pay $6,000,000 to Schreiber in full and complete satisfaction of all of her claims, including claims for attorneys’ fees and expenses. The settlement is contingent upon confirmation of the Plan. The settlement agreement provided for a 150-day “standstill” period that expired on January 27, 2004. A consent order entered by the Bankruptcy Court stayed the Schreiber Litigation until February 2, 2004. Such a stay has now expired, and any of the parties to the settlement may, at their option, terminate the settlement agreement at any time.

E.     Honeywell.

        In March 1993, Lockformer commenced an action against AlliedSignal seeking recovery of investigation and remediation costs related to the TCE contamination at the Lockformer Site. On or about December 6, 1994, Lockformer, Met-Coil and AlliedSignal, on behalf of itself and its successors (including Honeywell), entered into the Honeywell Indemnity Agreement. Under the Honeywell Indemnity Agreement, AlliedSignal paid $400,000 to Lockformer and agreed to pay to Lockformer an additional $400,000 should Lockformer’s costs of investigation and remediation exceed $400,000. In exchange, Met-Coil agreed to “defend, hold harmless, and indemnify AlliedSignal from all claims, demands, damages, expenses, costs, attorneys’ fees, actions and liabilities of any kind and nature” including those “brought by any person or entity, private, governmental or otherwise” for any “act or omission on the part of AlliedSignal.”

        At the time the Honeywell Indemnity Agreement was executed, Met-Coil was unaware that thousands of property owners would thereafter assert that the TCE allegedly spilled by AlliedSignal had migrated into the surrounding property and groundwater. The alleged TCE migration spurred the wave of property and personal injury actions that caused Met-Coil to seek bankruptcy protection in the Bankruptcy Court. Since entering into the broad Honeywell Indemnity Agreement, and since the wave of property and personal injury actions commenced, Met-Coil has indemnified Honeywell in excess of $1.9 million under the Honeywell Indemnity Agreement, on Honeywell demands of approximately $2.6 million, for its separate liability and defense costs relating to the TCE actions. As discussed in Article VI.D. below, Honeywell, Mestek and the Debtor are engaged in an adversary proceeding in the Bankruptcy Court concerning the Honeywell Indemnity Agreement and recently entered into a settlement in principle.

F.     Other Actions.

        Though not events leading to the filing of the chapter 11 case, the Debtor has Contribution Actions and Insurance Actions pending, and owns Alter-Ego Claims and Recovery Actions which are related to the foregoing environmental litigation matters. For a discussion of these matters, see Article IX.A. herein.

VI. SIGNIFICANT EVENTS DURING THE COURSE OF THE CHAPTER 11 CASE

A. Bankruptcy Pleadings.

        By reason of the foregoing events, on August 26, 2003, the Debtor filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. During the course of the Chapter 11 Case, numerous pleadings have been filed with the Bankruptcy Court and numerous hearings have been conducted in connection therewith. The following is a general description of the more significant events which have transpired during the pendency of the Chapter 11 case.

1.     Retention of Charles F. Kuoni, III as President and Chief Executive Officer.

        As one of the so-called first day motions, the Debtor filed a motion to assume the employment agreement that it had entered into with Charles F. Kuoni, III, who had been appointed President and Chief Executive Officer of Met-Coil prior to the Petition Date. On October 20, 2003, the Bankruptcy Court held a hearing on the motion and the Committee’s limited objection to the motion. After hearing oral argument on the motion, the Bankruptcy Court overruled the Committee’s objection and granted the Debtor’s motion to assume Mr. Kuoni’s employment agreement. Pursuant to this employment agreement, Mr. Kuoni receives an annual base salary of $360,000 and is entitled to a $280,000 performance bonus upon consummation of a plan of reorganization by Met-Coil that has been accepted by all classes of Claimholders and Interestholders entitled to vote.

2. Retention of Counsel.

        The Debtor retained the services of Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd. as its bankruptcy counsel and Morris, Nichols, Arsht & Tunnell as its local counsel, which retention the Bankruptcy Court approved on September 23, 2003 and October 20, 2003, respectively.

3. Post-Petition Financing.

        On the Petition Date, the Debtor filed a Motion to Approve DIP Financing or Use of Cash Collateral pursuant to which, among other things, (a) Mestek, the Debtor’s prepetition secured lender, consented to the use of cash collateral subject to the granting of replacement liens and certain other conditions and (b) the Debtor sought approval of the DIP Facility. The motion was granted on an interim basis on August 28, 2003 and on a final basis on October 24, 2003. Under the DIP Facility, Mestek committed to provide up to $8,000,000 in financing to the Debtor, consisting of revolving loans. The maturity date of the DIP Facility is the earliest of (a) December 26, 2003, (b) the effective date of a confirmed plan of reorganization, and (c) the occurrence of an Event of Default (as defined in the DIP Loan Agreement). The Bankruptcy Court has entered orders extending the December 26, 2003 date to September 3, 2004.

        To secure the borrowings under the DIP Facility, Mestek was granted an Allowed Administrative Expense claim pursuant to Bankruptcy Code sections 364(c)(1) and 507(b) having priority over any and all Administrative Expenses of the kind specified in or incurred pursuant to section 503(b) or 507(b) of the Bankruptcy Code, with certain limited exceptions provided for in the DIP Loan Documents. Mestek also was granted a perfected first priority lien against and security interest in all unencumbered presently owned and hereafter acquired property, assets, and rights, of any kind or nature of the Debtor and proceeds thereof (with certain exceptions and limitations provided for in the DIP Loan Documents), pursuant to section 364(c)(2) of the Bankruptcy Code, as well as a perfected first priority lien against and security interest in all such assets subject only to a pre-petition lien in favor of Mestek. Finally, Mestek was granted a junior perfected lien in all encumbered assets of the Debtor (other than those encumbered by Mestek prepetition) pursuant to section 364(c)(3) of the Bankruptcy Code.

        Mestek has agreed to subordinate its liens and administrative claims to pay the following carve-outs: (a) fees pursuant to 28 U.S.C. Section 1930; and (b) certain other allowed fees and expenses.

4. Appointment of Statutory Unsecured Creditors Committee.

        On September 11, 2003, the Office of the United States Trustee for the District of Delaware, pursuant to section 1102 of the Bankruptcy Code, appointed the Committee to represent the interests of all unsecured creditors in the Chapter 11 Case. The members of the Committee are:

         Production Products, Ltd.Hypertherm,
Inc.Fletcher-Reinhardt
CompanyGroundwater
Services

The Committee retained Klehr, Harrison, Harvey, Branzburg & Ellers, LLP as its counsel and Parente Randolph LLC as its financial advisors.

5. Appointment of CBIZ as Valuation Consultant

        On November 20, 2003, the Bankruptcy Court authorized the Debtor to employ CBIZ Valuation Group, Inc. (“CBIZ”), effective as of October 31, 2003, as the Debtor’s valuation consultant. CBIZ was engaged to conduct a valuation analysis of 100% of the common equity of the Debtor. The Debtor retained CBIZ because it is one of the largest full-service valuation firms in the United States, and has extensive experience providing valuations of both tangible and intangible assets in a wide range of industries. In the fulfillment of that engagement, CBIZ evaluated the Debtor and its business operations to arrive at a valuation of 100% of the common equity of the Debtor, essentially its enterprise value, as of September 30, 2003, assuming that the Debtor will have no debt when it emerges from bankruptcy. CBIZ therefore assumed that the Debtor will have no outstanding liabilities for personal injuries or property damage resulting from the alleged TCE contamination, but would have a continuing obligation to remediate the alleged contamination of the Lockformer Site. In CBIZ’s opinion, the fair market value of 100% of the common equity of the Debtor as of September 30, 2003, is approximately $13,100,000, excluding the estimated costs of remediation and $10,200,000 if the estimated costs of remediation remain an obligation of Met-Coil. CBIZ’s written opinion of value and its supporting valuation analysis, both dated December 22, 2003, has been taken into account in performing the liquidation analysis included in this Disclosure Statement.

6. Appointment of TCE PI Trust Future Claimants’ Representative.

(a)     Appointment of Future Claimants’ Representative and Professionals

        In order to implement the Plan and effectively obtain the TCE Channeling Injunction, the Debtor believed it was appropriate and necessary to appoint the Future Claimants’ Representative to protect the rights of future TCE PI Claimants. Among other things, the Debtor needed to assess the extent of and present value of potential, future personal injury claims relating to alleged TCE exposure.

        The Debtor identified Eric D. Green as an appropriate candidate to serve as the Future Claimants’ Representative for the future TCE PI Claimants. On or about September 23, 2003, the Debtor filed a motion for entry of an Order authorizing the appointment of Eric D. Green as the Future Claimants’ Representative for future TCE PI Claimants. In filing the motion to approve his appointment, the Debtor believed that Mr. Green’s years of experience in the area of mass tort litigation and future claimants representation made him well-qualified to fully comprehend the issues relevant to this Chapter 11 Case and to effectively represent the interests of the future TCE PI Claimants. Mr. Green is a professor at Boston University School of Law, where he teaches classes on mass torts, complex litigation, negotiation and mediation. He has been a court appointed mediator and a court appointed futures representative in asbestos and other cases. On October 20, 2003, the Court granted the Debtor’s motion.

        On or about September 23, 2003, the Future Claimants’ Representative sought authority to employ Young Conaway Stargatt and Taylor, LLP (“YCST”) as his counsel which authority the Court granted on October 20, 2003. The Future Claimants’ Representative selected YCST because of its extensive experience and knowledge in the field of debtors’ and creditors’ rights and business reorganizations under chapter 11 of the Bankruptcy Code as well as its substantive experience in bankruptcy cases affecting the rights of mass-tort claimants. On October 10, 2003, the Future Claimants’ Representative sought authority to retain Analysis, Research & Planning Corporation (“ARPC”), as a consultant, to assist the Future Claimants’ Representative in statistically analyzing and quantifying the TCE PI Trust Claims. Over the past twenty years, ARPC professionals have been engaged in many of the largest personal injury and property damages cases in United States history, including litigation arising from asbestos, breast implants, Albuterol asthma medication, Dalkon Shield, IUD, the Love Canal waste site, the Three Mile Island nuclear incident and numerous superfund sites. Among the services performed during the course of these various retentions, ARPC professionals have assisted in the development of reorganization plans and have been retained as expert witnesses for the quantification of liability in bankruptcy cases. The Bankruptcy Court granted the retention of ARPC on November 18, 2003.

        On November 18, 2003, the Court also approved the Future Claimants’ Representative’s retention of Exponent, Inc. (“Exponent”) as toxicologists and epidemiologists to analyze and produce studies and estimates of potential health problems and accompanying damages allegedly resulting from TCE exposure. The Future Claimants’ Representative sought the assistance of Exponent’s experts based on their significant experience in their fields, and their familiarity with the disease progression associated with exposure to TCE, other chlorinated solvents and environmental contaminants. The professionals at Exponent who primarily assisted the Future Claimants’ Representative in the assessment of the Debtor’s alleged TCE-related liability were Dr. Abby Li and Dr. Jeffrey Mandel. Dr. Li, an expert in toxicology, neurotoxicology, developmental neurotoxicology, and risk assessment, served on the EPA’s Science Advisory Board reviewing, among other things, EPA’s draft TCE risk assessment for cancer and non-cancer endpoints. Dr. Li was recently involved in discussions with USEPA on evolving TCE regulatory decisions relevant for a project evaluating risks to a community exposed to TCE from groundwater contamination. Dr. Mandel previously conducted many studies related to health effects of chemical contamination and has published more than 25 articles related to epidemiology and occupational health, including studies of cancer and other diseases in workers exposed to numerous chemicals. Dr. Mandel’s previous studies have involved analysis of exposures to solvents and environmental monitoring in the consideration of potential disease development.

        Also on November 18, 2003, the Court approved the Future Claimants’ Representative’s retention of Dr. Jonathan F. Sykes (“Dr. Sykes”) as his hydrology expert and consultant to investigate the TCE PI Trust Claims. The Future Claimants’ Representative sought the assistance of Dr. Sykes based on his significant experience in the field of hydrology, and his familiarity with environmental mass tort issues. For over thirty years, Dr. Sykes had been involved in the study of groundwater flow and contaminant migration, and had been engaged in a number of personal injury and property damage cases, including the Woburn, Massachusetts toxic waste trial (in which TCE was one of the chemicals suspected of causing personal injuries) and the Reich Farm Superfund Site and cancer cluster in Toms River, New Jersey.

(b)     The Analysis Performed by the Future Claimants’ Representative’s Professionals

        The Future Claimants’ Representative directed his professionals to assess the potential TCE PI Trust Claims in a number of distinct steps. The Debtor has not adopted or admitted the work or conclusions of the Future Claimants’ Representative or his Professionals.

        First, Dr. Sykes created a model of the footprint of the TCE contamination allegedly released from the Lockformer Site, analyzed the levels of TCE contamination detected in well samples previously obtained and modeled the historic and anticipated future progression of TCE. Specifically, Dr. Sykes analyzed and produced studies and models regarding groundwater flow and contaminant migration resulting from the alleged release of TCE from the Lockformer Site. These services were intended to help the Future Claimants’ Representative determine the size and shape of the area potentially contaminated by the alleged migration of TCE from the Lockformer Site, and serve as one of the factual predicates for determining the number of individuals who may have been affected. The services that Dr. Sykes provided were essential components of the due diligence that the Future Claimants’ Representative provided to quantify the TCE PI Trust Claims.

        To begin constructing his model, Dr. Sykes reviewed the sample data previously obtained by the IEPA and Clayton Group Services, Inc. (“Clayton”). Throughout the course of the representation of the Debtor, Clayton had obtained numerous soil core samples, soil contamination samples and groundwater contamination samples. Dr. Sykes also reviewed past and current records to determine whether significant draws had been made from the surrounding aquifer to gauge the effect on the general direction of alleged flow of contaminants.

    Dr.        Sykes developed the existing sampling data into a model of the Designated Area. Using the model, Dr. Sykes was able to reconstruct the path by which the TCE allegedly spread from the Lockformer Site from the date of first alleged contamination. This dynamic model allowed Dr. Sykes to estimate the date when the alleged contamination would have arrived at any point within the Designated Area, as well as the alleged contamination levels that would have likely been detected if sampling had occurred in the past.

        Second, Exponent reviewed the historic, current and projected future levels of alleged TCE contamination estimated by Dr. Sykes to determine what impact, if any, such contamination would have on the anticipated rate of both cancerous and non-cancerous diseases in the exposed population. Concurrently, Exponent performed a comprehensive review of existing scientific studies of TCE exposed populations to determine whether an increased incidence of any malignant or non-malignant diseases would occur from the alleged contamination.

        Specifically, Dr. Li analyzed the potential pathways that individuals were exposed to the TCE allegedly originating from the Lockformer Site and attempted to estimate the impact of this exposure upon the individuals’ risk of contracting cancer and non-cancer diseases. Dr. Li considered both the current USEPA slope factors and the much more conservative 2002 revised USEPA slope factors to estimate cancer risk from the exposure. Dr. Li also considered 2002 USEPA proposed reference doses and recent scientific literature on derivation of TCE reference doses for non-cancer endpoints to determine if exposure levels were above threshold levels of concern for non-cancer endpoints. Based on the exposure data provided, Dr. Li’s analysis revealed that the exposure pathways of ingestion through drinking water, the inhalation of volatilized TCE from water use in homes, and exposure received by trespassers on the Lockformer Site were shown to pose negligible risk. In addition, these estimated exposure levels were below threshold levels of concern for non-cancer endpoints.

    Dr.        Mandel performed an extensive review of the epidemiologic research of cancers and TCE exposure from the occupational studies that had the best control of TCE exposures to determine what malignant diseases were associated with exposure to TCE. Dr. Mandel found that, while the published scientific literature could not conclusively prove causation of any disease due to TCE exposure, that within certain studies of occupational environments, there were a number of malignant diseases associated with such exposure. Although the statistical associations were not consistent across all studies, these were the cancers that could theoretically be perceived to be related to TCE exposure and were listed on that basis only. Non-cancer endpoints were not assessed due to a lack of adequate epidemiological information. Dr. Mandel divided these diseases into two categories based upon the number of published studies that support association of a disease with TCE exposure. These Level I and Level II Scheduled Diseases are identified in the TCE PI Trust Distribution Procedures.

        Third, ARPC compiled the data received from both Dr. Sykes and Exponent and conducted statistical analysis with respect to such data. ARPC developed a database of residential properties located within the Designated Area. Properties met three conditions: (1) within the Designated Area; (2) in areas with residential wells (i.e. the LeClercq and Mejdrech areas); and (3) listed as residential or leased on the DuPage County Assessor’s database. The final database includes 364 properties. ARPC then adjusted the population size to account for the alleged migration of the TCE contamination. ARPC also estimated the average household sizes in the Designated Area. Current household sizes in the Designated Area were determined from United States Census 2000 Block statistics and the Statistical Abstract of the United States provided adjustments for historic household size. ARPC then estimated the number of persons who moved into and out of the Designated Area (the “Turnover Rate”). The Turnover Rate was derived from Census Bureau Survey of Income and Program Participation (SIPP), U.S. Census 2000 results for DuPage County and title search data for a statistically significant representative number of homes. Applying the Turnover Rate to the age-specific population in the Designated Area resulted in an estimate of how many residents in each age category moved into the Designated Area each year during the possible exposure time period. ARPC further refined the population by estimating the number of persons within the Designated Area expected to be alive at the final Bar Date for prepetition claims in this case. ARPC limited the ever-resided population to those aged 90 or younger in 2003 and applied U.S. national mortality estimates to determine the probability of survival for each age group during the period from first exposure to current age.

        ARPC also analyzed the population to determine duration of alleged exposure to TCE. ARPC purchased house-specific information on duration of residence from Experian, a leading source of credit and marketing information. To facilitate estimation, ARPC grouped duration of exposure at levels of more than 20 years, 11 to 20 years, 5 to 10 years, or less than 5 years.

        ARPC next estimated the number of expected diagnoses for the exposed, surviving population for the Level I and Level II Scheduled Diseases (as defined below) identified by Dr. Mandel. Using Surveillance, Epidemiology, and End Results (SEER) data from the National Cancer Institute, ARPC applied the age-conditional probabilities of being diagnosed from current age to age 95 and arrived at an estimate of the number of occurrences of each Scheduled Disease that could be expected over the lifetime of the population.

        Finally, based upon the previous analysis, the Future Claimants’ Representative’s professionals attempted to quantify the TCE PI Trust Claims. The basis of funding of the TCE PI Trust is the projection of the potential recovery that a claimant might expect to receive in the court system if the claimant were to bring an action against the Debtor asserting personal injury caused by exposure to TCE allegedly originating from the Lockformer Site. In order to estimate the amount of such an expected recovery, the Future Claimants’ Representative surveyed relevant data sources for recent judgments and published settlements involving TCE-related cancer claims. This survey revealed a paucity of information regarding such judgments or settlements.

        Unlike many settlements, the TCE PI Trust does not seek to compensate claimants for any perceived responsibility of the Debtor based upon a causal connection between the Scheduled Disease and exposure to TCE. Compensation is based on incurred risk, rather than any causal link between TCE exposure and the Scheduled Disease. Therefore, the amount of compensation will reflect degree of risk.

        The Future Claimants’ Representative presented this analysis and an estimate of total required TCE PI Trust funding to the Debtor and Mestek. Over the course of six months, the Debtor, Mestek, and the Future Claimants’ Representatives engaged in arm’s length negotiations concerning the proper amount for adequately funding the TCE PI Trust. The actual size of the population affected by the TCE exposure, population turnover, epidemiological analysis, potential claimant behavior, rate of dispersion, municipal well data and individual disease funding amounts were discussed and investigated by all parties throughout the course of the negotiations.

        On or about April 17, 2004, the Debtor, Mestek and the Future Claimants’ Representative entered into a term sheet agreement for the creation and funding of the TCE PI Trust, a copy of which is attached hereto as Exhibit E. The terms of the agreement have been incorporated into the Plan and the documents creating the TCE PI Trust, including the TCE PI Trust Agreement, the TCE PI Trust Distribution Procedures. A further description of the TCE PI Trust and the TCE PI Trust Distribution Procedures is set forth in Article VII.H.

7. The Prepetition Claims Bar Date Order.

        On September 23, 2003, the Bankruptcy Court entered the Bar Date order establishing November 14, 2003 as the last date and time for filing Proofs of Claim against the Debtor, subject to other provisions of the Order regarding post-September 30, 2003 mailings of the notice of the Bar Date. On or about September 30, 2003, the Debtor served on all known creditors a Notice of Last Date for Creditors to File Proofs of Claim. The Debtor also published notice of the Bar Date on October 22, 2003 in the Wall Street Journal (National Edition), the Chicago Tribune, the Chicago Sun Times, the Daily Herald (a local paper serving the suburban Chicago area including Lisle, Illinois) and the Cedar Rapids Gazette, and on October 29, 2003 and November 5, 2003, in the Daily Herald and the Cedar Rapids Gazette. The Bar Date order entered on September 23, 2003 did not apply to Governmental Unit, whose bar date for filing a prepetition Claim was February 23, 2004.

8. The Administrative Claims Bar Date.

        On November 21, 2003, the Debtor filed its Motion for Order (I) Establishing Bar Date for Filing Requests for Payment of Administrative Expenses, (II) Approving Request for Payment Form; (III) Approving Bar Date and Publication Notices and (IV) Providing Certain Supplemental Relief (the “Administrative Bar Date Motion”), which the Bankruptcy Court approved on December 9, 2003. Certain requests for payment of Administrative Claims must be Filed by the Administrative Claims Bar Date, the 45th day after the notice of the Effective Date is mailed. If requests for payment of Administrative Claims are not timely and properly Filed, the holders of such Claims shall be forever barred, estopped and enjoined from asserting such Claims in any manner against the Debtor or its Property.

9. Bar Date for Professionals.

        Applications for compensation for services rendered and reimbursement of expenses incurred by Professionals (a) from the later of the Petition Date or the date on which retention was approved through the Effective Date or (b) at any time during the Chapter 11 Case when such compensation is sought pursuant to sections 503(b)(3) through (b)(5) of the Bankruptcy Code, shall be Filed no later than forty-five (45) days after the Effective Date or such later date as the Bankruptcy Court approves, and shall be served on (i) counsel to the Debtor (A) Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd., 55 East Monroe Street, Suite 3700, Chicago, Illinois 60603, Attention: Ronald Barliant, Esquire, and (B) Morris, Nichols, Arsht & Tunnell, LLP, 1201 North Market Street, P.O. Box 1347, Wilmington, Delaware 19899-1347, Attention: Eric D. Schwartz, Esquire; (ii) counsel for Mestek, (A) Greenberg Traurig, LLP, 77 West Wacker, Suite 2500, Chicago, Illinois 60601, Attention: Nancy A. Peterman, Esquire, and (B) Greenberg Traurig, LLP, The Brandywine Building, 1000 West Street, Suite 1540, Wilmington, Delaware 19801, Attention: Scott D. Cousins, Esquire; (iii) counsel for the Committee, Klehr, Harrison, Harvey, Branzburg & Ellers, 222 Delaware Avenue, Suite 1000, Wilmington, Delaware 19801, Attention: Joanne B. Wills, Esquire; (iv) counsel for the Future Claimants’ Representative, Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, Delaware 19801, Attention: James L. Patton, Jr., Esquire; and (v) the U.S. Trustee, District of Delaware, 844 North King Street, Room 2311, Lockbox 35, Wilmington, Delaware 19801, Attention: Margaret Harrison, Esquire. The Bankruptcy Court will not consider applications that are not timely Filed. The Reorganized Debtor may pay any Professional fees and expenses incurred after the Effective Date without an application to the Bankruptcy Court.

B.     The Settlement with the Mejdrech Class and Schreiber.

        On August 29, 2003, the Debtor, Mestek and counsel for the Mejdrech Class and Schreiber entered into the Mejdrech/Schreiber Settlement Agreement, a copy of which is attached hereto as Exhibit F, that forms the basis of the treatment of the Mejdrech Class and Schreiber under the Plan. The Mejdrech/Schreiber Settlement Agreement is subject to Confirmation of the Plan. The Mejdrech/Schreiber Settlement Agreement provides for a 150-day “standstill” period which expired on January 26, 2004 (unless extended by the parties to the Mejdrech/Schreiber Settlement Agreement), during which time the Debtor has proceeded toward Confirmation of the Plan. As set forth in Article V.B.3 and Article V.D. supra, the Bankruptcy Court entered a consent order staying the Mejdrech Litigation until February 2, 2004. Such stay has now expired, and any of the parties to the settlement may, at their option, terminate the settlement agreement at any time. The Mejdrech/Schreiber Settlement Agreement provides, in part:

o In connection with the Plan, the Debtor and Mestek will pay $12,500,000 to the Mejdrech Class and $6,000,000 to Schreiber in full and complete satisfaction of all claims, including claims for attorneys’ fees and expenses, that the Mejdrech Class and Schreiber have asserted against each of the Debtor and Mestek;

        o The payments to be made under the Plan to the Mejdrech Class and Schreiber do not include:

(a)	the funding necessary for resolving the AG Action and completing remediation of the Lockformer Site, which are to be funded (to the extent unpaid as of the Effective Date) separately under the Plan; and

(b) funding the Hook-Ups;
o The Mejdrech/Schreiber Settlement Agreement will not prejudice the rights of the Debtor and Mestek with respect to the Insurance Policies or with respect to the Debtor’s pursuit of Causes of Action, including the Contribution Actions, against third-parties, including insurance companies and PRPs (and the Mejdrech Class and Schreiber will not object to or oppose such rights);

o The Mejdrech/Schreiber Settlement Agreement will not prejudice the rights of the Mejdrech Class and Schreiber to continue to pursue their Claims against Honeywell;[5]

o The Debtor and Mestek will be responsible for developing the treatment of TCE PI Trust Claims under the Plan and obtaining approval by the Bankruptcy Court in connection with the Plan;

o In the event that the Bankruptcy Court does not confirm the Plan on or before January 26, 2004, the Mejdrech Class and Schreiber may terminate the Mejdrech/Schreiber Settlement Agreement. In the event of such termination, the Debtor may withdraw the Plan, and the Mejdrech Class and Schreiber may seek to lift the automatic stay imposed in the Chapter 11 Case, transfer venue of the Chapter 11 Case or raise in the Bankruptcy Court whatever rights they may maintain;

o Mestek has agreed to reimburse counsel to the Mejdrech Class and Schreiber for all reasonable fees and expenses incurred in connection with the Chapter 11 Case;

        o Finally, the parties to the Mejdrech/Schreiber Settlement Agreement agree:

(a)	that approval of the settlement of the Mejdrech Litigation will be obtained from Judge Leinenweber of the Illinois District Court on or about the date of the Confirmation Hearing, if possible, and Judge Leinenweber’s approval will be a condition precedent to the Effective Date of the Plan. Furthermore, the parties will seek a finding by Judge Leinenweber that the settlement of the Mejdrech Litigation constitutes a good faith settlement pursuant to the provisions of the Illinois Joint Tortfeasor Contribution Act on or about the date of Confirmation of the Plan.

(b)(i)	that approval of the settlement of the Schreiber Litigation will be obtained from Judge Zagel of the Illinois District Court on or about Confirmation of the Plan, if possible, and Judge Zagel’s approval will be a condition precedent to the Effective Date of the Plan. Furthermore, the parties will seek a finding by Judge Zagel that the settlement of the Schreiber Litigation constitutes a good faith settlement pursuant to the provisions of the Illinois Joint Tortfeasor Contribution Act on or about the date of Confirmation of the Plan.

        By separate motion, the Debtor will seek the Bankruptcy Court’s approval of the Mejdrech/Schreiber Settlement Agreement pursuant to Bankruptcy Rule 9019 at a hearing contemporaneous with the Confirmation Hearing.

C.     The Temporary Restraining Order.

        On August 27, 2003, Met-Coil commenced an adversary proceeding captioned Met-Coil Systems Corp. v. Mejdrech et al., 03-55626, and filed concurrently with its complaint therein a motion for temporary and preliminary relief staying certain actions, including the Mejdrech Litigation, the DeVane Action, and the Personal Injury Actions in which the plaintiffs asserted claims against the Debtor, its non-debtor indirect parent Mestek, and Honeywell. Pursuant to sections 105 and 362 of the Bankruptcy Code, the adversary proceeding sought a declaration that all further proceedings in such actions are subject to the automatic stay or, in the alternative, to preliminary and permanent injunctive relief staying further proceedings in such actions.

        The Debtor’s complaint in this Adversary Proceeding asserts four counts. By its first count, the Debtor sought a declaration that the automatic stay under Bankruptcy Code section 362(a)(1) prevented the pursuit of various causes of action, including the Mejdrech Litigation, the DeVane Action, and the Personal Injury Actions, with respect to both the Claims against the Debtor and their Claims against Mestek and Honeywell. The Debtor asserted, among other things, that the claims against Mestek are effectively claims against the Debtor, and continuing litigation of the claims against Mestek would prejudice the Debtor. The Debtor further alleges that by virtue of the contractual indemnity between the Debtor and Honeywell, an adverse judgment against Honeywell or Mestek could result in liability for the Debtor even if the litigation were stayed as against the Debtor. By its second count, the Debtor sought a declaration that any Alter-Ego Claims are subject to the automatic stay pursuant to section 362(a)(3) of the Bankruptcy Code because any such claim is property of the Estate under section 541 of the Bankruptcy Code. As to the third count, the Debtor sought preliminary and permanent injunctive relief staying the various actions pursuant to section 105(a) of the Bankruptcy Code to preserve the Estate and protect the Debtor’s ability to achieve a successful reorganization, which would be gravely prejudiced by prosecution of the actions against Honeywell or Mestek. The fourth count sought a declaration that any Alter Ego Claim is a claim that may be asserted solely by the Debtor as debtor-in-possession under section 544(a)(1) of the Bankruptcy Code.

        As described in Article IV.B. supra, on August 29, 2003, the Mejdrech/Schreiber Settlement Agreement was executed, as a result of which, on September 5, 2003, the Bankruptcy Court entered an order on consent granting an extension of the automatic stay for 150 days for the Mejdrech Litigation and the Schreiber Litigation, as to Mestek and the current and former officers, directors, and employees of Mestek and Met-Coil.

        On February 12, 2004, the Illinois District Court scheduled the commencement of the trial in the Mejdrech Litigation as against Mestek and Honeywell on April 19, 2004. On February 27, 2004, the Mejdrech Class filed a motion for relief from the automatic stay before the Bankruptcy Court, seeking to have the Mejdrech Litigation proceed as against the Debtor as well. On February 27, 2004, the Debtor filed its Motion to Enforce the Section 362(A)(3) Automatic Stay or, in the alternative, for Preliminary Relief Under Section 362(A)(1) and 105 Extending Stay of Mejdrech Litigation. At the conclusion of a hearing on March 8, 2004, the Bankruptcy Court denied the Mejdrech Class’ motion and granted the Debtor’s Motion, extending the automatic stay as to Mestek and Honeywell and enjoining the Mejdrech Class from proceeding to trial until after June 22, 2004. A further hearing was scheduled for May 24, 2004 on these issues and was continued, by agreement, to June 22, 2004. The hearing on these motions is continued to July 28, 2004. The automatic stay remains in place as to Met-Coil, and the Bankruptcy Court has extended the automatic stay as to Mestek and Honeywell through July 28, 2004.

D. Honeywell Litigation.

        After the Petition Date, Honeywell commenced litigation first in the Illinois District Court and then in the state court for Cook County, Illinois against Mestek and Formtek concerning the alleged obligations of Mestek and Formtek to indemnify Honeywell for its costs to defend and settle certain of the Illinois Actions pursuant to the Honeywell Indemnity Agreement. Prior to Honeywell’s commencement and pursuit of such litigation against Mestek and Formtek, the Debtor, Mestek and Formtek had commenced litigation against Honeywell before the Bankruptcy Court relating to the Honeywell Indemnity Agreement. The status of the various pieces of litigation is as follows:

1. The Adversary Complaint.

        On September 5, 2003, the Debtor and Mestek filed an Adversary Proceeding, Case No. 03-55714, against Honeywell, which complaint was amended on September 26, 2003, to add Formtek as an additional named plaintiff. In Count I, the Debtor seeks preliminary and permanent injunctive relief pursuant to section 105 of the Bankruptcy Code, staying prosecution of the Honeywell action discussed below (the “Honeywell Illinois Action”) and any other claim for indemnification that Honeywell may assert against Mestek or Formtek under the Honeywell Indemnity Agreement. In Count II, the Debtor asserts a claim for declaratory relief that Mestek and Formtek are not liable to Honeywell under the Honeywell Indemnity Agreement. Mestek and Formtek joined in the first and second counts of the Complaint. In Counts III and IV of the Amended Complaint, the Debtor seeks a declaration that any veil-piercing claim is property of the Estate and that any attempt to assert such a Claim by Honeywell against Mestek or Formtek is thus subject to the automatic stay, and further that the Debtor as debtor-in-possession has exclusive standing to assert the veil-piercing claim under section 544 of the Bankruptcy Code.

        The parties fully briefed the Motion for Partial Summary Judgment filed by Mestek and Formtek on Counts I and II of the Adversary Complaint. The Debtor filed a joinder in the motion and in the reply brief. The parties also fully briefed Honeywell’s Motion to Dismiss the Adversary Complaint. The Debtor joined with Mestek and Formtek in their response to the Motion to Dismiss. The Bankruptcy Court held a hearing on such motions on April 12, 2004. After hearing argument of counsel, the Court granted the motion for partial judgment and denied Honeywell’s motion to dismiss, the result of which was a determination that neither Mestek nor Formtek is liable under the Honeywell Indemnity Agreement. Honeywell filed an objection to this ruling.

2. The Honeywell Illinois Action.

        On September 9, 2003, Honeywell commenced the Honeywell Illinois Action against both Formtek and Mestek in the Circuit Court of Cook County, Illinois, Honeywell Int’l, Inc. v. Mestek, Inc. et al., No. 03 L 010812. By its Complaint, Honeywell asserts four counts. By the first and second counts, respectively, Honeywell asserts a breach of contract claim for damages against Mestek and Formtek arising from their alleged failure to indemnify Honeywell and a declaratory judgment that Mestek and Formtek have breached and are liable to Honeywell under the Indemnity Agreement. By Count III, Honeywell seeks to impose upon Mestek liability for the Debtor’s alleged obligations to Honeywell under the Indemnity Agreement, asserting that Met-Coil is the alter ego of Mestek. Count IV asserts a fraud claim against both Mestek and Formtek for alleged fraud by the Debtor in its performance of certain obligations under the Honeywell Indemnity Agreement.

        The Honeywell Illinois Action was removed to the Illinois District Court. Currently pending before the Illinois District Court are Mestek’s and Formtek’s motion to transfer venue of the action to Delaware and Honeywell’s motion to remand the action to the Circuit Court of Cook County.

3. Honeywell Settlement.

        Honeywell, Mestek and the Debtor have reached an agreement in principle to settle of the Honeywell Claims. The parties are in the process of finalizing documentation of the Honeywell Settlement and intend to seek approval of the Honeywell Settlement at the Confirmation Hearing.

        The basic terms of the Honeywell Settlement include the following:

o	Honeywell will be granted an Allowed Claim in the aggregate amount of $5,600,000 on account of the Honeywell Claim and the claim of Groundwater Services, Inc., which was purchased by Honeywell, and Honeywell will receive, in the aggregate, a distribution of $2,500,000, on account of such Claims, which is an approximately 45% distribution.

o	Mestek and Honeywell, but not the Debtor, will enter into a supply agreement for certain products. Mestek and Honeywell currently have a supply agreement in place for certain products. The new supply agreement will be a four year supply agreement with fixed pricing, and shall include the purchase of those products currently purchase by Mestek from Honeywell with Mestek obligated to use best efforts to identify new product purchases;

o	Honeywell will not reject or object to the Plan and will withdraw pending objections to the Disclosure Statement;

o Honeywell, Mestek, Formtek and the Debtor will execute comprehensive mutual releases;
o	The Honeywell Settlement is subject to certain conditions precedent, including Confirmation of the Plan (or plan substantially similar) and approval of the Honeywell Settlement.

A settlement agreement incorporating the above terms will be filed with the Bankruptcy Court prior to the Confirmation Hearing.

E. Travelers Litigation.

1. The Illinois Litigation.

        In June 2002, the Debtor, Lockformer and Mestek filed their Fourth Amended complaint (incorrectly styled the second amended complaint), naming Travelers as a defendant in their declaratory judgment action with respect to Travelers’ coverage obligations under certain insurance policies, in the Circuit Court of DuPage County, Illinois, and filed the fourth amended complaint on November 26, 2002. The main piece of litigation right now focuses on Travelers’ Motion to Enforce Settlement Agreement, which Travelers and the Debtor believe was finalized in July 2003. There are also still pending claims against two other insurance companies seeking coverage. On October 14, 2003, the Debtor removed the action to the Illinois District Court. The court granted Mestek’s and Met-Coil’s motion to stay discovery and briefing on the Motion to Enforce Settlement Agreement. The court also granted Travelers’ motion to refer the matter to the United States Bankruptcy Court for the Northern District of Illinois, and on November 26, 2003, the case was referred to Judge Susan Pierson Sonderby who thereafter granted Met-Coil’s motion to transfer venue to the Delaware District Court. Also pending before the Delaware District Court are Travelers’ motion to remand and for abstention. As described in Article VI.E.4. herein, the Debtor, Mestek and Travelers have entered into a settlement agreement resolving this litigation subject to the Bankruptcy Court’s approval and Confirmation of the Plan.

2. The Iowa Litigation.

        There is nearly identical litigation pending in Iowa. On October 14, 2003, the Debtor removed to the Iowa District Court the state court action, Case No. LACV045117, that Travelers had filed in January 2003 against the Debtor, Mestek and Lockformer seeking a declaration of the parties’ rights and obligations under the insurance policies. Travelers have a motion to enforce settlement agreement on file in Iowa, which is nearly identical to the motion it filed in Illinois. On October 28, 2003, Travelers also filed a motion to remand or for abstention, which is also nearly identical to the motion it filed in Illinois. On November 5, 2003, Travelers filed a motion for referral to the Iowa District Court which was also identical to the motion for referral Travelers filed in Illinois. On November 25, 2003, Travelers filed a motion requesting a hearing date on its motion for referral, and requesting a briefing schedule for its motion to remand or for abstention.

        On October 31, 2003, Met-Coil filed a Local Rule 81.1 Statement of the Case providing a status and requesting a hearing on Mestek’s still pending motion to stay the matter. On November 24, 2003, Mestek filed a supplemental motion to stay the proceeding, requesting that the case be stayed through January 16, 2004 to allow the Bankruptcy Court time to rule on the Debtor’s Motion to Assume. The parties jointly have filed several agreed motions to stay this matter through July 30, 2004. As described in Article VI.E.4. herein, the Debtor, Mestek and Travelers have entered into a settlement agreement resolving this litigation subject to the Bankruptcy Court’s approval and Confirmation of the Plan.

        On February 17, 2004, Pacific Employers Insurance Company (“PEIC”) and International Insurance Company (“International”), who both provided excess liability coverage to Met-Coil, filed their Appearance, Answer, Counterclaim and Cross-claim in the Iowa Action. The counterclaim, asserted against Travelers, and cross-claim, asserted against “certain Insurer Defendants,” sought a finding that, if the Court found that the plaintiffs were entitled to any form of relief from the “Insurer Defendants,” PEIC and International would be entitled to contribution and/or equitable contribution from the plaintiffs or the “certain Insurer Defendants.” PEIC and International contended that Met-Coil’s primary insurance coverage must be exhausted before there is any obligation under the PEIC or International policies to provide coverage to Met-Coil in relation to the underlying actions. PEIC and International stated that the terms and conditions of their policies provided that they were entitled to reimbursement and/or contribution from the plaintiffs and Insurer Defendants to the extent PEIC and International made any payments for Met-Coil’s “ultimate net loss,” a term defined in the policy. Additionally, PEIC and International alleged that because Met-Coil’s other excess insurance was not specifically written to be excess over the PEIC and International policies, they were also entitled to reimbursement and/or contribution from those other excess insurers to the extent PEIC and International made any payments for Met-Coil’s “ultimate net loss.” Last, PEIC and International reserved their rights to later assert a cross-claim against Met-Coil, if the automatic stay imposed as a result of Met-Coil’s bankruptcy proceedings is lifted. The parties jointly have filed several agreed motions to stay this matter through July 30, 2004. As described in Article VI.E.4. herein, the Debtor, Mestek and Travelers have entered into a settlement agreement resolving this litigation subject to the Bankruptcy Court’s approval and Confirmation of the Plan.

3. Motion to Assume.

        Finally, the Debtor also has on file in the Bankruptcy Court a motion seeking the assumption or approval of the settlement agreement that Travelers is also seeking to enforce (the “Motion to Assume”). Travelers has filed a motion to defer ruling on this motion until after the Iowa and Illinois courts have had an opportunity to rule on the respective motions for abstention or to remand that Travelers filed in those courts. On November 26, 2003, Mestek filed its objection to the Motion to Assume, agreeing that Travelers and the Debtor reached a binding settlement agreement between them, but opposing this motion to the extent that the settlement agreement requires Mestek to grant Travelers an unlimited indemnification. As described in Article VI.E.4. herein, the Debtor, Mestek and Travelers have entered into a settlement agreement resolving this litigation subject to the Bankruptcy Court’s approval and Confirmation of the Plan.

4. Current Status.

        The Debtor, Travelers and Mestek have reached a settlement of the disputes among them and will be presenting a motion pursuant to Bankruptcy Rule 9019, to the Bankruptcy Court on July 28, 2004 to approve such settlement, which will be contingent upon confirmation of the Plan. This settlement will resolve all of the cases among the Debtor, Travelers and Mestek pending before the Iowa District Court, the Delaware District Court and the Bankruptcy Court.

VII. THE PLAN

A.     Introduction.

        The Plan is the product of diligent efforts by the Debtor and Mestek to maximize value for Creditors in a manner consistent with the mandates of the Bankruptcy Code. The Debtor believes that, under the Plan, holders of Allowed Claims will obtain a substantially greater recovery from the Estate than any recovery that would be available if the assets of the Debtor were liquidated under chapter 7 of the Bankruptcy Code. The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the Plan and any defined terms used in this summary are used as defined in the Plan or the First Amended Glossary of Terms attached thereto.

        THE FOLLOWING IS A SUMMARY OF THE MATTERS ANTICIPATED TO OCCUR EITHER PURSUANT TO OR IN CONNECTION WITH CONFIRMATION OF THE PLAN. THIS SUMMARY ONLY HIGHLIGHTS THE SUBSTANTIVE PROVISIONS OF THE PLAN AND IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF THE PLAN OR A SUBSTITUTE FOR A FULL AND COMPLETE READING OF THE PLAN.

B.     Impairment, Treatment and Acceptance or Rejection of a Plan.

1.     Generally.

        The Bankruptcy Code requires that, for purposes of treatment and voting, a chapter 11 plan divide the different claims against, and equity interests in, a debtor into separate classes based upon their legal nature. Section 1122 of the Bankruptcy Code sets forth the requirements relating to classification of claims. Section 1122(a) provides that claims or interests may be placed in a particular class only if they are substantially similar to the other claims or interests in that class.

        Further, under a chapter 11 plan, claims and interests must be designated either as “impaired” or “unimpaired”. If a class of claims is “impaired,” the Bankruptcy Code affords certain rights to the holders of such claims or interests, such as the right to vote on the plan (unless the plan provides for no distribution to the holder), and the right to receive an amount under the plan that is not less than the value that the holder would receive if the debtor were liquidated under chapter 7 of the Bankruptcy Code. Under section 1124 of the Bankruptcy Code, a class of claims or interests is “impaired” unless, with respect to each claim or interest of such class, the plan (a) does not alter the legal, equitable, and contractual rights of the holders of such claims or interests or (b) irrespective of the holder’s right to receive accelerated payment of such claims or interests after the occurrence of a default, cures all defaults (other than those arising from, among other things, the debtor’s insolvency or the commencement of a bankruptcy case), reinstates the maturity of the claims or interests in the class, compensates the holders of such claims or interests for any damages incurred as a result of their reasonable reliance upon any acceleration rights, and does not otherwise alter their legal, equitable or contractual rights.

2.     Presumed Acceptance of a Plan by Unimpaired Classes.

        Unclassified claims are treated in accordance with section 1129(a)(9)(A) and section 1129(a)(9)(C) of the Bankruptcy Code, respectively. Such claims are unimpaired and are not designated as classes of claims, in accordance with section 1123(a)(1). Pursuant to section 1126(f) of the Bankruptcy Code, each such claimholder is conclusively presumed to have accepted a plan in respect of such claims. Accordingly, such claimholders are not entitled to vote to accept or reject a plan, and the votes of such claimholders are not solicited in connection with such plan.

        In addition, pursuant to section 1126(f) of the Bankruptcy Code, classified claims which are unimpaired are conclusively presumed to have accepted a plan in respect of such claims. Accordingly, claimholders in such classes are not entitled to vote to accept or reject a plan, and the votes of such claimholders are not solicited in connection with such plan.

3.     Acceptance of a Plan by Impaired, Voting Classes.

        Pursuant to section 1126(c) of the Bankruptcy Code, an impaired class of claims shall have accepted a plan if (a) the holders of at least two-thirds (2/3) in dollar amount of the allowed claims actually voting in such class (other than claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have timely and properly voted to accept a plan and (b) more than one-half (½) in number of such allowed claims actually voting in such class (other than claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have timely and properly voted to accept a plan. Pursuant to section 1129(a)(8) of the Bankruptcy Code, all of the impaired classes of claims and interests must vote to accept a plan in order for the plan to be confirmed on a consensual basis. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

4.     Other Impaired Classes Deemed to Reject the Plan.

        Impaired classes of claims or interests that will receive no distribution on account of their respective claims or interests are conclusively presumed to have rejected the Plan. Since each claimholder or interestholder in such classes is conclusively presumed to have rejected a plan, each such claimholder or interestholder is not entitled to vote to accept or reject the plan. Accordingly, the votes of such claimholders or interestholders are not solicited in connection with confirmation of such plan.

C.     Classification and Treatment of Claims and Interests.

1.     Classification of Claims and Interests under the Plan.

        The Plan classifies Claims and Interests separately and provides different treatment for different Classes of Claims and Interests in accordance with the Bankruptcy Code. The Plan provides separately for each Class, that Claimholders and Interestholders will receive various amounts and types of consideration based on the different rights of the Claimholders and Interestholders of each Class. The treatment of and consideration to be received by holders of Allowed Claims or Allowed Interests pursuant to the Plan will be in discharge of such holder’s respective Claims against or Interests in the Debtor and its Estate, except as otherwise provided in the Plan or the Confirmation Order.

        Statements contained herein as to the rationale underlying the treatment of Claims and Interests under the Plan are not intended to waive, compromise or limit any objections, defenses, rights, Claims or Causes of Action that the Debtor or Mestek may have if the Plan is not confirmed. Rather, the distributions contemplated by the Plan represent the Debtor’s estimates of distributions accomplished through the compromise and settlement of various claims and related issues without the necessity for a final judicial determination with respect thereto. The Debtor cannot assure that an ultimate judicial determination of the compromised issues might not result in treatment which is more or less favorable to any particular Creditor.

        The unclassified Claims are Administrative Claims and Priority Tax Claims. Each of the unclassified claims is Unimpaired.

        Class 1 Claims (Priority Non-Tax Claims) and Class 2 Claims (DIP Claims) are Unimpaired.

        Class 3.1 Claims (Miscellaneous Secured Claims), Class 3.2 Claims (Mestek Prepetition Secured Claims), Class 4.1 Claims (Convenience Claims), Class 4.2 Claim (Mestek Unsecured Claims), Class 4.3 Claims (General Unsecured Claims other than Convenience Claims, Mestek Unsecured Claims, TCE Property Damage Claims arising in connection with the Mejdrech Litigation and TCE PI Claims), Class 5 Claims (TCE Property Damage Claims arising in connection with the Mejdrech Litigation), Class 6 Claims including, without limitation, the Schreiber Claim (TCE PI Claims), Class 7 Claims (Non-Compensatory Damage Claims) and Class 8 Claims (Formtek’s Interests) are Impaired.

D.     Distributions to and Treatment of Claimholders.

1. Administrative Claims.

        Unless otherwise provided for herein, each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of such Allowed Administrative Claim, either (A) an amount equal to the unpaid amount of such Allowed Administrative Claim in Cash commencing on the later of (i) the Effective Date, (ii) the date that such Claim becomes an Allowed Administrative Claim by a Final Order and (iii) a date agreed to by the Claimholder and either the Debtor or the Reorganized Debtor; or (B) such other treatment (x) as may be agreed upon in writing by the Claimholder and the Debtor or the Reorganized Debtor or (y) as the Bankruptcy Court has ordered or may order. Notwithstanding the foregoing, Allowed Administrative Claims representing (a) liabilities, accounts payable or other Claims or obligations incurred in the ordinary course of business of the Debtor consistent with past practices subsequent to the Petition Date and (b) contractual liabilities arising under contracts, loans or advances to the Debtor, whether or not incurred in the ordinary course of business of the Debtor subsequent to the Petition Date, shall be paid or performed by the Debtor or the Reorganized Debtor in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements or contracts relating thereto; provided, that, notwithstanding any contract provision, applicable law or otherwise, that entitles a holder of an Allowed Administrative Claim to postpetition interest, no holder of an Allowed Administrative Claim shall receive postpetition interest on account of such Claim.

2.     Priority Tax Claims.

        Each holder of an Allowed Priority Tax Claim shall receive, at the sole discretion of the Debtor or the Reorganized Debtor, and in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (A) an amount equal to the unpaid amount of such Allowed Priority Tax Claim in Cash commencing on the later of (i) the Effective Date, (ii) the date after such Claim becomes an Allowed Priority Tax Claim by a Final Order and (iii) a date agreed to by the Claimholder and either the Debtor or the Reorganized Debtor; (B) as provided in section 1129(a)(9)(C) of the Bankruptcy Code, Cash payments made in equal annual installments beginning on or before the first anniversary following the Effective Date, with the final installment payable not later than the sixth (6th) anniversary of the date of the assessment of such Allowed Priority Tax Claim, together with interest (payable in arrears) on the unpaid portion thereof at the Tax Rate from the Effective Date through the date of payment thereof; or (C) such other treatment as to which the Debtor and such Claimholder shall have agreed in writing or the Bankruptcy Court has ordered or may order; provided, however, that the Debtor reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Effective Date without premium or penalty; and provided further, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Effective Date interest accrued on or penalty arising before or after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

3. Class 1 Claims (Priority Non-Tax Claims).

        Unless otherwise provided for herein, each holder of an Allowed Priority Non-Tax Claim shall receive either (A) an amount equal to the unpaid amount of such Allowed Priority Non-Tax Claim in Cash commencing on the later of (i) the Effective Date, (ii) the date that such Claim becomes an Allowed Priority Non-Tax Claim by a Final Order and (iii) a date agreed to by the Claimholder and either the Debtor or the Reorganized Debtor; or (B) such other treatment (x) as may be agreed upon in writing by the Claimholder and the Debtor or the Reorganized Debtor or (y) as the Bankruptcy Court has ordered or may order.

4. Class 2 Claims (DIP Claims).

        The Class 2 Claims shall be Allowed in an amount equal to the principal amount plus accrued and unpaid interest, costs and attorneys’ fees and expenses through the day immediately prior to the Effective Date and paid in full, in Cash, on the Effective Date in accordance with the DIP Order and the DIP Loan Agreement.

5. Class 3.1 Claims (Miscellaneous Secured Claims).

        Each holder of an Allowed Class 3.1 Claim shall receive, at the option of and in the sole discretion of the Debtor or the Reorganized Debtor, one of the three following forms of treatment:

(a)     an amount equal to the unpaid amount of such Allowed Class 3.1 Claim in Cash commencing on the later of (i) the Effective Date or (ii) the date that is fifteen (15) Business Days after such Claim becomes an Allowed Class 3.1 Claim by a Final Order; or

(b)     the Reorganized Debtor shall abandon the Property that secures the Allowed Class 3.1 Claim to the Claimholder on or as soon as practicable after the later of (i) the Effective Date or (ii) the date that is fifteen (15) Business Days after the date on which such Claim becomes an Allowed Class 3.1 Claim by a Final Order; or

(c)     such other treatment as the Claimholder and the Debtor or the Reorganized Debtor shall have agreed upon in writing.

6.     Class 3.2 Claim (Mestek Prepetition Secured Claims).

        The Class 3.2 Claims shall be Allowed in the principal amount outstanding as of the Effective Date plus accrued and unpaid interest, costs and attorneys’ fees and expenses through the Effective Date. In the event that Mestek is the Winning Plan Sponsor, on the Effective Date, Mestek will contribute its Class 3.2 Claim to the capital of the Reorganized Debtor as part of the Capital Contribution and shall not receive or retain any property under the Plan on account of such Class 3.2 Claim. In the event that Mestek is not the Winning Plan Sponsor, the Reorganized Debtor shall pay Mestek the amount of its Allowed Class 3.2 Claim in full, in Cash, on the later of (i) Effective Date, (ii) the date such claim becomes an Allowed Claim by a Final Order or (iii) otherwise agreed to in writing by the Debtor or the Reorganized Debtor and Mestek.

7. Class 4.1 Claims (Convenience Claims).

        All Allowed Convenience Claims shall be paid by the Reorganized Debtor in Cash, in full (without interest), on the first Distribution Date after the Effective Date from the Unsecured Claims Distribution Fund.

8. Class 4.2 Claim (Mestek Unsecured Claim).

        In the event that Mestek is the Winning Plan Sponsor, on the Effective Date, Mestek shall contribute to the capital of the Reorganized Debtor as part of the Capital Contribution its Class 4.2 Claim and shall not receive or retain any property under the Plan on account of such Class 4.2 Claim. In the event that Mestek is not the Winning Plan Sponsor, Mestek’s Allowed Class 4.2 Claim shall be treated as a Class 4.3 Claim.

9.	Class 4.3 Claims (General Unsecured Claims other than Convenience Claims, Mestek Unsecured Claim (if Mestek is the Winning Plan Sponsor), TCE Property Damage Claims arising in connection with the Mejdrech Litigation and TCE PI Claims).

        Each holder of an Allowed Class 4.3 Claim shall receive payment of an amount equal to 70% of its Allowed Class 4.3 Claim from the Unsecured Claims Distribution Fund on the first Distribution Date after the Effective Date or, in the case of each Disputed Class 4.3 Claim, on the first Distribution Date after such Disputed Claim becomes an Allowed Class 4.3 Claim; provided, however, that (a) if a holder of a Class 4.3 Claim agrees in writing to accept less favorable treatment, such holder shall receive only such agreed treatment and (b) if a holder of a Class 4.3 Claim elects in writing on a Ballot the treatment afforded a Class 4.1 Claim and voluntarily reduces its Claim to $10,000, such Class 4.3 Claim shall be treated as a Class 4.1 Claim. Notwithstanding the foregoing, to the extent that there is any Insurance Policy available to pay Allowed General Unsecured Claims arising from workers’ compensation or product liability claims, such Claimholders shall first seek payment from the Insurance Policy and to the extent such Claim is not paid in full from such Insurance Policy, the balance of such Allowed General Unsecured Claim shall be paid on the next Distribution Date pursuant to this Section 3.10. The Unsecured Claims Distribution Fund will be funded in accordance with Section 4.12 of the Plan.

10.     Class 5 Claims (TCE Property Damage Claims arising in connection with the Mejdrech Litigation).

        The Class 5 Claimholders shall receive the Mejdrech Settlement Amount in full and final satisfaction of their Allowed Class 5 Claims. On the Effective Date, the Debtor shall deposit the Mejdrech Settlement Amount in the Mejdrech Escrow, and the Mejdrech Settlement Amount shall thereafter be held pursuant to the terms of the Mejdrech Escrow Agreement. The Mejdrech Settlement Amount shall be either (i) distributed on or after the Effective Date to holders of Allowed Class 5 Claims in accordance with an order of the Illinois District Court or (ii) returned to Mestek in accordance with the terms of the Mejdrech Escrow Agreement. Upon the Effective Date, each holder of a Class 5 Claim shall be deemed to have assigned to the Reorganized Debtor its entire interest in any Direct Action, and the Reorganized Debtor shall be deemed such Claimholder’s sole attorney in fact, as may be appropriate, to prosecute at the Reorganized Debtor’s sole discretion, any Direct Action, except that no such Direct Action can or will be brought against a Settling Insurer. In addition to the foregoing, each Class 5 Claimholder shall be entitled to the Hook-Up to the extent provided for in Section 7.17 of the Plan, provided that to the extent any Class 5 Claimholder incurs any reasonable out-of-pocket costs in addition to those set forth in Section 7.17(b) of the Plan, the Reorganized Debtor or the Winning Plan Sponsor shall reimburse such Class 5 Claimholder such reasonable out-of-pocket costs to the extent (a) directly related to the Hook-Ups, (b) not previously reimbursed and (c) such Class 5 Claimholder provides appropriate documentation, including proof of payment or the incurrence of the obligation, to the Reorganized Debtor and the Winning Plan Sponsor.

11. Class 6 Claims (TCE PI Claims).

        On the Effective Date, each Class 6 Claim will automatically and without further act or deed be assumed by the TCE PI Trust and treated in accordance with the TCE PI Trust Agreement and the TCE PI Trust Distribution Procedures. Settled TCE PI Claims shall receive their respective settlement amounts from the TCE PI Trust Claims Distribution Fund in full and final satisfaction of their Allowed Class 6 Claims in accordance with the procedures set forth in the TCE PI Trust Agreement. Schreiber shall receive the Schreiber Settlement Amount from the TCE PI Trust Claims Distribution Fund in accordance with the procedures set forth in the TCE PI Trust Agreement in full and final satisfaction of her Allowed Class 6 Claim.

        Upon receipt of their respective distributions from the TCE PI Trust Claims Distribution Fund, Each holder of a Class 6 Claim shall be deemed to have assigned to the Reorganized Debtor its entire interest in any Direct Action, and the Reorganized Debtor shall be deemed such Claimholder’s sole attorney in fact, as may be appropriate, to prosecute at the Reorganized Debtor’s sole discretion, any Direct Action, except that no such Direct Action can or will be brought against a Settling Insurer.

E.     Treatment of Disputed Claims (Other than Class 6 Claims) under the Plan.

1. Objections to Claims (Other than Class 5 Claims or Class 6 Claims).

        The Debtor or the Reorganized Debtor may file with the Bankruptcy Court an Objection to the allowance of a Claim (other than a Class 5 Claim or a Class 6 Claim) in writing at any time on or before the Claim Objection Deadline. The Reorganized Debtor after the Effective Date will have the right to petition the Bankruptcy Court for an extension of such dates. The decision of the Debtor not to object to any Claim for voting purposes will not be deemed a waiver of the rights of the Debtor or the Reorganized Debtor to object to, or re-examine, any such Claim, as applicable, in whole or in part. The TCE PI Trust Distribution Procedures shall govern the Objection process with respect to any TCE PI Trust Claim.

2.     Amendments to Claims and Requests for Payment of Administrative Claims; Claims Filed After the Bar Dates.

        Unless otherwise provided in a Final Order: (a) after the Bar Date, a Claim on account of which a Proof of Claim is not timely Filed in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules or an Order of the Bankruptcy Court, may not be Filed or amended without the authorization of the Bankruptcy Court and (b) except as otherwise provided for in Sections 9.02, 10.02 and 10.03 of the Plan, after the Administrative Claims Bar Date (the 45th day after notice of the Effective Date is mailed) or the deadline for filing all Claims for Professional fees and expenses, a Claim on account of which a request for payment of Administrative Claims is not timely Filed, may not be filed or amended without the authorization of the Bankruptcy Court. Except as otherwise provided in the Plan, any new or amended Claim filed after the Bar Date, the Administrative Claims Bar Date or the deadline for filing all Professional Claims (as applicable) will be deemed Disallowed in full and expunged without any action by the Debtor or the Reorganized Debtor, unless the Claimholder has obtained prior Bankruptcy Court authorization for the Filing. Any Claim which has been Disallowed pursuant to Sections 9.02, 10.02 or 10.03 of the Plan will not receive any distribution on account of such Claim.

3.     Estimation.

        A bankruptcy court has a great deal of discretion in developing a methodology or process for estimating contingent or unliquidated claims against a debtor if liquidating such claims would unduly delay the administration of the case. The Due Process Clause of the Fifth Amendment of the United States Constitution, while protecting creditors against the unlawful deprivation of property, neither guarantees, nor requires a bankruptcy court to precisely fix a creditor’s claim that has been estimated. Due process only requires that creditors be offered a meaningful opportunity to participate in hearings where their claims are estimated and to appeal judgments entered thereon.

        As part of the Claims allowance process, the Bankruptcy Court may estimate unliquidated Claims for certain purposes, such as for voting on a plan of reorganization. This authority is provided to allow for the efficient administration of the bankruptcy case, which usually cannot be delayed to provide for the final liquidation and allowance of all Claims. Accordingly, in order to effectuate distributions pursuant to the Plan and avoid undue delay in the administration of the Estate, the Debtor or the Reorganized Debtor will have the right, at any time, to seek an order of the Bankruptcy Court, after notice and a hearing (which notice may be limited to the holder of such Disputed Claim and which hearing may be held on an expedited basis), estimating a Disputed Claim for voting purposes only pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether the Debtor or the Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such Objection. If the Bankruptcy Court estimates any contingent, Disputed or unliquidated Claim or Interest, that estimated amount will constitute either the Allowed Amount of such Claim or Interest nor a maximum limitation on such Claim or Interest. If the estimated amount constitutes a maximum limitation on such Claim or Interest, the Debtor or the Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Claim or Interest. All of these objection and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in this Section 9.05, the Debtor or the Reorganized Debtor may, at their option, resolve or adjudicate any Disputed Claim in the manner in which the amount of such Claim and the rights of the Claimholder would have been resolved or adjudicated if the Chapter 11 Case had not been commenced.

4.     Resolution of Disputed Claims.

        Except with respect to the rights of the TCE PI Trust, the sole and exclusive right (i) to initiate and prosecute any Objections to Administrative Claims, Priority Tax Claims, Class 1, 2, 3.1, 3.2, 4.1, 4.2, 4.3, 7 or 8 Claims against or Interests in the Debtor or the Estate, (ii) to request estimation of each such Claim pursuant to Section 9.05 of the Plan, (iii) to litigate any Objection to Claims, (iv) to settle or to compromise any Claim or (v) to withdraw any Objection to any Claim (other than a Claim that is Allowed or deemed to be Allowed pursuant to the Plan or a Final Order) shall vest with the Debtor prior to the Effective Date and with the Reorganized Debtor on or after the Effective Date.

5. Non-Compensatory Damage Claims.

        Claims for damages that are punitive, punditry, exemplary, vindictive, imaginary or presumptive and any Claims or a portion thereof for any sanctions under Rule 11 of the Federal Rules of Civil Procedure or 28 U.S.C. § 1927, or any similar rule or statute, or for any fine, penalty, forfeiture, attorneys’ fees (to the extent such attorneys’ fees are punitive in nature), or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys’ fees or damages does not constitute compensation for the Claimholder’s actual pecuniary loss, will be treated as Class 7 Claims and shall not receive any distribution or retain any rights to Property under the Plan on account of such Class 7 Claims.

F.     Treatment of Executory Contracts and Unexpired Leases Under the Plan.

1. Treatment of Executory Contracts and Unexpired Leases.

        Except as otherwise provided in the Plan (including, but not limited to Section 12.07 of the Plan), effective on and as of the Effective Date, any and all unexpired leases and executory contracts that exist between the Debtor and any Entity which (a) have not expired or terminated pursuant to their own terms, (b) have not previously been assumed, or assumed and assigned or rejected pursuant to an order of the Bankruptcy Court on or prior to the Confirmation Date, (c) are not the subject of pending motions to assume, or assume and assign or reject as of the Confirmation Date, or (d) are not specified in the list of executory contracts and unexpired leases to be assumed by the Reorganized Debtor pursuant to the Plan, as identified on Exhibit 2 hereto, are hereby specifically rejected; provided, however, that the Debtor shall have the right, at any time prior to the Effective Date, to amend Exhibit 2 (i) to delete any executory contract or unexpired lease listed therein, thus providing for its rejection pursuant to Section 6.01 of the Plan or (ii) to add any executory contract or unexpired lease thereto, thus providing for its assumption by the Reorganized Debtor pursuant to Section 6.01 of the Plan. Each contract and lease listed on Exhibit 2 hereto on the Effective Date shall be assumed by the Reorganized Debtor only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Exhibit 2 shall not constitute an admission by the Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor has any liability thereunder. The Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute an order of the Bankruptcy Court (A) approving such assumptions pursuant to section 365 and section 1123(b)(2) of the Bankruptcy Code, as of the Effective Date; (B) extending the time, pursuant to section 365(d)(4) of the Bankruptcy Code and Section 6.01 of the Plan, within which the Debtor may assume, assume and assign, or reject the unexpired leases specified in Section 6.01 of the Plan through the date of entry of an order, approving the assumption, assumption and assignment, or rejection of such unexpired leases; and (C) approving, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, the rejection of the executory contracts and unexpired leases pursuant to Section 6.01 of the Plan.

2.     Cure of Defaults for Assumed Contracts and Leases.

        Notwithstanding any prior order of the Bankruptcy Court to the contrary, the Reorganized Debtor will satisfy (in its sole discretion) all undisputed cure and any other monetary default payments required by section 365(b)(1) of the Bankruptcy Code under any executory contract and unexpired lease identified on Exhibit 2 to the Plan (as may be modified in accordance with Section 6.01 of the Plan) to the extent any such contract or lease is in default (and to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law), at the option of and in the sole discretion of the Reorganized Debtor: (a) by payment of such undisputed cure amount, without interest, in Cash within sixty (60) days following the Effective Date, (b) by payment of such other amount as ordered by the Bankruptcy Court, or (c) on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute pursuant to Section 6.03 of the Plan, the Reorganized Debtor shall pay the amount otherwise payable under the Plan without interest, in Cash (i) on or before the later of (x) sixty (60) days following the Effective Date or (y) thirty (30) days following entry of a Final Order liquidating and allowing any disputed amount or (ii) on such other terms as agreed to by the parties to such executory contract or unexpired lease.

3.     Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases.

        Any party objecting to (a) the Debtor’s or the Reorganized Debtor’s proposed assumption of an executory contract or unexpired lease or (b) (i) the amount of any cure payments, if any (which is the only monetary cure amount, if any, that the Reorganized Debtor shall be obligated to pay in connection with the assumption of any such executory contract or unexpired lease unless the Bankruptcy Court orders otherwise), (ii) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption or the cure payments required by section 365(b)(1) of the Bankruptcy Code, shall File and serve a written Objection to the assumption of such contract or lease or the cure payments, if any, that the Debtor proposes to make in connection with such assumption and assignment on or before the deadline set by the Bankruptcy Court for Filing Objections to Confirmation of the Plan. Failure to File an Objection within the time period set forth above shall constitute (A) consent to the assumption and revestment of those contracts and leases, including an acknowledgment that the proposed assumption provided adequate assurance of future performance, (B) consent to the cure amount, if any, and (C) an acknowledgment that the cure amount is the only amount necessary to cover any and all outstanding defaults under the respective executory contract or unexpired lease to be assumed and an acknowledgment that no other defaults exist under said contract or lease. To the extent that any Objections to the cure amounts are timely Filed and served and such Objections are not resolved among the Debtor, the Reorganized Debtor and the objecting parties, the Bankruptcy Court shall resolve such disputes at a hearing to be held at a date to be determined by the Bankruptcy Court. The resolution of such disputes shall not affect the Debtor’s or the Reorganized Debtor’s assumption of the contracts or leases that are the subject of such a dispute, but rather shall affect only the “cure” amount the Debtor or the Reorganized Debtor must pay in order to assume such contract or lease. Notwithstanding the immediately preceding sentence, if the Debtor or the Reorganized Debtor, in its sole discretion, determines that the amount asserted to be the necessary “cure” amount would, if ordered by the Bankruptcy Court, make the assumption of the contract or lease imprudent, then the Debtor or the Reorganized Debtor may elect to (1) reject the contract or lease pursuant to Section 6.01 of the Plan, or (2) request an expedited hearing on the resolution of the “cure” dispute, exclude assumption or rejection of the contract or lease from the scope of the Confirmation Order, and retain the right to reject the contract or lease pursuant to Section 6.01 of the Plan pending the outcome of such dispute.

4.     Claims for Rejection Damages.

        Notwithstanding anything in the Claims Bar Date order of the Bankruptcy Court to the contrary, Proofs of Claim for damages allegedly arising from the rejection pursuant to the Plan or the Confirmation Order of any executory contract or any unexpired lease shall be Filed with the Bankruptcy Court and served on counsel for the Debtor or the Reorganized Debtor not later than thirty (30) days after the service of the earlier of: (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected (including service of an Order of the Bankruptcy Court providing for such rejection). Any holder of a Claim arising from the rejection of any executory contract or any unexpired lease that fails to File such Proof of Claim on or before the date specified in Section 6.04 of the Plan shall be forever barred, estopped and enjoined from asserting such Claims in any manner against the Debtor or the Reorganized Debtor (or Filing Proofs of Claim with respect thereof), or its Property, and the Debtor or the Reorganized Debtor shall be forever discharged from all indebtedness or liability with respect to such Claims, and, if applicable, such Claimholders shall not be permitted to vote on the Plan or to participate in any distribution in this Chapter 11 Case on account of such Claims or to receive further notices regarding such Claims and shall be bound by the terms of the Plan.

5.     Objections to and Treatment of Rejection Claims.

        The Bankruptcy Court will determine any Objections to any Proofs of Claim Filed in accordance with Section 6.04 of the Plan at a hearing to be held on a date that the Bankruptcy Court selects. Any Allowed General Unsecured Claims arising out of the rejection of executory contracts and unexpired leases will, pursuant to section 502(g) of the Bankruptcy Code, be Class 4.3 Claims entitled to treatment pursuant to Section 3.08 of the Plan.

6.     Indemnification Obligations.

        Except for the indemnification obligations of the Debtor (a) to its current and former officers and directors, and (b) under any executory contracts or unexpired leases that the Debtor assumed on or before the Effective Date, any obligations of the Debtor, pursuant to its articles of incorporation or by-laws, codes of regulation, applicable state law or specific agreement, or any combination of the foregoing to indemnify or reimburse a Person with respect to all present and future actions, suits and proceedings based upon any act or omission related to service with, or for or on behalf of, the Debtor, shall not survive Confirmation of the Plan and shall be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether such indemnification or reimbursement is owed in connection with an event occurring before, on or after the Petition Date.

7.     Assumed Insurance Policies.

        While the Debtor does not believe that the Insurance Policies issued to the Debtor prior to the Petition Date constitute executory contracts, to the extent such Insurance Policies are considered to be executory contracts, then, notwithstanding anything contained in Section 6.01 of the Plan to the contrary, the Plan shall constitute a motion to assume such Insurance Policies (other than those involving any Settling Insurers), and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtor, its Estate, and all parties in interest in the Chapter 11 Case.

8.     Continuation or Termination of Certain Employee Benefits.

        Except for those agreements and plans to be terminated and rejected pursuant to section 365 of the Bankruptcy Code, each of the Benefits Plans set forth on Exhibit 3 to the Plan are treated as executory contracts under the Plan and shall, on the Effective Date, be assumed by the Reorganized Debtor pursuant to sections 365(a), 365(f) and 1123(b)(2) of the Bankruptcy Code.

9.     Retiree Benefits.

        Pursuant to section 1129(a)(13) of the Bankruptcy Code, all of the Debtor’s retiree benefits within the meaning of section 1114 of the Bankruptcy Code (other than the so-called Reusch retiree benefits) shall, on the Effective Date, be assumed by the Reorganized Debtor pursuant to sections 365(a), 365(f) and 1123(b)(2) of the Bankruptcy Code. On and after the Effective Date, the Reorganized Debtor shall continue to pay all such retiree benefits at the level established in accordance with section 1114 of the Bankruptcy Code for the duration of the period for which the Debtor had obligated itself to provide such benefits; provided, however, that the rights of retirees shall be subject to modification or termination as provided by the terms of the existing Benefits Plans, the terms of any Collective Bargaining Agreements or consistent with applicable law. The Benefits Plans to be assumed by the Reorganized Debtor are set forth on Exhibit 3 to the Plan.

10.     Collective Bargaining Agreements.

        On and after the Effective Date, each of the Collective Bargaining Agreements, identified on Exhibit 4 attached hereto, is treated as an executory contract under the Plan and shall, on the Effective Date, be assumed by the Reorganized Debtor pursuant to section 365(a), section 365(f), section 1113 and section 1123(b)(2) of the Bankruptcy Code.

11. Met-Coil Pension Plan.

        The Reorganized Debtor will remain the plan sponsor of the Met-Coil Pension Plans and will bear responsibility for and will fund the Met-Coil Pension Plans in accordance with the minimum funding standards pursuant to ERISA and the Tax Code and regulations thereunder, will pay all required PBGC insurance premiums that come due after the Effective Date, and will comply with all requirements of the Met-Coil Pension Plans and applicable law. On and after the Effective Date, the Reorganized Debtor will retain the right to amend, modify or terminate the Met-Coil Pension Plans in accordance with applicable law and the governing documents. No provision of or proceeding within the Chapter 11 Case, the Plan or the Confirmation Order, shall in any way be construed as discharging, releasing or relieving the Debtor, the Reorganized Debtor, the Winning Plan Sponsor, the Mestek Affiliates or any party in any capacity from any liability with respect to the Met-Coil Pension Plans under any law, governmental policy or regulatory provision. The PBGC and the Met-Coil Pension Plans shall not be enjoined or precluded from enforcing such liability by any of the provisions of the Plan or Confirmation Order.

G.     Means for Implementing the Plan.

1. Alternative Restructuring Transaction.

        In order to ensure that the Debtor is receiving fair and reasonably equivalent value under the Plan with regard to the Restructuring Transaction, the Debtor sought an order of the Court setting forth procedures for the solicitation of higher or better Alternative Plan Proposal. Through the competitive bidding process set forth in the Sale Procedures Order, the Debtor believes that it can determine whether the Restructuring Transaction Consideration that Mestek has offered (as generally described in Article II.A. above) constitutes the highest and best value to the Debtor in exchange for the New Common Stock, the proceeds of the unsettled Claims arising from the Insurance Policies for TCE Claims after the Confirmation Date, and the Contribution Actions.

2.     Authorization to Effect the Restructuring Transaction or the Alternative Restructuring Transaction.

        The entry of the Confirmation Order shall constitute authorization for the Debtor to take or cause to be taken all corporate or other actions necessary or appropriate to consummate and implement the Restructuring Transaction or the Alternative Restructuring Transaction and the provisions of the Plan prior to, on and after the Effective Date, and all such actions taken or caused to be taken will be deemed to have been authorized and approved by the Bankruptcy Court. All such actions will be deemed to have occurred and will be in effect from and after the Effective Date pursuant to applicable non-bankruptcy law and the Bankruptcy Code, without any requirement of further action by the Debtor, the Reorganized Debtor, or their respective Representatives. On the Effective Date, the Reorganized Debtor shall be authorized and directed to execute and deliver the agreements, documents and instruments contemplated by the Plan in the name and on behalf of the Debtor and to take all necessary and appropriate actions to effectuate the Restructuring Transaction or the Alternative Restructuring Transaction as provided in the Plan.

3. TCE PI Trust.

        On the Effective Date, the Winning Plan Sponsor shall transfer to the Reorganized Debtor, which the Reorganized Debtor shall immediately deliver to the TCE PI Trust, such Cash as is required by the TCE PI Trust Funding Agreement to be paid for the TCE PI Trust’s assumption of the TCE PI Trust Claims on the Effective Date. All Settled TCE PI Trust Claims shall be paid within five (5) Business Days after the Effective Date. The Winning Plan Sponsor shall also provide collateral to the TCE PI Trust, as required by the TCE PI Trust Funding Agreement, on the Effective Date. Thereafter, the Winning Plan Sponsor and the Trustee shall comply with the terms of the TCE PI Trust Funding Agreement. For a further discussion of the TCE PI Trust, see Section H below.

4.     Operations Between the Confirmation Date and the Effective Date.

        The Debtor will continue to administer the Estate and its Property, subject to the supervision of the Bankruptcy Court, during the period from the Confirmation Date through and until the Effective Date.

5. No Successor Liability.

        Except as otherwise expressly provided in the Plan and the Restructuring Transaction, the Debtor, the Reorganized Debtor, the Mestek Affiliates, the Winning Plan Sponsor, the Trustee, the TCE PI Trust and the Future Claimants’ Representative will not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify Creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtor relating to or arising out of the operations of or assets of the Debtor, whether arising prior to, on, or after the Confirmation Date. Neither the Reorganized Debtor, the Mestek Affiliates, the Winning Plan Sponsor, the Trustee, the TCE PI Trust nor the Future Claimants’ Representative is, or will be, a successor to the Debtor by reason of any theory of law or equity, and none will have any successor or transferee liability of any kind or character, except that the TCE PI Trust and the Reorganized Debtor, as well as Mestek and Formtek to the extent Mestek is the Winning Plan Sponsor, each shall assume the obligations specified in the Plan and the Confirmation Order. Nothing in this Plan shall be construed to release, nullify or enjoin the enforcement of any liability to the United States, the State of Illinois or the State of Iowa under Environmental Laws that the Reorganized Debtor (or any lessee, buyer, successor or assign thereof) would be subject to as the owner or operator of property after Confirmation.

6. Preservation of Insurance Actions, Contribution Actions, Avoidance Actions, Actions AgainstProfessionals
and other Cause of Actions

        Nothing in the Plan, the Debtor’s discharge nor the Protected Parties’ discharge, injunction and release, as provided herein, will affect any rights of the Debtor and Reorganized Debtor or liabilities of other parties with respect to the Insurance Actions (other than against a Settling Insurer), the Contribution Actions, Avoidance Actions or other Causes of Action (including causes of actions against Baker & McKenzie, Chuhak and Tecson, Daniel J. Biederman, Esq., Groundwater Services and other professionals and experts (other than Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd. and Morris, Nichols, Arsht & Tunnell), who rendered services to Met-Coil before the Petition Date). All such actions are being hereby expressly preserved whether or not any claim or demand was or is commenced, made, or pending prior to the Effective Date and whether or not any claim of any Entity was or is Allowed. Such preserved actions include Met-Coil Systems Corporation et al. v. New Hampshire Insurance Co. (Case No. 01 MR 116), Met-Coil Systems Corporation et al. v. National Union Fire Ins. Co. et al. (Case No. 01 MR 116, on appeal) and Met-Coil v. American National Bank (00 L 011385), to the extent that settlements are not reached with such defendants. On or after the Effective Date, the Debtor and the Reorganized Debtor shall retain any and all rights to such actions, subject to the transfer and assignment of the Contribution Actions to Mestek or the Winning Plan Sponsor and the payment of insurance proceeds, if any, to Mestek or the Winning Plan Sponsor pursuant to Section 7.10 of the Plan.

7.     Transfer of Insurance Proceeds and Assignment of Contribution Actions to Winning Plan Sponsor.

        On and after the Effective Date, (a) the Contribution Actions and all proceeds thereof shall be assigned and transferred by the Reorganized Debtor to the Winning Plan Sponsor and (b) all proceeds from unsettled Claims arising from the Insurance Policies for TCE Claims after the Effective Date shall be assigned and transferred by the Reorganized Debtor to the Winning Plan Sponsor. On the Effective Date, the Reorganized Debtor and the Winning Plan Sponsor shall enter into the Insurance Recovery and Contribution Action Agreement. Upon execution of the Insurance Recovery and Contribution Action Agreement, the Winning Plan Sponsor shall (i) have the sole authority and exclusive right to manage, prosecute, settle or dismiss the unsettled Claims for insurance proceeds arising from the Insurance Policies for TCE Claims after the Effective Date, if any, or the Contribution Actions, in its absolute discretion, (ii) shall have the exclusive right to collect the proceeds of any Contribution Actions, (iii) shall have the right to collect from the Reorganized Debtor any and all proceeds of unsettled Claims arising from the Insurance Policies for TCE Claims after the Effective Date, if any; and (iv) shall be solely liable and responsible for all costs and expenses incurred after the Effective Date, if any, relating to or arising out of such insurance actions or such Contribution Actions. Insurance proceeds derived from unsettled Claims arising from the Insurance Policies for TCE Claims after the Effective Date, if any, paid by any of the insurance companies to the Reorganized Debtor shall be deposited into an escrow account for the benefit of the Winning Plan Sponsor, and the Winning Plan Sponsor shall have a first priority lien on these proceeds, which shall be paid in total to the Winning Plan Sponsor within ten (10) days of receipt.

H.     The TCE PI Trust.

        On the Effective Date, the TCE PI Trust will be created and established in accordance with the TCE PI Trust Agreement and the Plan. The TCE PI Trust shall be a “qualified settlement fund” within the meaning of section 468B of the Tax Code and the regulations issued pursuant thereto. The purpose of the TCE PI Trust shall be to, among other things, (1) direct the liquidation, resolution, payment, and satisfaction of TCE PI Trust Claims in accordance with the Plan, the TCE PI Trust Distribution Procedures, and the Confirmation Order; and (2) preserve, hold, manage, and maximize the TCE PI Trust Assets for use in paying and satisfying Allowed TCE PI Trust Claims. The TCE PI Trust Distribution Procedures shall provide for the allowance and payment or disallowance of TCE PI Trust Claims.

1.     Receipt and Vesting of Trust Assets in the TCE PI Trust.

        Except as provided in the Plan, pursuant to sections 1141(b) and (c) and section 1123(b)(3) of the Bankruptcy Code, on the Effective Date, the TCE PI Trust Assets will be transferred to and automatically vest in the TCE PI Trust, including such funds as are necessary to pay Settled TCE PI Trust Claims. Any such transfers shall be free and clear of all Liens, Claims, rights of setoff, security interests, pledges, encumbrances, adverse rights or interests, covenants, charges, debts and contractually imposed restrictions, and all such Liens, Claims, rights of setoff, security interests, pledges, encumbrances, adverse rights or interests, covenants, charges, debts and contractually imposed restrictions, will be extinguished except as otherwise provided in the TCE PI Trust and the Plan; provided, however, that to the extent that certain TCE PI Trust Assets, because of their nature or because they will accrue subsequent to the Effective Date, cannot be transferred to, vested in, and assumed by the TCE PI Trust on the Effective Date, such TCE PI Trust Assets shall be transferred to, vested in, and assumed by the TCE PI Trust as soon as practicable after the Effective Date. The transfer and vesting of all Causes of Action with respect to TCE PI Trust Claims will be subject to any attorney-client privilege, work-product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral). Nothing in this Plan shall be construed to release, nullify or enjoin the enforcement of any liability to the United States, the State of Illinois or the State of Iowa under Environmental Laws that the Reorganized Debtor (or any lessee, buyer, successor or assign thereof) would be subject to as the owner or operator of property after Confirmation.

2. Assumption of Certain Liabilities by the TCE PI Trust.

        In consideration of the transfer of the TCE PI Trust Assets to the TCE PI Trust in accordance with Section 8.02 of the Plan, including, without limitation, the authority to resolve all TCE PI Trust Claims in accordance with the TCE PI Trust Agreement and the TCE PI Trust Distribution Procedures, and in furtherance of the purposes of the TCE PI Trust and the Plan, the TCE PI Trust will assume all liability and responsibility for all TCE PI Trust Claims, and the Protected Parties will have no further financial or other responsibility or liability therefore subject to the TCE PI Trust Funding Agreement.

3. General Description of the TCE PI Trust6

        The TCE PI Trust will be established pursuant to the TCE PI Trust Agreement. Specifically, on the Effective Date or as soon thereafter as is practicable, the TCE PI Trust will receive the first installment of the TCE PI Trust Assets plus amounts necessary to pay the Settled TCE PI Trust Claims. Thereafter, the parties funding the TCE PI Trust will deliver the TCE PI Trust Assets and such amounts necessary to pay the Settled TCE PI Trust Claims to the TCE PI Trust pursuant to the schedule described in the TCE PI Trust Funding Agreement. The purpose of the TCE PI Trust is to assume the liabilities for all TCE PI Trust Claims, and to use the TCE PI Trust Assets to pay the holders of all TCE PI Trust Claims in accordance with this TCE PI Trust Agreement and the TCE PI Trust Distribution Procedures in such a way that holders of TCE PI Trust Claims are treated fairly, equitably, and reasonably in light of the merits of each claim and the assets available to satisfy such claims.

        The TCE PI Trust Agreement provides for the appointment of a Trustee. The initial Trustee will be selected jointly by the Debtor, Mestek and the Future Claimants’ Representative and will be identified to the Court and interested parties prior to the Confirmation Hearing. The Trustee will serve an initial term of three (3) years from the effective date of the TCE PI Trust Agreement, and thereafter each term of service will be five (5) years. The Trustee will serve until the end of the Trustee’s term, his or her death, resignation or removal, or the termination of the TCE PI Trust. The Trustee will be entitled to receive annual compensation for his or her service, which compensation will be disclosed to the Bankruptcy Court prior to the Confirmation Hearing, plus out-of-pocket costs and expenses.

        The TCE PI Trust Agreement provides for the appointment of a Future Claimants’ Representative (as defined in the TCE PI Trust Agreement) who will serve in a fiduciary capacity, representing the interests of the holders of Future TCE Demands for the purpose of protecting the rights of such persons. The initial Future Claimants’ Representative will be the same Future Claimants’ Representative appointed to this bankruptcy case, Eric D. Green, Esquire. The Future Claimants’ Representative will serve until his or her death, resignation or removal, or the termination of the TCE PI Trust. The Trustee is required to consult with the Future Claimants’ Representative on the general implementation and administration of the TCE PI Trust and the TCE PI Trust Distribution Procedures, and on various other matters required by the TCE PI Trust Agreement. The Future Claimants’ Representative will be entitled to receive compensation from the TCE PI Trust in the form of payment at the Future Claimants’ Representative’s normal hourly rate for services performed and will be reimbursed by the TCE PI Trust for all reasonable out-of-pocket costs and expenses incurred by the Future Claimants’ Representative in connection with the performance of his or her duties hereunder.

        The injunction, release and discharge provisions of Section 7.03(a) and (b) of the Plan and Section 12.01 of the Plan solely with respect to Future TCE Demands shall immediately terminate after the first to occur of the following events solely as to the Reorganized Debtor, the Mestek Affiliates and the Winning Plan Sponsor:

|X|	the later of (a) the 45th anniversary after the Effective Date of the Plan or (b) such later date as may be determined by the Trustee; provided, however, that in the event that the Trustee elects to continue the TCE PI Trust after 45th anniversary of the Effective Date, the Protected Parties shall continue to have the benefits of the channeling injunction but shall have no further funding obligations; or

|X|	if the Reorganized Debtor, Mestek or the Winning Plan Sponsor fail to make a payment required under the TCE PI Trust Funding Agreement and fail to cure the payment default in thirty (30) days, the Reorganized Debtor, Mestek and the Winning Plan Sponsor shall be in default and the TCE PI Trust shall be entitled to liquidate the collateral and demand payment of any remaining amounts, if any, due to the TCE PI Trust pursuant to the TCE PI Trust Funding Agreement. In the event of such a default, the TCE Channeling Injunction shall terminate solely as to the Reorganized Debtor, the Mestek Affiliates and the Winning Plan Sponsor.

|X|	In the event of termination of the TCE PI Trust for any reason, the previous determinations of the TCE PI Trust (including, but not limited to, claim liquidation, claim rejection, decisions by the Claims Resolution Panel, and arbitration decisions) and the releases delivered by claimants to the TCE PI Trust shall continue to apply to all Protected Parties.

Provided the Reorganized Debtor, Mestek and the Winning Plan Sponsor are not in default of their respective obligations under the TCE PI Trust or the TCE PI Trust Funding Agreement, upon termination of the TCE PI Trust, any funds remaining in the TCE PI Trust will revert to Mestek or the Winning Plan Sponsor.

I. TCE PI Trust Distribution Procedures.7

        The Trustee will implement and administer the TCE PI Trust Distribution Procedures, which are attached to the Plan as Exhibit 6. The goal of the TCE PI Trust is to treat all holders of TCE PI Trust Claims fairly and equitably. The TCE PI Trust Distribution Procedures further that goal by setting forth procedures for processing and paying TCE PI Trust Claims generally on an impartial, FIFO basis, with the intention of paying all holders of such claims over time as equivalent a share as possible of the value of their claims based on risk that a claimant’s currently manifested or potential future personal injury were the result of such claimant’s exposure to TCE allegedly released from the Lockformer Site.

1. The Individual Review Process

        All claimants seeking liquidation of their claims pursuant to the Individual Review Process shall file a claim asserting his or her claim for the Scheduled Disease in the highest Disease Level for which the claim qualifies at the time of filing. All claims shall be deemed to be a claim for the highest Disease Level alleged on the Individual Review Claim Form, and all lower Disease Levels for which the claim or claimant may also qualify at the time of filing or in the future shall be treated as subsumed into the Disease Level asserted by the claimant for processing, release and payment purposes.

        The Scheduled Diseases compensable under the Individual Review Process and the corresponding Maximum and Minimum Values and Medical/Exposure Criteria are set forth in the TCE PI Trust Distribution Procedures. The TCE PI Trust will develop a Liquidated Value for each TCE PI Trust Claim by adjusting the value of the TCE PI Trust Claim for the length of exposure to TCE, level of exposure to TCE, and other relevant factors. The Liquidated Value shall be adjusted between the Maximum and Minimum Values based upon the evidence presented in the Individual Review Claim Form.

        The TCE PI Trust may also take into consideration all of the factors that affect the severity of damages and potential compensation values within the court system including, but not limited to (i) the degree to which the characteristics of a personal injury claim differ from the presumptive Medical/Exposure Criteria for the Disease Level in question; (ii) the claimant’s age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages, and pain and suffering; and (iii) evidence that the claimant’s damages were (or were not) caused by TCE exposure allegedly from the Lockformer Site (for example, alternative causes, such as other exposure to TCE or similar chemicals, and the strength of documentation of injuries). Although the majority of claims will be valued between the Maximum and Minimum Values, the Trustee shall have the discretion to assign a Liquidated Value below the Minimum Value as a result of any of the above factors.

2. Exposure Payment Process

        The Exposure Payment Process provides claimants who have been exposed to TCE allegedly originating from the Lockformer Site, but have not been diagnosed with a Scheduled Disease (“Exposure-Only Claimants”), with a substantially less burdensome process for pursuing Exposure-Only Claims than does the Individual Review Process. The Exposure Payment Process allows claimants to elect a single, cash payment that will be paid rapidly and that requires minimal documentation for pursuing claims. The presumptive Exposure Criteria and the Exposure Values for purposes of payments through this process are set forth in the TCE PI Trust Distribution Procedures.

3. Claims Liquidation Procedures

        TCE PI Trust Claims generally will be processed based on their place in the FIFO Processing Queue. The TCE PI Trust will take all reasonable steps to resolve TCE PI Trust Claims as efficiently and expeditiously as possible at each stage of claims processing and arbitration. For TCE PI Trust Claims not previously liquidated by settlement, the TCE PI Trust will liquidate TCE PI Trust Claims that meet the presumptive Medical/Exposure Criteria for the Individual Review Process or the Exposure Criteria for the Exposure Payment Process.

4. Payment Percentage

        The TCE PI Trust shall estimate or model the amount of cash flow anticipated to be necessary over its entire life to ensure that funds will be available to satisfy all Future TCE Demands in a substantially similar manner. At the discretion of the Trustee, in the event that the TCE PI Trust Assets are not sufficient to cover the anticipated full value of the claims projected to be received, the Trustee may develop and institute a process for reducing the liquidated value of TCE PI Trust Claims (the “Payment Percentage”), whereby a claimant will receive a pro-rata share of the Liquidated Value of their TCE PI Trust Claim after it is determined pursuant to the procedures under the Individual Review Process, arbitration, or litigation in the court system. The Payment Percentage shall not apply to liquidated TCE PI Trust Claims.

        If instituted, the Payment Percentage may be adjusted upwards or downwards from time to time by the Trustee, after consultation with the Future Claimants’ Representative, to reflect then-current estimates of the TCE PI Trust Assets and its liabilities. The Trustee must base his or her determination of the Payment Percentage on current estimates of the number, types, and values of present and anticipated future TCE PI Trust Claims, the value of the assets then available to the TCE PI Trust for their payment, all anticipated administrative and legal expenses, and any other material matters that are reasonably likely to affect the sufficiency of funds to pay a comparable percentage of full liquidated value to all holders of TCE PI Trust Claims.

J.     The TCE Channeling Injunction.

THE PLAN PROVIDES FOR THE ISSUANCE OF THE TCE CHANNELING INJUNCTION WHICH, IF ENTERED, WILL ENJOIN ALL HOLDERS OFTCE
PI TRUST CLAIMS FROM SEEKING FURTHER RECOVERY ON ACCOUNT OF THEIR CLAIMS FROM THE PROTECTED PARTIES.

        An integral aspect of the Plan – which, through the Restructuring Transaction, will facilitate the prompt emergence of Met-Coil from its Chapter 11 Case by, among other things, assisting Met-Coil to monetize Cash distributions under the Plan – provides for the implementation and issuance of the TCE Channeling Injunction. Receiving the benefits of the TCE Channeling Injunction under the Plan are the Protected Parties, namely Met-Coil, the Mestek Affiliates (see Exhibit 7 to the Plan), Travelers, AIG (as defined in IX.A.3.), OneBeacon (as defined in IX.A.3.), ACE (as defined in IX.A.3.), the Future Claimants’ Representative and their respective Representatives. The TCE Channeling Injunction will protect the TCE PI Trust, preserve the TCE PI Trust Assets and protect the Protected Parties that have contributed substantial value in this Chapter 11 Case. The TCE Channeling Injunction is necessary to the Plan in order to obtain the funds with which to fund the Plan and the TCE PI Trust. The TCE Channeling Injunction is therefore appropriate under section 1123(b)(6). The Bankruptcy Court will issue the TCE Channeling Injunction pursuant to its equitable jurisdiction and power under section 105(a) of the Bankruptcy Code to issue orders that are necessary and appropriate. It is a condition to Confirmation of the Plan that the Bankruptcy Court approve the TCE Channeling Injunction as fair and equitable.

        There is inherent uncertainty regarding the Debtor’s total liabilities to TCE PI Trust Claimholders and the total value of the TCE PI Trust Assets available to pay Allowed TCE PI Trust Claims. Consequently, there is inherent uncertainty as to whether similar amounts can be paid in respect of all similar present and future Allowed TCE PI Trust Claims. Accordingly, subject to the terms of the TCE PI Trust Distribution Procedures, the Trustee will have the power to alter the timing, method, and sequencing of payments to Allowed TCE PI Trust Claimholders except the Settled TCE PI Trust Claims. In order to exercise these powers, the Trustee will need to make determinations and predictions about the amount and timing of the receipt of TCE PI Trust Assets, as well as determinations and predictions about the amount and timing of payment of, and cost of processing, TCE PI Trust Claims. When making these determinations, the Trustee shall recognize that both present and future claimants bear a risk that the determinations will be incorrect, either too low or too high. In making these determinations, the TCE Trustee shall not prefer either present or future claimants by giving either group greater protection from such risks. Rather, the Trustee shall make determinations based on their best estimates of total TCE PI Trust Assets, TCE PI Trust Claims and related matters.

        The Plan provides for the implementation and issuance of the TCE Channeling Injunction as follows:

1. Release of Protected Parties.

        Except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons who have held, hold, or may hold Released Claims whether known or unknown, individually or collectively, reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, that have been asserted, could have been asserted in the Chapter 11 Case or are asserted in the future, shall, on the Effective Date, be deemed to have forever waived and released such Released Claims, whether based upon tort, contract, events giving rise to the Released Claims or otherwise, either directly or derivatively through the Protected Parties, that they heretofore, now or hereafter possess or may possess against any Protected Party in each case based upon or in any manner arising from or related to the Released Claims. The release under this Section 7.03(a) of the Plan will not affect contribution, indemnity, subrogation, or other claims of the Debtor, the Reorganized Debtor or any Mestek Affiliate against non-Settling Insurers or Contribution Third-Party Defendants. Except as otherwise expressly provided in this Plan or the Confirmation Order, the Release under this Section 7.03(a) shall further operate, as between all Protected Parties, as a mutual release of all TCE PI Trust Claims.

2. The TCE Channeling Injunction.

        In order to supplement, where necessary, the injunctive effect of the discharge both provided by sections 1141 and 524 of the Bankruptcy Code and as described in Article XII of the Plan, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under sections 1123(b)(6) and 105(a) of the Bankruptcy Code or otherwise in order to preserve and promote the settlements contemplated by and provided for in the Restructuring Transaction (or the Alternative Restructuring Transaction, if Mestek is not the Winning Plan Sponsor) and the Plan, and in order to protect the TCE PI Trust and to preserve the TCE PI Trust Assets the Confirmation Order will provide for the following injunction to take effect as of the Effective Date and terminate only as to the Reorganized Debtor, the Mestek Affiliates and the Winning Plan Sponsor, as applicable, as of the 45th anniversary of the Effective Date:

    (a)        Terms. Any Entity, including the TCE PI Trust, which has held or asserted, which holds or asserts, or which may in the future hold or assert a Third-Party Claim or a Direct Action, or contribution, allocation, subrogation, indemnity or similar claims based on or relating to any such Third-Party Claim or Direct Action against a Protected Party (including, but not limited to, any TCE PI Trust Claim, or any Claim or demand for or respecting any Trust Expenses) shall be permanently stayed, restrained and enjoined from taking any action against any Protected Party for the purpose of, directly or indirectly, collecting, recovering, or receiving payments, satisfaction, or recovery with respect to, relating to, arising out of, or in any way connected with any Third-Party Claim or Direct Action or claim for contribution, allocation, subrogation, indemnity or similar claim, either directly or derivatively through one of the Protected Parties, based on or relating to a Third-Party Claim or Direct Action, whenever and wherever arising or asserted (including, but not limited to, all Claims in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity, or admiralty, whether by common law or statute), all of which will be channeled to the TCE PI Trust for resolution as set forth in the TCE PI Trust Distribution Procedures. Without limiting the foregoing, the sole recourse of the holder of a TCE PI Trust Claim on account of such TCE PI Trust Claim or of a Person that had or could have asserted a TCE PI Trust Claim shall be to the TCE PI Trust pursuant to the provisions of the TCE Channeling Injunction, the Plan and the TCE PI Trust Agreement, and such holder shall have no right whatsoever at any time to assert its TCE PI Trust Claim against any Protected Party or any property or interest in property of any Protected Party. The actions so enjoined include, but are not limited to:

(1)	commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, Direct Action or other proceeding of any kind (including a judicial, arbitration, administrative, or other proceeding) in any forum with respect to any Third-Party Claim, Future TCE Demand, Cause of Action or Interest against or affecting any Protected Party, or any property or interests in property of any Protected Party;

(2)	enforcing, levying, attaching (including through any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party with respect to any Direct Action, Third-Party Claim, Future TCE Demand, Cause of Action or Interest;

(3)	creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the property of any Protected Party with respect to any Direct Action, Third-Party Claim, Future TCE Demand, Cause of Action or Interest;

(4)	except as otherwise specifically provided by the Plan, the Restructuring Transaction or the Alternative Restructuring Transaction, asserting or accomplishing any setoff, right of subrogation, right of reimbursement, indemnity, contribution or recoupment of any kind in any manner, directly or indirectly, and in any amount against any liability from any Protected Parties or against the property of any Protected Parties with respect to any Direct Action, Third-Party Claim, Future TCE Demand, Cause of Action or Interest;

(5)	proceeding in any manner in any place with regard to any Direct Action or Third-Party Claim, Future TCE Demand, Cause of Action or Interest that is subject to and to be determined and paid by the TCE PI Trust pursuant to and in accordance with the TCE PI Trust Distribution Procedures, except in conformity and compliance therewith; and

(6)	asserting any Cause of Action against the Settling Insurers or their respective policies.

The injunction provisions of this Section 7.03(b) shall terminate upon termination of the TCE PI Trust in accordance with the TCE PI Trust Agreement and TCE PI Trust Funding Agreement.

    (b)        Reservations. Notwithstanding anything to the contrary above or Section 12.01(a) of the Plan, the TCE Channeling Injunction provided in Section 7.03(b) of the Plan with respect to a Protected Party and the injunction provided in Section 12.01(a) of the Plan with respect to the Debtor and the Reorganized Debtor will not enjoin, or discharge or release:

(1)	the rights of Entities to the treatment accorded them under Articles II and III of the Plan, as applicable, including the rights of Entities with TCE PI Trust Claims to assert such TCE PI Trust Claims in accordance with the TCE PI Trust Distribution Procedures;

(2)	the rights of Entities to assert any Claim, debt, obligation, or liability for payment of Trust Expenses against the TCE PI Trust;

(3)	the prosecution of the Contribution Actions or the assertion of any Claims against Non-Settling Insurers by the Debtor or the Reorganized Debtor and the Winning Plan Sponsor;

(4)	the prosecution by any Person of any Claims against Honeywell related to the release of TCE at the Lockformer Site, other than as released pursuant to the Honeywell Settlement Agreement;

(5)	the rights of the Debtor, any Mestek Affiliate or the Winning Plan Sponsor to prosecute any Cause of Action against an insurance company (other than a Settling Insurer) or a Contribution Third-Party Defendant that was pending in a court of competent jurisdiction prior to the Effective Date, and that has not been stayed or enjoined by an order of such court as of such date;

(6)	the rights of the Reorganized Debtor and Mestek to assign a cause of action against an insurance company (other than a Settling Insurer) or a Contribution Third-Party Defendant to the TCE PI Trust for the TCE PI Trust to assert any Claim, debt, obligation or liability for payment against such insurance company (other than a Settling Insurer) or a Contribution Third-Party Defendant;

(7)	the rights of the Debtor, the Reorganized Debtor or Mestek as an insured, subject to and in accordance with the terms of the Restructuring Transaction, to assert any Claim, debt, obligation, or liability for payment against an insurance company (other than a Settling Insurer) or a Contribution Third-Party Defendant;

(8)	the obligation of the Debtor and the Reorganized Debtor to remediate the Lockformer Site and perform and/or pay the Hook-Ups in accordance with Section 7.17 of the Plan;

(9)	the rights of the TCE PI Trust to prosecute any TCE PI Trust Claims pursuant to the TCE PI Trust Distribution Procedures; and

(10)     the right of any Person to bring a TCE Property Damage Claim against a Protected Party.

3. Modifications.

        For the duration of the Winning Plan Sponsor’s contributions through the Reorganized Debtor to the TCE PI Trust as provided in the TCE PI Trust Agreement and the TCE PI Trust Funding Documents, there can be no modifications or reopening of the TCE Channeling Injunction, which shall be a permanent injunction, without the written consent of the Winning Plan Sponsor, which consent may not be unreasonably withheld. To the extent any such modification or reopening of the TCE Channeling Injunction occurs without the Winning Plan Sponsor’s written consent, the Winning Plan Sponsor’s obligations under the TCE PI Trust Agreement, at its option, may immediately terminate. The defense of any such challenge to the TCE Channeling Injunction shall be governed by the TCE PI Trust Agreement and the TCE PI Trust Funding Agreement.

(c) Reservation of Rights.

        Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the injunctions set forth in Sections 7.03 and 12.01 of the Plan, shall not serve to satisfy, discharge, waive, release, or enjoin any Claim, right, or Cause of Action that (A) the Debtor, the Reorganized Debtor, the Protected Parties or any other Entity, as the case may be, has against (i) the TCE PI Trust for payment of TCE PI Trust Claims in accordance with the Plan, (ii) the TCE PI Trust for the payment of Trust Expenses from the TCE PI Trust Distribution Fund, or (iii) the TCE PI Trust, or any other Person, pursuant to the terms of the Restructuring Transaction; (B) except as set forth in subsection (C) of this Section 7.04, the Debtor, the Reorganized Debtor or the TCE PI Trust may have against any Entity, other than a Settling Insurer or the Protected Parties, in connection with or arising out of or related to a TCE PI Trust Claim; (C) the Debtor or the Reorganized Debtor may have against any insurance company, Contribution Third-Party Defendant or PRP to the extent such Entities are not Settling Insurers; or (D) the Debtor or Reorganized Debtor may have against any Contribution Third-Party Defendant or PRP.

        Notwithstanding this reservation of rights, the TCE PI Trust and the Trustee shall not assert any Causes of Action against the Settling Insurers or their respective policies.

K.     Retention of Jurisdiction.

1. Exclusive Jurisdiction.

        Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date under Article XIII of the Plan, the Bankruptcy Court shall retain after the Effective Date exclusive jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Case to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

(a)     allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest (whether Filed before or after the Effective Date and whether or not contingent, Disputed or unliquidated), including the compromise, settlement and resolution of any request for payment of any Administrative Claim or Priority Claim, the resolution of any Objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan and to hear and determine any other issue presented hereby or arising under the Plan, including during the pendency of any appeal relating to any Objection to such Claim or Interest (to the extent permitted under applicable law);

(b)     grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Plan or under sections 330, 331, 503(b), 507(a)(1), 1103, and 1129(a)(4) of the Bankruptcy Code, for periods ending on or before the Effective Date; (c) hear, determine and adjudicate any and all motions, applications, suits, adversary proceedings, contested matters and other litigated matters pending on, Filed or commenced after the Effective Date that may be commenced by the Reorganized Debtor on behalf of the Debtor thereafter, or to otherwise recover on account of any claim or Cause of Action that the Debtor may have, and all controversies and issues arising from or relating to any of the foregoing;

(d)     determine and resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom including the amount of any cure payments to be paid;

(e)     hear, determine and resolve any matters and disputes related to the Restructuring Transaction or the Alternative Restructuring Transaction;

(f)     ensure that all payments due under the Plan and performance of the provisions of the Plan are accomplished as provided in the Plan and resolve any issues or disputes relating to distributions to holders of Allowed Claims pursuant to the provisions of the Plan;

(g)     construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with section 1142 of the Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and consummation of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, including, without limitation, this Disclosure Statement and the Confirmation Order, for the maintenance of the integrity of the Plan and protection of the Reorganized Debtor in accordance with sections 524 and 1141 of the Bankruptcy Code following consummation;

(h)     modify, reconcile or cure any defect or omission in the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code and Section 14.03 of the Plan or modify this Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, this Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, this Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code and the Plan;

(i)     issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation or enforcement of the Plan or the Confirmation Order;

(j)     hear and determine all disputes involving the existence, nature, or scope of the injunctions (including the TCE Channeling Injunction), discharges and releases provided in the Plan or to enforce all orders previously entered by the Bankruptcy Court;

(k)     enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(l)     determine any other matters that may arise in connection with or relating to the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, this Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;

(m)     determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)     hear and determine any other matters related to the Plan and not inconsistent with chapter 11 of the Bankruptcy Code;

(o)     continue to enforce the automatic stay through the Effective Date and the TCE Channeling Injunction on and after the Effective Date;

(p)     hear and determine (A) disputes arising in connection with the interpretation, implementation or enforcement of the Plan or (B) issues presented or arising under the Plan, including disputes among holders and arising under agreements, documents or instruments executed in connection with the Plan;

(q)     enter a Final Order closing the Chapter 11 Case or converting the Chapter 11 Case into a chapter 7 case;

(r)     determine and resolve controversies related to the Disbursing Agent;

(s)     hear and determine any other matter relating to the Plan;

(t)     enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated; and

(u)     hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

Notwithstanding anything to the contrary in Article XIII of the Plan, however, upon the occurrence of the Effective Date and the entry of the Illinois District Court Mejdrech Approval Order, the Illinois District Court shall have exclusive jurisdiction with respect to any disputes or matters that may arise in connection with the Illinois District Court Mejdrech Approval Order, including, without limitation, the amount, timing and manner of distributions of the Mejdrech Settlement Amount to the Mejdrech Class.

2.     Non-Exclusive Jurisdiction.

        Following the Effective Date, the Bankruptcy Court will retain non-exclusive jurisdiction of the Chapter 11 Case to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

(a)     recover all assets of the Debtor and Property of the Estate, wherever located;

(b)     hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes and tax benefits and similar or related matters with respect to the Debtor or the Estate arising prior to the Effective Date or relating to the period of administration of the Chapter 11 Case, including, without limitation, matters concerning federal, state and local taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(c)     hear any other matter not inconsistent with the Bankruptcy Code; and

(d)     determine and resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation, implementation or enforcement of the Plan (and all exhibits to the Plan), the TCE PI Trust or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan and the indemnification and injunction provisions set forth in and contemplated by the Plan or the Confirmation Order, or any Entity’s rights arising under or obligations incurred in connection therewith;

3.     Failure of Bankruptcy Court to Exercise Jurisdiction.

        If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter arising under, arising in or related to the Debtor, including with respect to the matters set forth in Sections 13.01 and 13.02 of the Plan, Article XIII of the Plan shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.

L.     Summary of Other Provisions of the Plan.

1. Conditions to Confirmation.

        The Plan will not be confirmed unless and until the following conditions have occurred or been duly waived (if waivable) by the Debtor, Mestek and the Winning Plan Sponsor, if applicable, pursuant to Section 11.03 below:

(a)	the form and substance of the Confirmation Order shall be satisfactory to the Debtor, Mestek and the Winning Plan Sponsor, if applicable, and will include a finding, determination and ruling that:

(i)	each of the Recovery Actions is the exclusive property of the Debtor as debtor in possession pursuant to section 541 of the Bankruptcy Code;

(ii)	the TCE Channeling Injunction is to be implemented in connection with the TCE PI Trust in accordance with the Plan, and that such injunction is fair and equitable with respect to the Persons that might subsequently assert Claims against any Protected Party;

(iii)	upon the Effective Date, the common stock of the Reorganized Debtor shall vest in the Winning Plan Sponsor or its assignee, and the Winning Plan Sponsor or its assignee will own 100% of the voting shares of the Reorganized Debtor;

(iv)	the TCE PI Trust is to use its assets and income to pay TCE PI Trust Claims and the Trust Expenses;

(v)	the Debtor is likely to be subject to substantial Future TCE Demands for payment arising out of the same or similar conduct or events that gave rise to the TCE PI Trust Claims, which are addressed by the TCE Channeling Injunction;

(vi)	the actual amounts, numbers and timing of Future TCE Demands cannot be determined;

(vii)	the pursuit of TCE PI Trust Claims outside the procedures prescribed by the Plan is likely to threaten the Plan’s purpose to deal equitably with the TCE PI Trust Claims;

(viii)	pursuant to court orders or otherwise, the TCE PI Trust shall operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic reviews of estimates of the numbers and values of TCE PI Trust Claims or other comparable mechanisms, that provide reasonable assurance that the TCE PI Trust shall have value, and be in a financial position to pay, TCE PI Trust Claims that involve similar TCE PI Trust Claims in substantially the same manner;

(ix)	the Bankruptcy Court appointed the Future Claimants’ Representative as part of the Chapter 11 Case leading to the issuance of the TCE Channeling Injunction for the purpose of, among other things, protecting the rights of holders of Future TCE Demands;

(x)	each of the Recovery Actions against (i) the Illinois Actions Defendants and the Mestek Affiliates and (ii) the other persons or entities as set forth in Section 7.03 of the Plan will be fully settled and released as of the Effective Date;

(xi)	with respect to any TCE PI Claim that is Allowed by the TCE PI Trust in accordance with the TCE PI Trust Distribution Procedures, such allowance shall establish the amount of legal liability against the TCE PI Trust in the amount of the liquidated value of such TCE PI Trust Claim and such allowance shall have no effect on any duty or obligation of any Settling Insurer under any Insurance Policy;

(xii)	the Plan and its exhibits are fair, equitable and a reasonable resolution of the liabilities of the Debtor for TCE PI Trust Claims; and

(xiii)	the Debtor is authorized to take all actions necessary or appropriate to implement the Plan, including completion of the transactions contemplated by the Restructuring Transaction and the other transactions contemplated by the Plan, and the implementation and consummation of contracts, instruments, releases and other agreements or documents created in connection with the Plan.

(b)	the Plan shall not have been amended, altered or modified from the Plan as filed on June 22, 2004, unless such amendment, alteration or modification has been consented to in accordance with Section 14.03 of the Plan;

(c)	all exhibits to the Plan are in form and substance reasonably satisfactory to the Debtor, Mestek and the Winning Plan Sponsor, if applicable;

(d)	no litigation has been commenced by the Debtor, any Committee or any Creditor against any of the Debtor, the Mestek Affiliates or any other party to be released pursuant to Section 7.03 of the Plan;

(e)	the form of Confirmation Order and exhibits to the Plan, to the extent that the foregoing materially affect the Mejdrech Class, or Schreiber or a Settling Insurer, are in a form and substance satisfactory to the Mejdrech Class, Schreiber and such Settling Insurers; and

(f)	the identity of the Trustee shall be disclosed.

2.	Conditions to the Effective Date.

        The Effective Date shall occur only if (a) the Confirmation Order and other orders specified in Section 11.01 of the Plan shall either have become Final Orders or such orders shall not have been vacated, reversed, stayed, enjoined or restrained by order of a court of competent jurisdiction and (b) the following conditions have been satisfied or duly waived pursuant to Section 11.03 of the Plan:

(a)     the Plan shall not have been amended, altered or modified from the Plan as Filed on June 22, 2004, unless such amendment, alteration or modification has been consented to in accordance with Section 14.03 of the Plan;

(b)     the Restructuring Documents necessary or appropriate to implement the Plan shall have been executed, delivered and, where applicable, filed with the appropriate Governmental Unit;

(c)     the Effective Date has occurred on or before the thirtieth (30th) day after entry of the Confirmation Order;

(d)     no litigation has been commenced by the Debtor, any Committee or any Creditor against any of the Illinois Actions Defendants, the Mestek Affiliates or any other party to be released pursuant to Section 7.03 of the Plan;

(e)     a Final Order is entered holding that neither Mestek nor Formtek are liable under the Honeywell Indemnity Agreement;

(f)     a Final Order shall have been entered approving the Honeywell Settlement Agreement;

(g)     the Illinois District Court shall have entered the Illinois District Court Mejdrech Approval Order in form and substance satisfactory to the Mejdrech Class, the Debtor and Mestek and such Order shall be a Final Order;

(h)     all Settling Insurers shall have funded their respective settlement amounts;

(i)     the Reorganized Debtor or Mestek shall have funded the Mejdrech Settlement Amount and the Schreiber Settlement Amount and such other amounts necessary to fund the Plan, and the Reorganized Debtor and Mestek shall have executed any other documents necessary to effect the funding, including a guaranty;

(j)     Final Orders shall have been entered approving the respective settlement agreements with (a) Travelers, (b) New Hampshire Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA and/or other insurance companies affiliated with American International Group, (c) those companies making up OneBeacon Insurance Group, including but not limited to Potomac Insurance Company, now known as OneBeacon Insurance Company, and General Accident Insurance Company, now known as Pennsylvania General Insurance Company and (d) International Insurance Company and Pacific Employers Insurance Company;

(k)     entry of a mutually agreeable Consent Decree among the Debtor, Mestek, the AG and Village of Lisle in the AG Action; and

(l)     all funds required under the TCE PI Trust Agreement and the TCE PI Trust Funding Agreement and to otherwise pay all Settled TCE PI Trust Claims shall have been deposited into an account that the TCE PI Trust controls.

There are several settlement agreements that have to be approved in order for the Plan to become effective. The Bankruptcy Court will consider all such settlement agreements for approval with the exception of the settlement with the Mejdrech Class and the AG Action Consent Decree to be entered into among the Debtor, Mestek, the AG Plaintiffs and the Village of Lisle. The Illinois District Court will consider whether to approve the settlement agreement with the Mejdrech Class. The Debtor, Mestek and the Mejdrech Class intend to seek preliminary approval of the settlement agreement from the Illinois District Court prior to the Confirmation Hearing. If such preliminary approval is obtained, final notice of the settlement with the Mejdrech Class should be secured within 30 days after the Confirmation Date. Similarly, the Debtor, Mestek, the AG Plaintiffs and the Village of Lisle are working to finalize the Consent Decree which the parties intend to submit to and have entered by the DuPage County Court before the Confirmation Hearing.

3. Waiver of Conditions to Consummation.

        The Debtor, Mestek and the Winning Plan Sponsor, if applicable, may waive the conditions to Confirmation in Section 11.01 of the Plan and the conditions to the Effective Date in Section 11.02 of the Plan at any time, in writing, without notice or order of the Bankruptcy Court, or any further action other than proceeding to consummation of the Plan; provided, however, that (a) the conditions set forth in Sections 11.02(viii) and (x) of the Plan may not be waived without the consent of counsel to the Mejdrech Class and the consent of counsel to Schreiber, as applicable, and (b) the condition set forth in Section 11.02(xii) of the Plan may not be waived without the consent of counsel to the Future Claimants’ Representative. If the conditions to the Effective Date are not met within 30 days after the Confirmation Date, it is possible that the Mestek Affiliates will not agree to move forward with the Plan. The Debtor cannot guaranty that the Mestek Affiliates will agree to extend this deadline. If this deadline is not met and the Mestek Affiliates do not agree to extend such deadline, the Debtor will be forced to explore other options, including liquidation.

4. Debtor’s Discharge.

        On the Effective Date, except as specifically provided in the Plan or in the Confirmation Order, Confirmation will discharge the Debtor and the Reorganized Debtor from any and all Claims including any Claim, demands, Liens, Causes of Action and Interests that arose from any agreement of the Debtor entered into, or obligation of the Debtor incurred before, the Effective Date, or from any conduct of the Debtor prior to the Effective Date, or that otherwise arose prior to the Effective Date, including, without limitation, all interest, if any, on such debts, whether such interest accrued before or after the Petition Date of a kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code and including, without limitation, any TCE PI Trust Claims, TCE Property Damage Claims, or Third-Party Claims, whether or not (i) a Proof of Claim based on such Claim was Filed or deemed Filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtor, (ii) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (iii) such Claimholder has voted on or accepted the Plan; provided, however, that the foregoing shall not affect the Reorganized Debtor’s obligation to remediate the Lockformer Site, or perform and/or pay for the Hook-Ups in accordance with Section 7.17 of the Plan, and no discharge of such obligation is intended by Section 12.01(a) of the Plan.

5. Debtor’s Injunction.

        Except as otherwise expressly provided for in the Plan or the Confirmation Order and to the fullest extent authorized or provided by the Bankruptcy Code, including sections 524 and 1141 thereof, the entry of the Confirmation Order shall, provided that the Effective Date occurs, permanently enjoin all Persons that have held, currently hold or may hold a Claim or other debt or liability that is subject to the Plan or who have held, currently hold or may hold an Interest that is subject to the Plan from taking any of the following actions in respect of such Claim, debt, liability or Interest: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, Cause of Action or other proceeding of any kind against the Debtor or the Reorganized Debtor; (b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order against the Debtor or the Reorganized Debtor; (c) creating, perfecting or enforcing in any manner directly or indirectly, any Lien or encumbrance of any kind against the Debtor or the Reorganized Debtor; (d) asserting any setoff, offset, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtor or the Reorganized Debtor; and (e) proceeding in any manner in any place whatsoever, including employing any process, that does not conform to or comply with or is inconsistent with the provisions of the Plan; provided, however, that the foregoing shall not affect the Reorganized Debtor’s obligation to remediate the Lockformer Site and perform and/or pay for the Hook-Ups, and no injunction against enforcing such obligation is intended by this Section 12.01(b) of the Plan.

6. Environmental Exception

        Nothing in this Plan shall release, discharge or preclude any Claim of the United States, the State of Illinois or the State of Iowa arising under Environmental Laws that has not arisen as of the Effective Date or any equitable remedies of the United States, the State of Illinois or the State of Iowa arising under Environmental Laws that are not within the definition of Claim as set forth in section 101(5) of the Bankruptcy Code.

7. Exculpation.

        The Exculpated Persons will not have and will not incur any liability to any Claimholder, Creditor, Interestholder, or other party-in-interest herein or any other Person for any act or omission in connection with or arising out of: (i) the filing, negotiating, prosecuting, administering, formulating, implementing, confirming or consummating the Plan or the Property to be distributed under the Plan; (ii) all activities leading to the promulgation and Confirmation of the Plan, the Disclosure Statement (including any information provided or statements made in the Disclosure Statement or omitted therefrom), or any contract, instrument, release or other agreement or document created in connection with or related to the Plan or the administration of the Debtor or the Chapter 11 Case; (iii) actions taken under the Plan in good faith, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions precedent to Confirmation or to the occurrence of the Effective Date; (iv) except for liabilities to the USEPA, the State of Illinois or the State of Iowa under Environmental Laws (other than as to the Representatives of the Debtor), the management and operations or activities of the Debtor; (v) the implementation of any of the transactions provided for, or contemplated in, the Plan; (vi) any action taken in connection with either the enforcement of the Debtor’s rights against any Entities or the defense of Claims asserted against the Debtor with regard to the Chapter 11 Case; or (vii) the administration of the Plan or the assets and Property to be distributed pursuant to the Plan, except for gross negligence or willful misconduct as finally determined by a Final Order, and the Exculpated Persons are entitled to rely on, and act or refrain from acting on, all information provided by other Exculpated Persons without any duty to investigate the veracity or accuracy of such information.

8. Discharge of Claims and Interests.

        No Claimholder or Interestholder of the Debtor may, on account of such Claim or Interest, seek or receive any payment or other distribution from, or seek recourse against, the Debtor, the Reorganized Debtor, the Protected Parties, the TCE PI Trust or their respective properties or any assets previously distributed or to be distributed on account of any Allowed Claim except as otherwise provided in the Plan.

M.     Miscellaneous Provisions.

1. Binding Effect of Plan.

        The provisions of the Plan shall be binding upon and inure to the benefit of the Debtor, the Estate, the Reorganized Debtor, the Mestek Affiliates, the Winning Plan Sponsor, the TCE PI Trust, the Trustee, the Future Claimants’ Representative and any Claimholder or Interestholder treated herein or any Entity named or referred to in the Plan and each of their respective Representatives, and, to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by the Plan.

2. Withdrawal of Revocation of Plan.

        The Debtor and Mestek reserve the right, at any time prior to the substantial consummation (as that term is defined in section 1101(2) of the Bankruptcy Code) of the Plan, to revoke or withdraw the Plan. If the Plan is revoked or withdrawn or if the Confirmation Date does not occur, the Plan will be null and void and have no force and effect. In such event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claim by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor, the Reorganized Debtor or any Entity in any further proceedings involving the Debtor.

3. Modification of the Plan.

        The Debtor and Mestek may alter, amend or modify the Plan under section 1127 of the Bankruptcy Code or as otherwise permitted at any time prior to the Effective Date. After the Confirmation Date and prior to the substantial consummation of the Plan, and in accordance with the provisions of section 1127(b) of the Bankruptcy Code and the Bankruptcy Rules, the Debtor, Mestek and any party in interest may, so long as the treatment of Claimholders, Interestholders or holders of TCE PI Trust Claims under the Plan is not adversely affected, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, this Disclosure Statement or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

4. Governing Law.

        Except to the extent that the Bankruptcy Code or Bankruptcy Rules or other federal laws are applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with the plan including, but not limited to the TCE PI Trust Agreement, the TCE PI Trust Documents and the Restructuring Documents, the construction, implementation and enforcement of the Plan and all rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without giving effect to conflicts-of-law principles which would apply the law of a jurisdiction other than the state of Delaware or the United States of America.

5. Payment of Statutory Fees.

        All statutory fee Claims of the United States Trustee, as determined, if necessary, by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

6. Waiver of Automatic Stay to Enforce Judgment.

        The Debtor and Mestek may request that the Confirmation Order include (i) a finding that Federal Rule of Civil Procedure 62(a), Bankruptcy Rule 7062 and Bankruptcy Rule 3020(e) will not apply to the Confirmation Order and (ii) authorization for the Debtor to consummate the Plan immediately after entry of the Confirmation Order.

VIII. CONFIRMATION OF THE PLAN

A.     Consensual Plan Under Section 1129(a).

        At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129(a) of the Bankruptcy Code are met. Specifically, section 1129(a) of the Bankruptcy Code provides:

(a) The court shall confirm a plan only if all of the following requirements are met:

(1) The plan complies with the applicable provisions of this title.

(2) The proponent of the plan complies with the applicable provisions of this title.

(3) The plan has been proposed in good faith and not by any means forbidden by law.

    (4)        Any payment made or to be made by the proponent, by the debtor, or by a person issuing securities or acquiring property under the plan, for services or for costs and expenses in or in connection with the case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the court as reasonable.

    (5)(A)(i)        The proponent of the plan has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with-the debtor, or a successor to the debtor under the plan; and

(ii) the appointment to, or continuance in, such office of such individual, is consistent with the interests of creditors and equity security holders and with public policy; and

(B) the proponent of the plan has disclosed the identity of any insider that will be employed or retained by the reorganized debtor, and the nature of any compensation for such insider.

    (6)        Any governmental regulatory commission with jurisdiction, after confirmation of the plan, over the rates of the debtor has approved any rate change provided for in the plan, or such rate change is expressly conditioned on such approval.

(7) With respect to each impaired class of claims or interests-

(A) each holder of a claim or interest of such class-

(i) has accepted the plan; or

    (ii)        will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of this title on such date; or

    (B)        if section 1111(b)(2) of this title applies to the claims of such class, each holder of a claim of such class will receive or retain under the plan on account of such claim property of a value, as of the effective date of the plan, that is not less than the value of such holder’s interest in the estate’s interest in the property that secures such claims.

(8) With respect to each class of claims or interests-

(A) such class has accepted the plan; or

(B) such class is not impaired under the plan.

(9) Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that-

    (A)        with respect to a claim of a kind specified in section 507(a)(1) or 507(a)(2) of this title, on the effective date of the plan, the holder of such claim will receive on account of such claim cash equal to the allowed amount of such claim;

(B) with respect to a class of claims of a kind specified in section 507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7) of this title, each holder of a claim of such class will receive-

(i) if such class has accepted the plan, deferred cash payments of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or

(ii) if such class has not accepted the plan, cash on the effective date of the plan equal to the allowed amount of such claim; and

    (C)        with respect to a claim of a kind specified in section 507(a)(8) of. this title, the holder of such claim will receive on account of such claim deferred cash payments, over a period not exceeding six years after the date of assessment of such claim, of a value, as of the effective date of the plan, equal to the allowed amount of such claim.

    (10)        If a class of claims is impaired under the plan, at least one class of claims that is impaired under the plan has accepted the plan, determined without including any acceptance of the plan by any insider.

    (11)        Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

    (12)        All fees payable under section 1930 of title 28, as determined by the court at the hearing on confirmation of the plan, have been paid or the plan provides for the payment of all such fees on the effective date of the plan.

    (13)        The plan provides for the continuation after its effective date of payment of all retiree benefits, as that term is defined in section 1114 of this title, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of this title, at any time prior to confirmation of the plan, for the duration of the period the debtor has obligated itself to provide such benefits.

11 U.S.C. § 1129(a).

B.     Non-Consensual Confirmation – Cramdown.

        The Bankruptcy Code provides for confirmation of the Plan even if it is not accepted by all Impaired Classes, as long as at least one Impaired Class of Claims has accepted it (without counting the acceptances of Insiders). This so-called “cramdown” provision is set forth in section 1129(b) of the Bankruptcy Code. To obtain nonconsensual confirmation of the Plan, it must be requested by the proponent of the Plan. Specifically, section 1129(b) of the Bankruptcy Code provides:

    (b)(1)        Notwithstanding section 510(a) of this title, if all of the applicable requirements of subsection (a) of this section other than paragraph (8) are met with respect to a plan, the court, on request of the proponent of the plan, shall confirm the plan notwithstanding the requirements of such paragraph if the plan does not discriminate unfairly, and is fair and equitable, with respect to each class of claims or interests that is impaired under, and has not accepted, the plan.

(2) For the purpose of this subsection, the condition that a plan be fair and equitable with respect to a class includes the following requirements:

(A) With respect to a class of secured claims, the plan provides —

    (i)(I)        that the holders of such claims retain the liens securing such claims, whether the property subject to such liens is retained by the debtor or transferred to an-other entity, to the extent of the allowed amount of such claims; and

    (II)        that each holder of a claim of such class receive on account of such claim deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the effective date of the plan, of at least the value of such holder’s interest in the estate’s interest in such property;

    (ii)        for the sale, subject to section 363(k) of this title, of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to the proceeds of such sale, and the treatment of such liens on proceeds under clause (i) or (iii) of this subparagraph; or

(iii) for the realization by such holders of the indubitable equivalent of such claims.

(B) With respect to a class of unsecured claims-

    (i)        the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or

(ii) the holder of any claim or interest that is junior to the claims of such class will not receive, or retain under the plan on account of such junior claim or interest any property.

(C) With respect to a class of interests-

    (i)        the plan provides that each holder of an interest of such class receive or retain on account of such interest property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest, or

(ii) the holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property.

11 U.S.C. § 1129(b).

1. The Plan Must Not Discriminate Unfairly.

        As a further condition to approving a cramdown, the Bankruptcy Court must find that the Plan does not “discriminate unfairly” in its treatment of dissenting Classes. A plan of reorganization does not “discriminate unfairly” if the plan does not treat any dissenting impaired class of claims or interests in a manner that is materially less favorable than the treatment afforded to another class with similar legal claims against or interests in the debtor. The Debtor believes that the Plan does not discriminate unfairly as to any Impaired Class of Claims or Interests.

2. Fair and Equitable Standard.

        With respect to a dissenting Class of unsecured creditors, the “fair and equitable” standard requires, among other things, that the Plan contain one of two elements. It must provide either that each unsecured Creditor in the Class receive or retain property having a value, as of the Effective Date, equal to the Allowed Amount of its Claim, or that no Allowed Claimholder or Interestholder in any junior Class may receive or retain any property on account of such Claims or Interests. The strict requirement as to the allocation of full value to dissenting Classes before junior Classes can receive a distribution is known as the “absolute priority rule.”

        In addition, the “fair and equitable” standard has also been interpreted to prohibit any Class senior to a dissenting Class from receiving under a plan more than one hundred percent of its Allowed Claims. The Debtor believes the Plan meets all of the requirements of the “fair and equitable standard.”

        The Bankruptcy Code defines fair and equitable tests for secured creditors, unsecured creditors and equity holders, as follows:

(a)     Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (iii) of this subparagraph, or (iii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim.

(b)     Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the Plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive or retain any property under the Plan.

(c)     Interests. Either (i) each holder of an equity interest will receive or retain under the Plan property of a value equal to the greatest amount of the fixed liquidation preference to which such Claimholder is entitled, the fixed redemption price to which such Claimholder is entitled or the value of the interest or (ii) no interestholder that is junior to the nonaccepting class will receive or retain any property under the Plan.

        The Debtor believes that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the “fair and equitable” standard for nonconsensual Confirmation of the Plan provided at least one Impaired Class of Claimholders votes to accept the Plan as required by section 1129(a)(10).

3. Feasibility.

    Section 1129(a)(11)        of the Bankruptcy Code requires a finding that Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor in interest (unless such liquidation or reorganization is proposed in its Plan, which is not the case for the Debtor). For purposes of determining whether its Plan meets this requirement, the Debtor analyzed its ability to meet its obligations under the Plan. As part of this analysis, the Debtor prepared the Projections attached hereto as Exhibit D.8 Moreover, Mestek is ready and able to consummate the Restructuring Transaction, the proceeds of which will fund distributions under the Plan. Based upon the Projections and the Restructuring Transaction, the Debtor believes that its reorganization under the Plan will meet the feasibility requirements of section 1129(a)(11) of the Bankruptcy Code.

IX. LIQUIDATION ANALYSIS

        This part of the Plan explains the best interests test of section 1129(a)(7) of the Bankruptcy Code. Section 1129(a)(7) of the Bankruptcy Code imposes the best interests of the creditor test, which requires that each member of an impaired class who does not vote to accept the Plan receive a distribution that is not less than the amount it would receive under a chapter 7 liquidation. The Debtor and Mestek believe that the Plan is in the best interests of the Estate and Creditors because the dividend to be received under the Plan is more than the Creditors would receive under a chapter 7 case.

A. The Debtor’s Assets and Liabilities.

        The Debtor has attached hereto as Exhibit D a copy of its most current balance sheet which sets forth its assets and liabilities. A further discussion of certain of the Debtor’s assets is set forth below.

1. The Contribution Actions.

        Prior to the Petition Date, the Debtor paid in settlement approximately $10 million to the plaintiffs in the LeClercq Class Action. In accordance with the Mejdrech/Schreiber Settlement Agreement and the Plan, the Debtor and Mestek have agreed to pay $12,500,000 to settle the Mejdrech Litigation plus the Hook-Ups. As a result of those payments totaling more than $22,500,000 and any additional response costs, the Debtor may have third-party claims against other alleged joint tortfeasors, including, but not limited to, the PRPs.

        The Downers Grove Sanitary District’s effluent sewer line runs immediately south of the Lockformer Site. The Downers Grove Sanitary District collects wastewater from facilities in the Ellsworth Industrial Park. Ongoing tests demonstrate that the Downers Grove Sanitary District’s sewer line is in poor condition and has leaked chlorinated solvents in the vicinity of the Lockformer Site. The Ellsworth Industrial Park is located in close proximity to the Lockformer Site.

        On May 31, 2002, Lockformer filed the LeClercq Contribution Action against the LeClercq Contribution Third-Party Defendants. On July 1, 2003, Met-Coil filed the Mejdrech Contribution Action against the Mejdrech Contribution Third-Party Defendants. In the Contribution Actions, Met-Coil alleges that the Contribution Third-Party Defendants allowed TCE and other hazardous substances to be released, and that those releases contributed to the alleged contamination in the groundwater in the vicinity of the Lockformer facility. The Contribution Actions were brought pursuant to the Illinois Joint Tortfeasor Act, 740 ILCS 100/2 and Section 113(f) of CERCLA. The Contribution Actions seek, inter alia, contribution from the Contribution Third-Party Defendants for costs Met-Coil incurred or incurs in connection with the LeClercq Class Action and the Mejdrech Litigation, as well as other response costs. The maximum recovery in the Contribution Actions is approximately $22,500,000 in settlement payments and any additional response costs incurred by Met-Coil, but such a recovery would require that the Contribution Third-Party Defendants be found responsible for 100% of the alleged contamination.

        The Debtor is pursuing the Contribution Actions on behalf of the Estate and its Creditors. The Contribution Actions will be assigned to the Winning Plan Sponsor. To date, Met-Coil has produced an expert report in the LeClercq Contribution Action but has not received any expert reports from any of the LeClercq Contribution Third-Party Defendants.  No expert reports have been exchanged in the Mejdrech Contribution Action, and only limited discovery has taken place. Because the Contribution Third-Party Defendants have not submitted expert reports, it is not possible to address the strengths and weaknesses of any defenses that the Contribution Third-Party Defendants may have even on a preliminary basis. Although the Debtor believes that the Contribution Actions are meritorious and have value to the Estate, based on the current posture of the Contribution Actions and the significant amount of discovery that has yet to be completed, as well as uncertainties associated with the litigation process, an accurate valuation of the Contribution Actions cannot be made with any reasonable degree of certainty. The outcome must therefore be regarded as speculative. It is clear, however, that litigating the Contribution Actions to judgment would be extremely expensive and burdensome to the Debtor.

        The Debtor therefore believes that the Restructuring Consideration is adequate to compensate the Debtor for value of the Contribution Actions. Further, the Restructuring Transaction affords the Debtor its best, if not only, opportunity to reorganize as a going concern.

2. Recovery Actions.

        Pursuant to Section 7.13 of the Plan, the Mestek Affiliates are to be released by all Persons for the Recovery Actions. The Mestek Affiliates are listed on Exhibit 7 to the Plan, including Mestek, Formtek, Hill Engineering, Inc. Keyser Properties, Inc. and Iowa Rebuilders Inc. The Recovery Actions include the Alter-Ego Claims (e.g. Claims under alter-ego, corporate veil, vicarious liability, unity of interest, de facto merger, substantive consolidation and similar theories), breach of fiduciary duty Claims and other Causes of Action for any debt of Met-Coil. The Plan will bind all Creditors to the release in favor of the Mestek Affiliates whether you vote in favor of the Plan, against the Plan or do not cast a vote on the Plan. The Debtor believes that such a release is appropriate under the circumstances given that the Mestek Affiliates are funding or contributing approximately $45,000,000 in value. Met-Coil likely will have no available monies to fund the Plan. Furthermore, the Debtor believes that the release in favor of the Mestek Affiliates is appropriate. Mestek, as the parent company, is contributing approximately $45,000,000 on behalf of itself and its Affiliates.

        As indicated above, included in Recovery Actions are the Alter-Ego Claims. The Debtor has indicated in numerous pleadings filed after the commencement of the Chapter 11 Case that the Alter-Ego Claims are property of the Estate. The Alter Ego Claims generally are claims of the Debtor which, if successful, would result in Mestek’s liability for all of the Claims against the Debtor. Because the alleged foundation for piercing the corporate veil between Met-Coil and Mestek involves “general” corporate governance—as opposed to specific instances of fraud or improper use of the corporate form against the plaintiffs in the Illinois Actions—the alleged Alter-Ego Claims would benefit all Creditors and are thus property of the Estate. Duke Energy Trading and Marketing, L.L.C. v. Enron Corp. (In re Enron Corp.), No. 01 B 16034, 2003 WL 1889040 at *4-*5 (Bankr. S.D.N.Y. Apr. 17, 2003) (“the trustee or debtor-in-possession would have exclusive standing to maintain a Delaware corporation’s alter ego claim of a general nature”). Moreover, on December 10, 2003, the Bankruptcy Court in an adversary proceeding in 11 Chapter Case denied a motion by Honeywell to dismiss Met-Coil’s assertion that the Alter-Ego Claims are property of the Estate, holding that, on the facts alleged, the Alter-Ego Claims would belong to the Estate under Bankruptcy Code §§ 541 and 544.

        The Debtor believes, therefore, that the Alter-Ego Claims against Mestek must be considered assets of the Debtor’s Estate. Accordingly, the Debtor’s attorneys have reviewed numerous documents, including motions, depositions, transcripts, affidavits, memoranda of law and other documents filed or produced in discovery, in some of the Illinois Actions; trial transcripts in the LeClercq Class Action; documents reflecting the transaction whereby Mestek indirectly acquired Met-Coil; documents filed with the SEC; various Mestek and Met-Coil corporate documents and business records; and the reports of outside experts and consultants. The Debtor considered the allegations that some of the plaintiffs in the Illinois Actions made against Mestek under an alter-ego or similar theory and the decision of the Illinois District Court in the LeClercq Class Action denying Mestek’s motion for summary judgment on one such claim. The Illinois District Court in the LeClercq Class Action held that there was enough evidence in support of the alter ego claim in that case to create a genuine issue of material fact to be tried to a jury. The issue, however, was not decided by the jury given that the LeClercq Class Action was settled. The Debtor also considered the allegations of plaintiffs in the DeVane Action made against Mestek under an alter-ego or similar theory. In the DeVane Action, Mestek was successful, on summary judgment, in defeating such alter-ego theories and ultimately was not a defendant in the DeVane Action.

        The Debtor’s attorneys also engaged in a thorough legal analysis of the Alter-Ego Claims. As the state in which the Debtor is incorporated, Delaware’s law applies to determine the circumstances under which the Debtor’s corporate veil may be pierced. In re Eagle Enterprises, Inc., 265 B.R. 671, 678 (E.D. Pa. 2001). Delaware law permits a court to pierce the corporate veil of a company only where there is fraud or where the company is “in fact a mere instrumentality or alter ego of its owner.” Geyer v. Ingersoll Publications Co., 621 A.2d 784, 793 (Del. Ch. 1992). None of the papers filed in the Illinois Actions have suggested that Mestek used Met-Coil to perpetrate a fraud, but fraud per se is not a requirement of an alter ego claim. Harper v. Delaware Valley Broadcasters, Inc., 743 F. Supp. 1076, 1085 (D. Del. 1990). To prevail on an alter ego claim under Delaware law, a plaintiff must show merely that: (1) the parent and the subsidiary operated as a single economic entity and (2) an “overall element of injustice or unfairness” is present. Id.

        Under Delaware law, a court considering whether to pierce the corporate veil between a parent corporation and its subsidiary should consider the following factors: (1) inadequate capitalization of the subsidiary; (2) action in the interest of the parent rather than the subsidiary; (3) failure to observe corporate formalities; (4) payment of dividends; (5) non-functioning of officers and directors; and (6) the absence of corporate records. Harper, 743 F. Supp. at 1085. While none of these factors is dispositive, some combination of these factors must be present, along with “some fraud, injustice, or inequity in the use of the corporate form.” ACE & Co., Inc. v. Balfour Beatty PLC, 148 F. Supp. 2d 418, 425 (D. Del. 2001) (emphasis added).

        The Debtor’s attorneys examined the foregoing factors, identifying the facts that might be used to argue both for and against a finding of alter ego status. They also considered whether, taken as a whole, the relationship between Mestek and Met-Coil exhibits the “fraud, injustice or inequity” also required to ignore the corporate form. While some of these factors might support the Alter-Ego Claims, others do not.

        The Alter-Ego Claims have value to the Debtor and the Estate. However, while there may be a meaningful chance that the Estate would prevail on the Alter-Ego Claims, based on the factors discussed above, Mestek has substantial defenses. Therefore, the outcome of such litigation is uncertain. Furthermore, such litigation would be very expensive and burdensome to the Debtor. It would take many months to litigate such claims, perhaps two years or more. In addition to the costs, therefore, litigating would reduce the present value of any later settlement or recovery. The direct costs of pursuing the Alter Ego Claims would be substantial. Mestek would aggressively defend the alter ego litigation at every stage, given its worst possible outcome if it cannot defeat the claim. Accordingly, there are likely to be dozens of depositions of fact and expert witnesses, the production of additional expert reports and very likely the need to oppose and brief a motion for summary judgment. A trial would likely require 7 days of testimony and argument. The total cost of the alter ego litigation, therefore, is likely to be at least $1,100,000 to $1,500,000.

        These expenses would have to be borne without any assurance of a result of greater value than the Restructuring Transaction Consideration. Indeed, there is a significant risk that the Alter-Ego Claims would be defeated if fully litigated. Moreover, the Debtor believes that the Restructuring Transaction provides the best possibility for the Debtor’s reorganization as a going concern. Therefore, the Debtor seeks to settle the Alter-Ego Claims in accordance with the Plan as part of the inducement to Mestek to enter into the Restructuring Transaction and provide recoveries to Creditors in a timely fashion.

        Mestek, as the co-proponent of the Plan, does not agree to any of the foregoing statements and shall not be deemed to have made any admissions as a result of the foregoing statements. To the extent that settlement of the Alter-Ego Claims contained within the Plan is not approved, Mestek will not be willing to enter into the Restructuring Transaction. Furthermore, to the extent that any Alter-Ego Claims are pursued against Mestek or any of the Mestek Affiliates, Mestek and the Mestek Affiliates intend to vigorously defend such Alter-Ego Claims. Mestek and the Mestek Affiliates believe that they have strong, meritorious defenses to the Alter-Ego Claims. In addition, Mestek has agreed that it will not use any of the foregoing statements in its defense of the Alter-Ego Claims if they are litigated.

3. Pending Insurance Actions.

        The Debtor, as of the Petition Date, had Insurance Policies with the following insurers from which it asserted coverage with respect to certain of the TCE Claims:

o Travelers; o New Hampshire Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA and/or other insurance companies affiliated with American International Group (collectively, "AIG");
o	Those companies making up OneBeacon Insurance Group, including but not limited to Potomac Insurance Company, now known as Pennsylvania General Insurance Company (collectively, “OneBeacon”); and

o PEIC and International (collectively, "ACE").

        On January 28, 2004, the Debtor filed motions to approve separate settlement agreements with Travelers and AIG.  The Debtor has also reached agreements in principle with OneBeacon and ACE which agreements must be reduced to writing. The aggregate amount of the settlements with these insurers is $16,900,000, which the Debtor will utilize in funding the Plan. Each of the settlement agreements is subject to Bankruptcy Court approval and Confirmation of a plan containing the TCE Channeling Injunction.  The Bankruptcy Court has advised that the hearing with respect to the motions to approve the settlement agreements with each of AIG, Travelers, OneBeacon and ACE should be conducted in conjunction with the Confirmation Hearing.

        The Debtor, in its business judgment, believes that entering into the settlement agreements with Travelers, AIG, OneBeacon and ACE in the aggregate amount of $16,900,000 is the best interests of the Debtor’s Estate and Creditors and provides for a fair and equitable resolution of the significant disputes with these insurers. Through the settlements, the Debtor will obtain recovery of 100% of available primary coverage and approximately 67% of the outstanding defense costs. In the Debtor’s view and as described more fully below, this result is significant.

        The insurance policies issued by Travelers, AIG, OneBeacon and ACE provided for $10,600,000 in primary policy limits, subject to varying retained limits and self-insured retentions, and $100,000,000 in excess or umbrella policy limits.  The insurers argued, among other things, that there was no coverage with respect to the Debtor’s alleged liability for the TCE Claims, under the primary or umbrella policies, due to one or more of the following factors: (1) application of a “horizontal allocation” of the estimated potential liability for all underlying actions spread over at least 30 years limited possible insurance recoveries for each particular policy year to less than $2 million per year (in other words, the Debtor could not obtain more than $2 million per policy year per policy); (2)  certain policies, both primary and umbrella, had absolute pollution exclusions enforceable against all claims, bodily injury and property damage claims or bodily injury or property damage claims; (3)  depending upon whether Illinois or Iowa law would apply to enforcement of the pollution exclusion to trespass and nuisance claims, certain policies would exclude all trespass and nuisance claims; (4)  no umbrella policies issued by any insurer would apply unless all primary insurance issued by all insurers had been exhausted; (5)  the existence of certain policies could not be proven based on a complete lack of documentary or extrinsic evidence; (6) certain policy’s per occurrence limits would limit “stacking of per occurrence limits to access the aggregate limits”; (7) certain defense costs were incurred without consent and for amounts beyond insurers’ regularly reimbursed rates.

        As a result of the insurers’ arguments outlined above and the significant litigation costs that the Debtor had incurred and likely would continue to incur in certain pending litigation matters, the Debtor believed that entering into the settlements represented the best outcome for its Estate and Creditors. Not only do the settlements with the insurers provide $16,900,000 to the Estate for Plan funding, but the first two insurance actions listed on Exhibit B will be dismissed, thereby eliminating the incurrence of additional attorneys fees and expenses.  In consideration for entering into the settlements and making payments to the Debtor, the Settling Insurers will obtain the benefit of the TCE Channeling Injunction, should the Plan be confirmed.

        Prior to the Petition Date, the Debtor entered into settlement agreements with the following insurers, the proceeds of which the Debtor utilized pre-petition:9

o Hartford Financial Services Group, Inc., Hartford Accident and Indemnity Company, Hartford Fire Insurance Company, First State Insurance Company and Twin City Fire Insurance Company;

o Columbia Casualty Company;

o Wausau Underwriters Insurance Company and Employers Insurance of Wausau; and

o Unigard Insurance Company

To the extent that such insurance companies agree to extend sufficient consideration, including waiver of indemnification obligations against the Debtor, the Debtor will seek to extend the TCE Channeling Injunction to such insurers at the Confirmation Hearing.

        Mestek and, with respect to certain settlements, Formtek are parties to the pre-petition and post-petition settlement agreements described above. Mestek and Formtek claim a right to certain of the insurance proceeds. Nevertheless, Mestek and Formtek have agreed that the $16,900,000 of insurance proceeds from the post-petition settlements with Travelers, AIG, OneBeacon and ACE may be utilized for funding of the Plan, if Mestek or its assignee is the Winning Plan Sponsor.

B.     Hypothetical Liquidation under Chapter 7.

        To determine what members of each Impaired Class of Claims and Interests would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code, the Bankruptcy Court must consider the values that would be generated from the liquidation of the Debtor’s assets and properties in the context of a hypothetical chapter 7 liquidation case. This “liquidation value” would consist primarily of the proceeds from a forced sale or “fire sale” of the Debtor’s assets.

        A conversion of the Chapter 11 Case to a chapter 7 case would require the mandatory appointment of a trustee. Thus, the Debtor’s costs of liquidation under chapter 7 would include (i) the reasonable compensation payable to the chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such trustee may engage, (ii) asset disposition expenses, (iii) applicable taxes, (iv) litigation costs and (v) Claims arising from the operation of the Debtor during the pendency of the Chapter 7 case. Claims that may arise in a liquidation case or result from the pending Chapter 11 Case (including any unpaid expenses that the Debtor incurred during the Chapter 11 Case, such as compensation for attorneys, financial advisors and accountants) would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay General Unsecured Claims and Interests. Other unpaid Administrative Claims of the Chapter 11 Case may include tax liabilities in respect of gain arising from the disposition of assets, which could be substantial. The liquidation also would prompt the rejection of a large number of executory contracts and unexpired leases and thereby create a significantly higher dollar amount of General Unsecured Claims.

        Moreover, a chapter 7 trustee would be obligated to sell the assets of the Debtor and likely would not be able to offer a channeling injunction to protect any buyer from TCE PI Trust Claims. It is not known, in that scenario, whether the Debtor’s assets could be sold intact or would be sold on a piecemeal basis, or whether anyone would purchase the assets given the environmental contamination. Analysis and marketing of such a transaction or transactions would be complex, costly, and, in all likelihood, time-consuming. It is not known what form of consideration would flow to Claimholders as a result of such dispositions, but there is certainly a significant risk that much less cash would be distributed in comparison to the consideration being paid under the Plan.

        In a chapter 7 case, a trustee must liquidate the debtor’s assets for distribution to creditors in accordance with the priorities set forth in the Bankruptcy Code. Secured creditors generally are paid from the proceeds of sale of the properties securing their liens. If any assets remain after the satisfaction of secured claims, administrative claims are next to receive payments. Unsecured claims are paid from the remaining assets of the estate, according to their rights of priority. Unsecured claims with the same priority share in proportion to the amount of their allowed claim in relation to the amount of total allowed unsecured claims. Finally, Interestholders receive the balance that remains, if any, after all creditors are paid. Thus, the cash amount which would be available for satisfaction of unsecured claims and interests would consist of the (x) proceeds resulting from the disposition of the unencumbered assets of the debtor and any income earned thereon, and (y) the unencumbered cash and cash equivalents held by the debtor at the time of distribution. The amount of the proceeds from the sale of the debtor’s assets would be significantly reduced as a result of the uncertainty that exists as to whether a chapter 7 trustee could sell the assets free and clear of any claims, both present and future, that could be asserted against the debtor.

        The Debtor submits that in order for a chapter 7 trustee to administer the estate responsibly, the trustee, and the trustee’s staff and professionals, would necessarily devote substantial time and effort to familiarizing themselves with the affairs of the Debtor and the Chapter 11 Case, including asset dispositions and the investigation of Claims. This would likely entail hundreds of hours of additional professional services and concomitant expense. Not only would the costs increase as a result thereof, but the creditors would suffer a loss on the time-value of their money as the chapter 7 trustee, unfamiliar with the Debtor’s affairs, claims and properties would necessarily require more time to liquidate the assets, resolve disputed and unliquidated Claims and ultimately make distributions to creditors. It is likely that distributions of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve Claims and prepare for distributions. In the likely event litigation were necessary to resolve Claims asserted in the chapter 7 case, distributions could be further prolonged.

        The liquidation itself could accelerate the payment of substantial claims that would otherwise be payable in the ordinary course of business. For example, a liquidation sale of the Debtor could trigger or accelerate significant obligations to employees under pension and other Benefits Plans and Collective Bargaining Agreements, in addition to Claims for severance pay. Under the Plan, all ongoing employee benefit costs are assumed by the Reorganized Debtor and are not deducted from distributions to Creditors under the Plan. In addition, the Plan embodies the Restructuring Transaction which will facilitate the prompt emergence of Met-Coil from its Chapter 11 Case. In the event that Mestek is the Winning Plan Sponsor, the Restructuring Transaction include (i) Mestek’s financial support in assisting Met-Coil to make Cash distributions under the Plan through the Capital Contribution (which includes funding of the Unsecured Claims Distribution Fund, the TCE PI Trust Claims Distribution Fund, funding of distributions to the Mejdrech Class and Schreiber, and contribution of the Mestek Prepetition Secured Claim and the Mestek Unsecured Claims); (ii) Mestek’s guaranty of up to $3 million of the on-site remediation as provided under Section 7.16 of the Plan; (iii) payment of the Hook-Ups; and (iv) implementation of related transactions in connection with the consummation of the Plan, including the TCE Channeling Injunction. In a chapter 7 case, Mestek would not be obligated to contribute or waive any of its claims as it is voluntarily doing in connection with the Restructuring Transaction. As a result, Allowed General Unsecured Claims may be diluted or altogether eliminated by the secured Claims of Mestek. In a chapter 7 liquidation, the settlements between the Debtor and Mestek as incorporated in the Restructuring Transaction and Plan would not be consummated (resulting in substantial litigation) or, if consummated, might not realize as great a value as is offered under the Plan to Claimholders. Accordingly, the substantial value consisting of the Restructuring Transaction Consideration would likely not be available in the event of a chapter 7 liquidation of Met-Coil. The same conclusion is reached if Mestek is not the Winning Plan Sponsor and an Alternative Restructuring Transaction is thus closed.

        After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Case and the substantial diminution in the value to be realized by Claimholders, as compared to the proposed provisions of the Plan, because of, among other factors: (A) the increased costs and expenses of a liquidation under chapter 7 arising from the additional Administrative Claims involved in the appointment of a liquidating trustee, as well as attorneys, financial advisors, accountants and other professionals to assist such trustee, (B) the possibility that a liquidation sale of the Debtor would not realize the full going concern value of the Debtor’s assets, or result in the issuance of similar amounts of Cash to Creditors, (C) the additional expenses and substantial tax liabilities, some of which would be entitled to priority in payment, which would arise by reason of the liquidation, and (D) the substantial delay before Claimholders would receive any distribution in respect of their Claims, the Debtor has determined that Confirmation of the Plan will provide each Allowed Claimholder or Interestholder with a recovery that is not less than such Claimholder would receive pursuant to liquidation of the Debtor under chapter 7. Consequently, the Debtor believes that the Plan meets the requirements of section 1129(a)(7) of the Bankruptcy Code because, under the Plan, all Impaired Claimholders or Interestholders will receive distributions that have a value at least equal to the value of the distribution that each such Person would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code. Indeed, the Debtor believes that the net recoverable values to creditors if the Chapter 11 Case were converted to a case under chapter 7 would be far worse than the result achieved under the Plan.

C. Liquidation Analysis.

        The Debtor’s Liquidation Analysis is attached hereto as Exhibit C. The information set forth in Exhibit C provides a summary of the liquidation values of the Debtor’s assets assuming a chapter 7 liquidation in which the Bankruptcy Court appoints a trustee to liquidate the assets of the Estate. The Liquidation Analysis was prepared by management of the Debtor. The Liquidation Analysis shows that the Plan generates more for all unsecured Claimholders than they would receive in a case under chapter 7.

        Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by Debtor’s management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtor and its management. The Liquidation Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected may not be realized if the Debtor were, in fact, to undergo such a liquidation. The chapter 7 liquidation period is assumed to be a period of 11 to 15 months. This period would allow for the collection of receivables, selling of assets, and the winding down of operations.

        The major assumptions underlying the Liquidation Analysis are:

(a)	The chapter 7 liquidation process would be commenced immediately and a trustee, as authorized by the Bankruptcy Court, would have full responsibility for the disposition of all of the Debtor’s assets.

(b)	Conversion to a chapter 7 liquidation and the resulting pendency of the liquidation of the Debtor would adversely affect management and employee morale, customer willingness to purchase and vendor willingness to ship raw materials and extend trade credit. Accordingly, the trustee would need to sell the assets as soon as possible, as the passage of time will erode the value of the assets.

(c)	Because of the above factor, the Debtor would not be sold as a going concern, but rather as piecemeal or packaged asset sales. It is assumed that all assets of the Debtor would be liquidated on an expedited basis within 11 to 15 months. All liquidation proceeds are stated in actual dollar terms and have not been discounted to present values.

(d)	All maintenance-related capital spending would be continued, but that all major additional capital spending projects would be deferred.

(e)	Significant reductions in personnel typically occur at the outset of a chapter 7 liquidation. Personnel and other operating expenses would continue to be incurred throughout the liquidation period to collect accounts receivable and perform administrative functions that the chapter 7 trustee requires.

(f)	Prior to a chapter 7 liquidation, the Debtor would continue to operate and, accordingly, events would occur which could impact recovery proceeds and claims to be satisfied.

(g)	Contingent assets, such as pending insurance proceeds or possible preference recoveries, have not been considered in the analyses because the speculative nature of such contingent assets prohibits the assignment of any meaningful probability of recovery.

(h)	The Liquidation Analysis assumes that operations during the liquidation period would not generate additional cash available for distribution except for the net proceeds generated by liquidating non-cash assets. The Liquidation Analysis assumes a forced liquidation value to an unrelated industry buyer. Inventories are assumed to be liquidated based on a going-out-of-business sale.

(i)	The Debtor believes that there would be certain actual and contingent liabilities and expenses, in addition to the reorganization expenses that would be incurred in a Chapter 11 reorganization, for which provision would be required in any chapter 7 liquidation before distributions could be made to unsecured claimholders including (1) Administrative Claims and other liabilities (including retirement, vacation pay and other employee-related administrative costs and liabilities); (2) escrow and hold-back amounts that purchasers of the assets, such as the various plants, presumably would require in connection with disposition transactions if the Debtor were in liquidation; (3) claims resulting from the rejection of assumed executory contracts; (4) additional environmental claims which may surface as the Debtor attempts to sell off the assets, resulting in, for example, adjustments to the purchase price of those assets or the making of certain representations and warranties by the Debtor; (5) pension termination claims; and (6) retiree claims. While the Debtor is not able to estimate the amount of the foregoing liabilities with precision at this time, solely for purposes of the liquidation analysis, the recoveries shown include adjustments factored into the various recovery percentages or otherwise related to these additional liabilities.

(j)	Additional environmental liabilities possibly could arise in chapter 7 sales transactions as a result of (1) contractual obligations to buyers, (2) environmental laws and (3) state statutes relating to property transfer and disclosure, which may require notification to state agencies of the transfer of certain properties, disclosure of environmental conditions at such sites and/or remediation, if applicable. As stated above, while such amounts cannot be estimated with precision, the recovery percentages attempt to reflect such potential. It would be anticipated that the described environmental liabilities would be of a greater magnitude in a chapter 7 liquidation than they would be in the ordinary course of business.

D.	Non-Compensatory Damages.

        The best interests of the creditors test implicates chapter 7 liquidation priorities, including section 726(a)(4) of the Bankruptcy Code, which statutorily subordinates the payment of any prepetition “fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages . . . to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the holder of such claim.” This means that in the context of a chapter 7 case, unsecured creditors have a higher priority than holders of punitive damage claims and claims for fines and penalties.

        In this case there are substantial Claims for Non-Compensatory Damages. Therefore, absent subordination of the Non-Compensatory Damages, holders of General Unsecured Claims would receive less of a distribution under chapter 11 than they would be entitled to under chapter 7. If Non-Compensatory Damages are not subordinated, then the amount of unsecured liabilities would increase, and the proportionate dividend to Claimholders would not be equivalent to or greater than their distribution in a chapter 7 case. On the other hand, the holders of Non-Compensatory Damages Claims would be compensated on a parity with general unsecured creditors, notwithstanding the lower priority mandated in a chapter 7 case by section 726(a)(4). Moreover, providing a distribution to holders of Non-Compensatory Damages would not serve the underlying purpose of punitive damages, which is to punish the wrongdoer and deter future wrongful conduct. Rather, it would simply punish innocent unsecured creditors by reducing their recoveries. Thus, the Debtor and Mestek believe that the Plan’s treatment of Non-Compensatory Damages is justified under section 1129(a)(7) of the Bankruptcy Code, and is appropriate under section 1123(b)(6).

        Even if the Bankruptcy Court does not apply the best interests of the creditors test in the above manner, the Plan’s treatment of Non-Compensatory Damages is justified under the principles of equitable subordination. Section 510(c) of the Bankruptcy Code permits a court to apply principles of “equitable subordination [to] subordinate for purposes of distribution all or part of an allowed claim to all or part of another allowed claim.” In order for claims to be equitably subordinated, the claims in question must cause some injury to other creditors or provide unfair advantage to the claimants in question, and subordination must not be inconsistent with bankruptcy law. In the present case, equitable subordination is justified because payment of the Non-Compensatory Damages would provide an unfair advantage to Claimholders by reducing recoveries of innocent creditors who have claims for actual damages. Furthermore, equitable subordination would not be inconsistent with bankruptcy law. Indeed, the Debtor submits that equitable subordination is consistent with the best interests of the creditors test of section 1129(a)(7) of the Bankruptcy Code.

        The Debtor and Mestek believe that the Plan’s treatment of Non-Compensatory Damages is appropriate and consistent with the underlying principles of the Bankruptcy Code.

X. THE REORGANIZED DEBTOR

A.     Introduction.

        Following the Effective Date, the Reorganized Debtor will continue to operate as a wholly-owned subsidiary of Formtek, which in turn is a wholly-owned subsidiary of Mestek. The Reorganized Debtor will continue to operate as a manufacturer of equipment through its two divisions, Lockformer and IPI, and there will be no fundamental changes in those businesses. Moreover, the Debtor believes that it will be in a position to improve its financial results upon emergence from the Chapter 11 Case. Upon emergence, the Reorganized Debtor will no longer require Bankruptcy Court approval for transactions considered to be outside the ordinary course of business, and management will no longer be required to focus substantial time and effort on the Chapter 11 Case, litigation with TCE PI Trust Claimholders, the resolution of related disputes and the development of a plan of reorganization. In addition, with the issuance of the TCE Channeling Injunction, the Reorganized Debtor will be entitled to final relief from further environmental and personal-injury claims. Finally, the Reorganized Debtor will no longer be burdened with the substantial expenses, including professional fees, incurred in connection with the Chapter 11 Case.

B.     Continued Corporate Existence Between the Confirmation Date and the Effective Date.

        The Debtor will continue to operate its business, including performing the ongoing remediation at the Lockformer Site, between the Confirmation Date and the Effective Date. The DIP Facility shall exist and be extended through the Effective Date to the extent that Mestek is the Winning Plan Sponsor. In the event that Mestek is not the Winning Plan Sponsor, the Winning Plan Sponsor shall provide the DIP Refinancing, namely (i) pay in full, in Cash, including all interest, fees and expenses, the obligations of the Debtor pursuant to the DIP Order and the DIP Loan Agreement within three (3) business days after designation by the Debtor of the Qualified Alternative Plan Sponsor as the Winning Plan Sponsor and (ii) provide for the replacement of the DIP Facility through the Effective Date. Such Winning Plan Sponsor shall agree to extend the DIP Loan Agreement, if necessary, through the Effective Date.

C.     Continued Corporate Existence on and After the Effective Date.

        Met-Coil shall continue to exist after the Effective Date as a separate entity with all of the powers under the laws of the State of Delaware. If Mestek is the Winning Plan Sponsor and unless otherwise requested by Mestek, on the Confirmation Date, the Debtor shall make the appropriate election to convert to a Delaware limited liability company. On the Effective Date, Mestek or its assignee shall acquire all of the membership interests in Reorganized Met-Coil. Notwithstanding the foregoing, if Mestek is not the Winning Plan Sponsor, such Winning Plan Sponsor shall have the right to effect the purchase of Reorganized Met-Coil in the form it deems necessary.

D.     Remediation.

1. Generally.

        The Reorganized Debtor will complete the remediation of the Lockformer Site in accordance with the Plan, the Agreed Order entered in the AG Action and to the extent required by applicable law, and the Winning Plan Sponsor shall guaranty up to $3,000,000 of such remediation costs incurred on or after the Effective Date.

2. The Hook-Ups.

        The Reorganized Debtor agrees to the following with regard the Hook-Ups:

(a)     The Reorganized Debtor agrees to perform the work of hooking up the homes of Area B Homeowners and the Lisle/Mejdrech Class Hook-Up Homeowners to the existing municipal water main in the Village of Lisle to the extent that such Area B Homeowners and Lisle/Mejdrech Class Hook-Up Homeowners elect pursuant to mutually agreed upon procedures set forth in the AG Action Consent Order and the Illinois District Court Mejdrech Approval Order within six (6) months after the Effective Date to have such work completed at their respective homes. In doing so, the Reorganized Debtor agrees to pay (a) to the contractors and plumbers it engages the reasonable costs incurred to install the necessary plumbing to hook up the respective homes of the Area B Homeowners and the Lisle/Mejdrech Class Hook-Up Homeowners to the nearest Lisle municipal water main (including grass seeding and replacement landscaping and well abandonment and sealing) and (b) to the Village of Lisle (i) an allocated water main fee of $5,335, (ii) a connection fee of $1,240.00, (iii) a water meter fee of $125.00, (iv) a remote reading device fee of $25.00, (v) an inspection fee of $50.00, (vi) a cash security bond fee of $5.00 and (vii) a $250.00 refundable security deposit, per home actually hooked up to the Village of Lisle municipal water main. To the extent that an Area B Homeowner or a Lisle/Mejdrech Class Hook-Up Homeowner fails to make the election within the time frame set forth herein or opts-out, Met-Coil, the Reorganized Debtor and Mestek shall be relieved of any such obligation hereunder and shall have no further obligation to provide bottled water to such homeowner or successor homeowner under prior Agreed Orders entered in the AG Action or for any other reason. Met-Coil or the Reorganized Debtor, as applicable, shall continue to provide bottled water to Area B Homeowners and the Lisle/Mejdrech Class Hook-Up Homeowners as required by the Agreed Orders until the earlier of (a) the date such homeowner’s home is connected to the municipal water main or (b) the date such homeowner opts out of the Hook-Up.

(b)     Woodridge shall perform the Hook-Ups of the homes of the Area C Homeowners and the Woodridge/Mejdrech Class Hook-Up Homeowners. Nothing contained herein shall be construed as relieving any Area C Homeowner or Woodridge/Mejdrech Class Hook-Up Homeowner who Hooks-Up to a Woodridge water main from complying with all of Woodridge’s prerequisites regarding such Hook-Up; provided, however, that if any Area C Homeowner or Woodridge/Mejdrech Class Hook-Up Homeowner fails to execute the Village of Woodridge form of Annexation and Intergovernmental Water Service Agreement (or, with respect to homes which are already within the corporate limits of Woodridge, such other written election which is satisfactory to the parties hereto) and fails to apply for the connection permit required by the Village of Woodridge form of Annexation and Intergovernmental Water Service Agreement (or, with respect to homes which are already within the corporate limits of Woodridge, such other written election which is satisfactory to the parties hereto) both within the six (6) month election period described herein, then the Debtor, the Reorganized Debtor and Mestek shall be relieved of any of their obligations to Woodridge or such Area C Homeowner, including without limitation providing bottled water, performing the Hook-Up with respect to such Area C Homeowner’s home or other monetary or equitable relief. Provided that the Reorganized Debtor complies with the payment requirements this Section 7.17(b)(ii), Woodridge shall not charge the Area C Homeowners or the Woodridge/Mejdrech Class Hook-Up Homeowner for the Hook-Ups. The Reorganized Debtor agrees to pay to the Village of Woodridge the flat fee amount of $12,223 per home for each home that the Village of Woodridge hooks up to its municipal water source provided such home is in Area C and is owned by an Area C Homeowner or a Woodridge/Mejdrech Class Hook-Up Homeowner which sum represents the amount allocated to each of the Area C Homeowners and Woodridge/Mejdrech Class Hook-Up Homeowners, that includes the apportioned cost of the laying of the water main by Woodridge as well as all costs, fees and expenses to install the necessary plumbing to connect each home from their respective homes to the water main (including all Village of Woodridge fees, costs and expenses and other fees, costs and expenses, grass seeding and replacement landscaping and well abandonment and sealing) to the extent that such Area C Homeowners and such Woodridge/Mejdrech Class Hook-Up Homeowners elect as evidenced by a signature to the Village of Woodridge form of Annexation and Intergovernmental Water Service Agreement (or, with respect to homes which are already within the corporate limits of Woodridge, such other written election as is acceptable to Woodridge, the Debtor and Mestek) within six (6) months after the Effective Date to have such work completed at their respective homes. To the extent that an Area C Homeowner or a Woodridge/Mejdrech Class Hook-Up Homeowner fails to make the written election within the time frame set forth herein or opts-out, the Debtor, the Reorganized Debtor and Mestek shall be relieved of any such obligation hereunder. Upon the completion of a Hook-Up, Woodridge shall provide the Reorganized Debtor with a certification that the Hook-Up was completed and all parties who performed work related to the Hook-Up have been fully paid. The Reorganized Debtor shall pay Woodridge the $12,223 payment within thirty (30) days of receiving the certification. To the extent that an Area C Homeowner or a Woodridge/Mejdrech Class Hook-Up Homeowner fails to make the election within the time frame set forth herein or opts-out, Met-Coil, the Reorganized Debtor and Mestek shall be relieved of any such obligation hereunder and shall have no further obligation to provide bottled water to such homeowner or successor homeowner under prior Agreed Orders entered in the AG Action or for any other reason. Met-Coil or the Reorganized Debtor, as applicable, shall continue to provide bottled water to Area C Homeowners or Woodridge/Mejdrech Class Hook-Up Homeowners as required by the Agreed Orders until the earlier of (a) the date such homeowner’s home is connected to the municipal water main or (b) the date such homeowner opts out of the Hook-Ups.

(c)     To the extent that any Area B Homeowner, Area C Homeowner Lisle/Mejdrech Class Hook-Up Homeowner or Woodridge/Mejdrech Class Hook-Up Homeowner has paid to have their respective home hooked up to the respective municipal water supply (prior to the Effective Date), the Reorganized Debtor agrees to reimburse the reasonable costs incurred by such homeowner attendant to such work based upon the parameters set forth above, provided that the Area B Homeowner, Area C Homeowner, Lisle/Mejdrech Class Hook-Up Homeowner or Woodridge/Mejdrech Class Hook-Up Homeowner provides satisfactory proof that he/she/it is such a homeowner and has not been reimbursed and provides appropriate documentation, including proof of payment, to the Reorganized Debtor and Mestek.

(d)     The Reorganized Debtor’s and Mestek’s obligations to the AG Plaintiffs, the Village of Lisle, the Village of Woodridge and the Mejdrech Class with regard to the Hook-Ups are as set forth in this Section 7.17(b) and Section 3.12. In no event shall the Reorganized Debtor or Mestek be obligated to pay any other amounts, including without limitation, (i) any amounts associated with any grant of funds to Lisle for the laying of any water main or any other cost or expense for water main installation in the Village of Lisle not provided for herein, (ii) any amounts corresponding to the hook-up of property that is not located in Areas B and C or listed on the appropriate homeowner exhibits, (iii) any other fees, costs or expenses related to the Hook-Ups; and (iv) any increases in fees, costs or expenses of the Village of Lisle or Village of Woodridge or any other party that may occur prior to the completion of the Hook-Ups, with such fee amounts being fixed as stated in this Section 7.17(b) and Section 3.12.

E.     The Board of Directors and Management of the Reorganized Debtor.

        The business and affairs of the Reorganized Debtor will be managed on or after the Effective Date by the Board of Directors of the Reorganized Debtor serving as of the Confirmation Date, subject to changes in the composition of the Board of Directors as may occur in the ordinary course of business. The composition of the Board of Directors is as follows: Raymond Blakeman, Charles F. Kuoni, III, Tom Santacroce and Rian Scheel.

        No Person receives a retainer or meeting fee in connection with his or her service as a member of the Board of Directors. Further, no member of the Met-Coil Board of Directors received any compensation for services as a member of the Board of Directors while also serving as an officer of Met-Coil.

        The existing officers of the Reorganized Debtor as of the Effective Date will remain as officers and will continue to serve until such time as they may resign, be removed or be replaced by the Board of Directors for the Reorganized Debtor. The existing officers are as follows: Charles F. Kuoni, III (President and CEO), Tom Santacroce (Senior Vice President and General Manager of IPI), Rian Scheel (Senior Vice President and General Manager of Lockformer), Gary Dickinson (Vice President of Sales and Marketing of Lockformer), J.R. Svehla (Vice President of Operations of Lockformer), Timothy Scanlan (Secretary), Nicholas Filler (Assistant Secretary), and Randy Stodola (Assistant Secretary and Assistant Treasurer).

XI. PROJECTIONS

        Attached hereto as Exhibit D are the Debtor’s Projections. The Projections should be read in conjunction with the assumptions and qualifications to the Projections set forth herein. The Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with the Debtor’s current practices. It is important to note that such Projections would not necessarily be indicative of future performance of the Debtor if the Plan were not confirmed or if an alternative plan were to be proposed and confirmed.

        Among other things, the Projections reflect the Debtor’s good faith estimate of the future costs of remediation of the Lockformer Site. That estimate is the result of consultations with and advice from the Debtor’s environmental consultants and attorneys, and is a reasonable forecast under presently known circumstances. Nevertheless, it is possible that remediation costs will be materially greater than those projected. The IEPA has not agreed to the amount provided in the Projections as adequate. To the contrary the IEPA has urged the Debtor to engage in a more expensive form of remediation. That dispute may ultimately be resolved in the Enforcement Action. For further information, see Article XIII., below.

        THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE DEBTOR’S AUDITORS HAVE NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO. THE DEBTOR DOES NOT, AS A MATTER OF COURSE, PUBLISH ITS PROJECTIONS OF ITS ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, THE DEBTOR DOES NOT INTEND, AND DISCLAIMS ANY OBLIGATIONS, TO (A) FURNISH UPDATED PROJECTIONS TO CLAIMHOLDERS PRIOR TO THE EFFECTIVE DATE OR TO ANY PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE. THE PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED EXCLUSIVELY BY THE DEBTOR’S MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTOR’S CONTROL. THE DEBTOR CAUTIONS THAT NO REPRESENTATIONS OR WARRANTIES CAN BE MADE OR ARE BEING MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE REORGANIZED DEBTOR’S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS MAY MATERIALIZE, AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR MAY BE UNANTICIPATED, AND THUS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT MIGHT OCCUR.

XII. TAX CONSEQUENCES

A.     Introduction.

        THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN OF THE SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO CLAIMHOLDERS AND INTERESTHOLDERS AND IS BASED ON THE TAX CODE, TREASURY REGULATIONS PROMULGATED AND PROPOSED THEREUNDER, JUDICIAL DECISIONS AND PUBLISHED ADMINISTRATIVE RULES AND PRONOUNCEMENTS OF THE IRS AS IN EFFECT ON THE DATE HEREOF. CHANGES IN SUCH RULES OR NEW INTERPRETATIONS THEREOF COULD SIGNIFICANTLY AFFECT THE TAX CONSEQUENCES DESCRIBED BELOW. NO RULINGS HAVE BEEN REQUESTED FROM THE IRS. MOREOVER, NO LEGAL OPINIONS HAVE BEEN REQUESTED FROM COUNSEL WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN.

        THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PLAN TO THE CLAIMHOLDERS AND INTERESTHOLDERS MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER. IN ADDITION, THIS DISCUSSION DOES NOT COVER ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO CLAIMHOLDERS AND INTERESTHOLDERS, NOR DOES THE DISCUSSION DEAL WITH TAX ISSUES PECULIAR TO CERTAIN TYPES OF TAXPAYERS (SUCH AS DEALERS IN SECURITIES, S CORPORATIONS, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS AND FOREIGN TAXPAYERS). NO ASPECT OF FOREIGN, STATE, OR ESTATE AND GIFT TAXATION IS ADDRESSED.

        THE FOLLOWING SUMMARY IS, THEREFORE, NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. CLAIMHOLDERS OR INTERESTHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES PECULIAR TO THEM UNDER THE PLAN.

B.     Consequences to Certain Creditors.

1. Overview.

        The federal income tax consequences of the implementation of the Plan to a Claimholder will depend, among other things, on the origin of the Claim, when the Claim becomes an Allowed Claim, when the Claimholder receives payment in respect of its Claim, whether the Claimholder reports income using the accrual or cash method of accounting, and whether the Claimholder has taken a bad debt deduction or a worthless security deduction loss with respect to its Claim, as applicable.

        Generally, a Claimholder will realize gain or loss upon distributions from the TCE PI Trust in respect of its Allowed Claim in an amount equal to the difference between (i) the sum of the amount of any cash or property received by the Claimholder (other than distributions attributable to accrued by unpaid interest previously included in the Claimholder’s taxable income) and (ii) the adjusted basis of the Allowed Claim exchanged therefor (other than basis attributable to accrued by unpaid interest previously included in the Claimholder’s taxable income).

        In general, such gain or loss will be recognized for federal income tax purposes. The character and taxability of such gain or loss will depend on the facts and circumstances relating to each Allowed Claimholder.

        Because the federal income tax consequences of the Plan to Claimholders are dependent upon the particular circumstances of each such Claimholder, holders of Allowed Claims in these Classes are urged to consult their own tax advisors as to the tax consequences to such Claimholder of receipt of the cash (or property) in satisfaction of such Allowed Claim.

2. Consideration Allocable to Interest.

        Interest accrued during the period that the TCE PI Trust holds the TCE PI Trust Claims Distribution Fund will be taxable to the TCE PI Trust as interest income.

3. Class 7 Claims and Class 8 Interests.

        Class 7 Claimholders and Class 8 Interestholders will receive no payments in respect of their Class 7 Claims and Class 8 Interests. Class 7 Claimholders and Class 8 Interestholders will realize loss to the extent of their tax basis in the Class 7 Claims and Class 8 Interests, if any, after taking into account the tax consequences to the Debtor of the implementation of the Plan. The characterization of any such loss will depend on the individual circumstances of each Class 7 Claim or Class 8 Interest.

4. Cancellation of Indebtedness Income.

        Upon the Effective Date of the Plan, the Debtor will be discharged of its outstanding indebtedness to the extent such discharge is allowed by law and such indebtedness is not otherwise satisfied. As a result, the Debtor generally will realize cancellation of debt (“COD”) income to the extent that the cash and the fair market value of property, if any, paid by the Debtor in return for the discharge of indebtedness is less than the adjusted issue price (plus the amount of any accrued but unpaid interest) of such indebtedness discharged thereby. However, under Section 108(a) of the Tax Code, COD income will not be recognized if the COD income occurs in a case brought under the Bankruptcy Code, provided the taxpayer is under the jurisdiction of a court in such case and the COD is granted by the court or is pursuant to a plan approved by the court. Accordingly, because the Debtor is under the jurisdiction of the Bankruptcy Court, and the COD will be pursuant to the Bankruptcy Court’s approval of the Plan, the Debtor should not be required to recognize any COD income realized as a result of the implementation of the Plan.

        Under section 108(b) of the Tax Code, the Debtor will be required to reduce certain tax attributes, including net operating losses (“NOL”) and NOL carryforwards, in an amount (subject to certain modifications) equal to the amount of COD income excluded from income as described in the preceding paragraph. Under the Tax Code, such tax attribute reduction occurs in the year after the determination of tax for the year which includes the Effective Date. Therefore, the NOLs of the Debtor should be available to offset income arising on or before the Effective Date.

        On May 9, 2004, the Treasury Department issued final regulations governing COD income excluded under Section 108 of the Tax Code to a consolidated group. In general, the regulations require a consolidated approach that reduces all attributes that are available to the Debtor. The regulations require that attributes attributable to the Debtor member are reduced first. Such attributes include (i) consolidated attributes attributable to the Debtor member, (ii) attributes that arose in separate return limitation years (“SRLY”) of the Debtor member (generally, a taxable year of the member for which it filed a separate return or for which it filed a consolidated return as a member of another group), and (iii) the basis of property of the Debtor member. To the extent that the excluded COD income exceeds the attributes attributable to the Debtor member, the regulations require the reduction of consolidated attributes attributable to other members and attributes attributable to members other than the Debtor member that arose (or are treated as arising) in a SRLY year to the extent that the Debtor member is a member of the “SRLY subgroup” (generally, a group of corporations including the Debtor member that were previously members of another consolidated group) with respect to such attribute. The regulations also adopt a “look-through” rule that applies if the attribute of the Debtor that is reduced is the basis of stock of another member of the group. In that situation, corresponding adjustments are made to the attributes attributable to the other member. To effect the adjustment, the regulations generally treat the other member as the Debtor member that had COD income that is excluded from income under Section 108 of the Tax Code in an amount equal to the stock basis reduction. The regulations also expand the circumstances in which a positive basis adjustment to the stock of the Debtor subsidiary will be allowed to include situations in which (i) the tax attributes of the common parent of the group are reduced, or (ii) the tax attribute which is reduced is a tax credit. The final regulations will generally apply to COD income recognized on or after May 10, 2004.

5. Withholding.

        All distributions to Claimholders and Interestholders under the Plan are subject to any applicable withholding (including employment withholding). Under federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at a 31.0% rate. Backup withholding generally applies if (i) the Claimholder or Interestholder fails to furnish a social security number of other taxpayer identification number (“TIN”) to the payor, (ii) the Internal Revenue Service notifies the payor that the TIN furnished by the Claimholder or Interestholder is incorrect, (iii) the Claimholder or Interestholder fails properly to report interest and dividends and the Internal Revenue Service has notified the payor that withholding is required, or (iv) in certain circumstances, there has been a failure of a payee to certify under the penalty of perjury that the payee is not subject to withholding under section 3406 of the Tax Code. A “reportable payment” includes, among other things, interest, original issue discounts and dividends. Backup withholding will not apply, however, with respect to certain payments made to certain exempt recipients. Any amount withheld as backup withholding with respect to a payee will be credited against the payee’s income tax liability.

        NEITHER THE DEBTOR NOR MESTEK ARE OFFERING TAX ADVICE TO ANY CREDITOR AND THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSIDERED TO CONTAIN ANY SPECIFIC ADVICE OR INSTRUCTION CONSIDERING THE TAX TREATMENT OF ANY CLAIM OR INTEREST. EACH CREDITOR IS URGED TO CONSULT WITH ITS OWN LEGAL, ACCOUNTING OR OTHER ADVISOR CONCERNING THE TAX TREATMENT OF ITS CLAIM OR ANY DISTRIBUTION FROM OR ON BEHALF OF THE DEBTOR PURSUANT TO THE PLAN OR OTHERWISE.

XIII. CERTAIN RISK FACTORS TO BE CONSIDERED

        The following is intended as a summary of certain risks associated with the Plan, but is not exhaustive and must be supplemented by the analysis and evaluation of the Plan and this Disclosure Statement as a whole by each Claimholder with such Claimholder’s own advisors.

        CLAIMHOLDERS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.     Non-Confirmation of the Plan.

        Regardless of whether all Classes of Claims and Interests accept or are deemed to have accepted the Plan, it is possible that the Bankruptcy Court, which sits as a court of equity and may exercise substantial discretion, may not confirm the Plan. Section 1129 of the Bankruptcy Code sets forth the requirements for Confirmation and requires, among other things: (1) that the Plan has classified Claims and Interests in a permissible manner; (2) that the contents of the Plan comply with the requirements of the Bankruptcy Code; (3) that the Debtor has proposed the Plan in good faith; (4) that the Confirmation of the Plan not be likely to be a need for further financial reorganization; and (5) that the value of distributions to dissenting Creditors and Interestholders not be less than the value of distributions such Creditors and Interestholders would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code. The Debtor believes that all of these conditions have been or will be met.

        The Bankruptcy Code requires, as a condition precedent to Confirmation, that each Impaired Class of Claims and Interests be given the opportunity to vote to accept or reject the Plan, except, however, those Classes and Interests which will not receive any distribution under the Plan and which are, therefore, considered to have rejected the Plan. With regard to the Impaired Classes which vote on the Plan, the Plan will be deemed accepted by a Class of Impaired Claims if the Plan is accepted by Claimholders of such Class actually voting on the Plan who hold at least two-thirds in dollar amount and more than one-half in number of the Claims that cast ballots for acceptance of the Plan.

        There can be no assurance that the requisite acceptance to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan.

B.     Cramdown Risks.

        If any Impaired Class of Claims or Interests does not accept the Plan, pursuant to section 1129(b) of the Bankruptcy Code, the Bankruptcy Court may still confirm the Plan at the request of the Debtor if, among other things, at least one Impaired Class of Claims (without counting Insiders) has voted to accept the Plan and as to each Impaired Class which has not accepted the Plan, (a) the Plan does not discriminate unfairly with respect to each non-accepting Impaired Class, (b) the Plan is “fair and equitable” with respect to each non-accepting Impaired Class, and (c) the Plan satisfies the requirements set forth in section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) of the Bankruptcy Code. The Debtor believes that the Plan affords fair and equitable treatment for all Allowed Claims and Interests. If one or more of the Impaired Classes of Claims or Interests votes to reject the Plan, the Debtor may request that the Bankruptcy Court confirm the Plan by application of the “cramdown” procedures available under section 1129(b) of the Bankruptcy Code. There can be no assurance, however, that the Debtor will be able to use the cramdown provisions of the Bankruptcy Code for Confirmation of the Plan.

        If the Plan, or a plan determined not to require resolicitation of any Classes or Claimholders or Interestholders by the Bankruptcy Court, were not to be confirmed, it is unclear what distribution Claimholders and Interestholders ultimately would receive with respect to their Claims and Interests. If an alternative plan could not be agreed to, it is likely that Claimholders and Interestholders would receive less than they would have received pursuant to the Plan.

C.     Objections to Confirmation.

        Any objection to the Plan by a member of a Class of Claims or Interests could also either prevent Confirmation of the Plan or delay such Confirmation for a significant period of time. Although the Debtor believes that the Plan will meet such tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Additionally, there can be no assurance that modifications to the Plan will not be required for Confirmation, or that such modifications would not require a resolicitation of acceptances.

D.     Delay of Effective Date.

        Because of the conditions to the Effective Date of the Plan, a delay may occur between Confirmation of the Plan and the Effective Date of the Plan (if any). Such delay may be substantial and extended because of the substantial period of time that may be required to satisfy certain of the conditions to the Effective Date. There is no assurance that the conditions to the Effective Date will be timely fulfilled, or that the Debtor and Mestek will waive any waivable conditions that are not timely fulfilled.

E.     Disputed Claims May Adversely Affect Distribution Amounts.

        A number of Disputed Claims are expected to be material, and the total amount of Claims, including Disputed Claims, may be materially in excess of the total amount of Allowed Claims assumed in the development of the Plan. The actual ultimate aggregate amount of Allowed Claims in any Class may differ significantly from the estimates set forth herein. Accordingly, the amount of distributions that ultimately will be received by any particular Claimholder may be adversely affected by the aggregate amount of Claims ultimately Allowed. Consequently, distributions to holders of Allowed Claims will be made on an incremental basis until all Disputed Claims in each such Class have been Allowed under the Plan. In addition, the amount of any Disputed Claim that ultimately is allowed by the Bankruptcy Court may be significantly less than the amount of the Disputed Claim asserted by the holder thereof.

        Moreover, the Future TCE Demands may have a significant effect on distributions to the TCE PI Trust Claimholders. The TCE PI Trust requires, in certain circumstances, that the Trustee make periodic estimates of the percentage payment that will be paid to the TCE PI Trust Claimholders based on the estimated assets of the TCE PI Trust and the estimated TCE PI Trust Claims. To the extent that Future TCE Demands are greater than anticipated, the percentage distribution to such holders of Allowed Claims will be decreased. To the extent that the Future TCE Demands are less than anticipated, the percentage distribution to such Claimholders will be increased.

F.     Conditional Nature of the Plan.

        There are a number of significant conditions to Confirmation, as well as conditions to the Effective Date of the Plan. These conditions include, among others, that the Confirmation Order shall be satisfactory to the Debtor and Mestek and will include certain findings, determinations and orders (w) releasing and settling the Recovery Actions, (x) providing for the issuance of the TCE Channeling Injunction in favor of the Protected Parties (y) vesting 100% of the voting shares of the Reorganized Debtor with the Winning Plan Sponsor and (z) implementing the TCE PI Trust. Additionally, it is a condition that no litigation has been commenced by the Debtor, any Committee or any Creditor against any of the Illinois Actions Defendants, the Mestek Affiliates or any other party to be released pursuant to Section 7.03 of the Plan.

        Similarly there are a number of conditions to the Effective Date of the Plan. These conditions include the condition that the Plan has not been amended, altered or modified from the Plan as filed on May 20, 2004, unless such amendment, alteration or modification has been consented to by the Debtor and Mestek in accordance with Section 14.03 of the Plan. Further, it is a condition that no litigation has been commenced by the Debtor, any Committee or any Creditor against any of the Illinois Actions Defendants, the Mestek Affiliates or any other party to be released pursuant to Section 7.03 of the Plan.

        While the Debtor, Mestek and the Winning Plan Sponsor have the right to waive the conditions to Confirmation and certain of the conditions to the Effective Date, there can be no assurance that in the event a condition is not met that such a waiver will be granted. Moreover, while the Debtor believes that the conditions to Confirmation and the Effective Date are capable of being satisfied, satisfaction of many of these conditions is beyond the control of the Debtor.

G.     Approval of Settlements and Compromises Contained within the Plan.

        The Plan incorporates various compromises and settlements which, to the extent not already approved by order of the Bankruptcy Court, will be made operative and effective pursuant to section 1123(b)(3)(A) of the Bankruptcy Code. This section expressly permits a plan of reorganization to provide for the settlement of any Claim or Interest belonging to the Debtor or to the Estate. Each of these compromises and settlements is subject to the approval of the Bankruptcy Court prior to or in connection with Confirmation of the Plan.

        As part of Confirmation, the Bankruptcy Court must make an independent determination that each of these settlements is fair and equitable and is in the best interests of the Debtor and its Estate. Pursuant to Bankruptcy Rule 9019(a), approval of a compromise settlement is within the sound discretion of the Bankruptcy Court. The standard for approval of a compromise is whether the proposed settlement is “fair and equitable” and “in the best interest of the estate.” Protective Comm. for Indep. Stockholders of TNT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968). In considering the fairness, reasonableness, and adequacy of a settlement, courts have considered the following factors: (a) the probability of success in the litigation; (b) the difficulties to be encountered in collection; (c) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending it; and (d) the paramount interest of the creditors. Moreover, the settlement need not be the best that the debtor could have achieved, but must only fall “within the reasonable range of litigation possibilities.” In re Penn Cent. Transp. Co., 596 F.2d 1102, 1114 (3d Cir. 1979) (citation omitted). The Debtor believes that each settlement and compromise incorporated into the Plan is fair, equitable and reasonable, and should be approved by the Bankruptcy Court as part of Confirmation of the Plan. There can be no assurance, however, that the Bankruptcy Court will approve at the Confirmation Hearing any or all of the settlements and compromises contained within the Plan.

H.     Projections.

        The Projections included within this Disclosure Statement are dependent upon the successful implementation of the Debtor’s business plan and the reliability of the other assumptions contained therein. The Projections reflect numerous assumptions including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtor, industry performance, and general business and economic conditions, most of which are and will be beyond the control of the Debtor and the Reorganized Debtor. Moreover, unanticipated events and circumstances occurring subsequent to the preparation of the Projections may affect the actual financial results achieved throughout the periods covered by the Projections. Accordingly, the variations in the Projections may be material.

I.     Environmental Liabilities.

        The Debtor is subject to extensive federal, state and local laws and regulations relating to environmental matters. Pursuant to the Plan, the Reorganized Debtor will continue to remediate the Lockformer Site. The Winning Plan Sponsor will guarantee up to $3 million of the remediation costs of the Debtor or Reorganized Debtor of such remediation. The eventual total costs of full future environmental compliance is difficult to estimate due to, among other things, (1) the possibility of as-yet unknown contamination, (2) the possible effect of future legislation and new environmental agency rules, (3) the possibility of future litigation, (4) the possibility of future designations as PRPs (including the difficulty of determining liability, if any, in proportion to other responsible parties), (5) possible insurance recoveries and (6) the effect of possible technological changes relating to future remediation. It is the Debtor’s intent to continue to work with regulatory authorities on and after the Effective Date in order to achieve mutually acceptable environmental compliance plans. There can be no assurance, however, that fines and penalties will not be incurred.

J.     Indemnification Obligations.

        The Debtor will assume certain liabilities pursuant to the Plan, including obligations, if any, to indemnify its officers, directors, employees, consultants, agents, advisors, members, attorneys, accountants, financial advisors, other representatives and professionals pursuant to its articles of incorporation or by-laws, applicable state law or otherwise with respect to all present and future actions, suits and proceedings against the Debtor. The Debtor does not expect that any of these assumed liabilities will result in significant costs to the Reorganized Debtor. No assurances can be given, however, as to the magnitude of any liability of the Reorganized Debtor with respect to these indemnification obligations.

XIV. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

        If the Plan is not confirmed and consummated, the Debtor’s alternatives include (a) liquidation of the Debtor under chapter 7 of the Bankruptcy Code and (b) the preparation and presentation of an alternative plan or plans.

A.     Liquidation Under Chapter 7.

        If a plan of reorganization is not confirmed (and in certain other circumstances), the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to administer the Estate and to liquidate the remaining assets of the Debtor for distribution to Claimholders and Interestholders in accordance with the priorities established by the Bankruptcy Code. The Bankruptcy Code generally provides that a senior Class must be paid in full before any Class junior to it may receive any distribution. A discussion of the potential effects that a chapter 7 liquidation would have on the recovery of Claimholders and Interests is set forth in Section IV.D. The Debtor believes that liquidation under chapter 7 would result in smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee and the loss of consideration being received under this Plan through the Restructuring Transaction and settlement of various matters.

        In a liquidation, the unencumbered assets of the Debtor would be sold in exchange for cash, securities or other property, which would then be distributed to creditors. The Debtor believes, however, that a liquidation under chapter 7 would result in no distributions other than to secured, priority and administrative claimants due to, among other things, (1) the limited number and value of the Debtor’s assets, (2) additional administrative expenses involved in the appointment of a trustee and professional advisors to such trustee and (3) additional expenses and Claims, some of which would be entitled to priority, which would be generated during a chapter 7 liquidation. In addition, a chapter 7 liquidation is likely to result in delays in distributions to Creditors.

B.     Alternative Plan of Reorganization.

        If the Plan is not confirmed, then the Debtor, the Committee, or any other party in interest in this Chapter 11 Case may attempt to formulate and propose a different plan or plans of reorganization. The Debtor does not believe an alternative chapter 11 plan can be formulated that provides greater distribution to Creditors and holders of equity interests than is provided under the Plan. The Plan is premised on distributions to Creditors under the priorities established by the Bankruptcy Code within a short period of time and settlement of various actions by seeking approval of the TCE Channeling Injunction. An alternative chapter 11 plan likely would involve further negotiations and formulation – increasing administrative expenses and thus reducing Creditor distributions – and likely would delay, perhaps significantly, the timing of distributions to Creditors.

XV. CONCLUSION AND RECOMMENDATION

        The Debtor and Mestek believe that Confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to Claimholders. Likewise, the Committee also supports Confirmation of the Plan. Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtor and Mestek urge Claimholders entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received not later than 4:00 p.m., Pacific Time, on July 21, 2004.

Dated:  June 22, 2004

MET-COIL SYSTEMS CORPORATION,                                MESTEK, INC.
Debtor and Debtor-in-Possession
                                                             By:               ..................
By:               ..................                                  Name:    ..................
         Name:    ..................                                  Title:    .................
         Title:    .................

EXHIBIT A

To

FOURTH AMENDED DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE FOR THE CHAPTER 11 PLAN OFREORGANIZATION
PROPOSED BY MET-COIL SYSTEMS CORPORATION AND MESTEK, INC., AS CO-PROPONENTS

Fourth Amended Chapter 11 Plan of Reorganization

Proposed by Met-Coil Systems Corporation

and Mestek, Inc., as Co-Proponents, dated June 22, 2004

EXHIBIT B

To

FOURTH AMENDED DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE FOR THE CHAPTER 11 PLAN OFREORGANIZATION
PROPOSED BY MET-COIL SYSTEMS CORPORATION AND MESTEK, INC., AS CO-PROPONENTS

PENDING INSURANCE ACTIONS

EXHIBIT C

To

FOURTH AMENDED DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE FOR THE CHAPTER 11 PLAN OFREORGANIZATION
PROPOSED BY MET-COIL SYSTEMS CORPORATION AND MESTEK, INC., AS CO-PROPONENTS

LIQUIDATION ANALYSIS

EXHIBIT D

To

FOURTH AMENDED DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE FOR THE CHAPTER 11 PLAN OFREORGANIZATION
PROPOSED BY MET-COIL SYSTEMS CORPORATION AND MESTEK, INC., AS CO-PROPONENTS

PROJECTIONS

EXHIBIT E

To

FOURTH AMENDED DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE FOR THE CHAPTER 11 PLAN OFREORGANIZATION
PROPOSED BY MET-COIL SYSTEMS CORPORATION AND MESTEK, INC., AS CO-PROPONENTS

SETTLEMENT TERM SHEET AMONG THE DEBTOR, THE FUTURE CLAIMANTS’ REPRESENTATIVE AND MESTEK

EXHIBIT F

To

FOURTH AMENDED DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE FOR THE CHAPTER 11 PLAN OFREORGANIZATION
PROPOSED BY MET-COIL SYSTEMS CORPORATION AND MESTEK, INC., AS CO-PROPONENTS

MEJDRECH/SCHREIBER SETTLEMENT AGREEMENT

1 A discussion of Mestek's Class 3.2 Claims and Class 4.2 Claim as well as the Debtor's analysis of such claims is set forth in Section IV.C., infra.
[2]	Each “Estimated Claims Amount” shown herein is based upon the proofs of claim Filed against the Debtor, the Debtor’s schedules (with respect to claims to which no proof of claim was filed and which are listed therein as undisputed, liquidated and non-contingent) and the Debtor’s pending objections to Claims based upon improper classification. Claims as to which an objection is pending for a reason other than improper classification (i.e. no liability) are included in the chart. To the extent that the Bankruptcy Court has entered an order disallowing a claim, such claim is not taken into account in this chart. A number of Disputed Claims are expected to be material, and the total amount of all Claims (including Disputed Claims) may be materially in excess of the total amount of Allowed Claims assumed in the development of the Plan. Further, the amount of any Disputed Claim that ultimately is Allowed by the Bankruptcy Court may be significantly more or less than the estimated amount of such Claim. Moreover, the Estimated Claims Amount does not reflect amounts that may be subject to rights of recoupment or setoff asserted by holders of Claims. Accordingly, the actual ultimate aggregate amount of Allowed Claims may differ significantly from the estimate set forth herein. Accordingly, no representation can be or is being made with respect to whether the percentage recoveries shown in the table actually will be realized by a holder of an Allowed

Claim.

[3]	For a discussion of the Recovery Actions, including the Alter-Ego Claims, as well as the Debtor’s and the Committee’s positions on such claims, see Section IX.A.II herein.

[4]	A VOC Work Plan is a volatile compound work plan, and, as used here, refers to the remediation plan to clean-up the TCE on the Lockformer Site.

[5]	Subsequent to the Mejdrech/Schreiber Settlement Agreement, the Mejdrech Class and Schreiber apparently reached an agreement in principle with Honeywell which is not incorporated into the Plan given that Met-Coil was not a party thereto.

[6]	This section provides a general description of the TCE PI Trust and the TCE PI Trust Agreement, a copy of which is attached to the Plan as Exhibit 6. As this is only a summary of the TCE PI Trust Agreement, this section is subject to, and qualified in its entirety by reference to, the full text of the TCE PI Trust Agreement.

[7]	This section provides a general description of the TCE PI Trust Distribution Procedures which are attached to the TCE PI Trust Agreement, a copy of which is attached to the Plan as Exhibit 6. As this is only a summary of the TCE PI Trust Distribution Procedures, this section is subject to, and qualified in its entirety by reference to, the full text of the TCE PI Trust Distribution Procedures. In this section only, capitalized terms used but not defined shall have the meanings given them in the TCE PI Trust Distribution Procedures, a copy of which is attached to the Plan as Exhibit 6.

8 For a discussion of the assumption related to the Projections, see Section XI, infra.
[9]	OneBeacon’s predecessor entered into a settlement agreement with the Debtor and Mestek pre-petition with regard to “property damage” and “personal injury” claims for certain cases. OneBeacon has agreed to waive the indemnification obligations therein and thus be entitled to the TCE Channeling Injunction with respect to the policies underlying such pre-petition settlement, should the Plan be confirmed.